As filed with the Securities and Exchange Commission on November 4, 2016

Registration No. 333-213385

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

Amendment No.1 to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________

SPORTS FIELD HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

_________________

Nevada	1540	46-0939465
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4320 Winfield Road, Suite 200
Warrenville, Illinois 60555
(508) 366-1000
(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)

_________________

Nevada Business Center, LLC
701 S. Carson Street, Suite 200
Carson City, Nevada 89701
(775) 887-8853
(Name, address, including zip code, and telephone number
including area code, of agent for service)

_________________

With copies to:

Joseph M. Lucosky, Esq. Scott L. Linsky, Esq. Lawrence Metelitsa, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 Tel. No.: (732) 395-4400 Fax No.: (732) 395-4401	Barry I. Grossman, Esq. Benjamin S. Reichel, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas 11th Floor New York, NY 10105 Tel. No.: (212) 370-1300 Fax No.: (212) 370-7889

_________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, par value $0.00001 per share(2)(3)	$11,500,000	$1,158.10
Warrants to Purchase Common Stock(5)	—	—
Shares of Common Stock issuable upon exercise of the Warrants(2)(4)	$14,375,000	$1,447.56
Representatives’ Warrant to Purchase Common Stock(5)	—
Shares of Common Stock issuable upon exercise of Representatives’ Warrant(2)(6)	$1,617,188	$162.85
Total	$27,492,188	$2,768.51	(7)

____________

(1)      Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)      Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)      Includes shares of common stock which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(4)      There will be issued a warrant to purchase one share of common stock for every one share offered. The warrants are exercisable at a per share price of 125% of the common stock public offering price.

(5)      In accordance with Rule 457(g) under the Securities Act, because the shares of the Registrant’s common stock underlying the warrants and Representative’s warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(6)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative’s warrants is $1,617,188, which is equal to 125% of $1,293,750 (5% of $25,875,000).

(7)      Previously Paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED NOVEMBER , 2016

______ Shares of Common Stock

Warrants to Purchase up to _____Shares of Common Stock

Sports Field Holdings, Inc.

We are offering an aggregate of________ shares of our common stock, $0.00001 par value per share, and warrants to purchase ______shares of our common stock at a public offering price of $____ per share and $_____ per warrant. The warrants have an exercise price of $____ per share and expire five years from the date of issuance. Each share of common stock purchased will be accompanied by one warrant. The shares and warrants will trade separately.

Our common stock is presently quoted on the OTCQB under the symbol “SFHI”. We have applied to have our common stock and warrants listed on The NASDAQ Capital Market under the symbols “SFHI” and “SFHIW,” respectively. No assurance can be given that our application will be approved. On _________ __, the last reported sale price for our common stock on the OTCQB was $___ per share. There is no established public trading market for the warrants. No assurance can be given that a trading market will develop for the warrants.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

We qualify as an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Per Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds to us, before expenses	$	$	$

____________

(1)      Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to Joseph Gunnar & Co., LLC, the representative of the underwriters. See “Underwriting” for a description of compensation payable to the underwriters.

We have granted a 45-day option to the representative of the underwriters to purchase up to _____ additional shares of our common stock at a public offering price of $___ per share and/or warrants to purchase _______ shares of our common stock at a public offering price of $______ per warrant, solely to cover over-allotments, if any.

The underwriters expect to deliver our shares and warrants to purchasers in the offering on or about         , 2016.

Joseph Gunnar & Co.

The date of this prospectus is       , 2016.

OUR MISSION

FIRSTFORM
building the best comes first

To provide **turn-key** solutions for design, engineering construction and construction management for a wide range of athletic facilities which include our **innovative synthetic turf technology:**

"PRIMEPLAY™ REPLICATED GRASS™"

FIRSTFORM

Turn-Key Design, Engineering, Management, & Construction

One company with the Total Solution

- A FirstForm Architect will customize your design plan
- A FirstForm Design Engineer with create your drainage plan
- A FirstForm Project Manager will manage the entire construction process
- The entire FirstForm team will stand behind every project with no finger pointing if problems occur

TABLE OF CONTENTS

Prospectus Summary	1
Risk Factors	11
Use of Proceeds	22
Market for Our Common Stock and Related Stockholder Matters	23
Capitalization	24
Dilution	26
Cautionary Note Regarding Forward-Looking Statements	27
Management’s Discussion and Analysis of Financial Condition and Results of Operations	28
Business	37
Directors and Executive Officers	46
Executive Compensation	51
Security Ownership of Certain Beneficial Owners and Management	56
Certain Relationships and Related Party Transactions	57
Description of Capital Stock	58
Shares Eligible for Future Sale	61
Underwriting	62
Legal Matters	70
Experts	70
Where You Can Find More Information	70
Index to Consolidated Financial Statements	F-1

You should rely only on information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. We are not making an offer of these securities in any state or other jurisdiction where the offer is not permitted. The information in this prospectus may only be accurate as of the date on the front of this prospectus regardless of time of delivery of this prospectus or any sale of our securities.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the common stock hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy our common stock in any circumstance under which the offer or solicitation is unlawful. Neither the delivery of this prospectus nor any distribution of our common stock in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

We currently have one registered trademark and one pending trademark with the United States Patent and Trademark Office, which include FirstForm® and PrimePlay®, respectively. We also use certain trademarks, trade names, and logos that have not been registered. We claim common law rights to these unregistered trademarks, trade names and logos.

i

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our common stock and warrants, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is December 31 and our fiscal years ended December 31, 2014 and 2015 and our fiscal year ending December 31, 2016 are sometimes referred to herein as fiscal years 2014, 2015 and 2016, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company” or “our Company” and “Sports Field” refer to Sports Field Holdings, Inc., a Nevada corporation, and our wholly owned subsidiary, FirstForm, Inc.

This prospectus assumes the over-allotment option of the underwriters has not been exercised, unless otherwise indicated.

Overview

Sports Field Holdings, Inc. (the “Company” or “Sports Field”), through its wholly owned subsidiary FirstForm, Inc. (formerly SportsField Engineering, Inc., “FirstForm”), is an innovative product development company engaged in the design, engineering and construction of athletic fields and facilities and sports complexes and the sale of customized synthetic turf products and synthetic track systems.

Although synthetic turf athletic fields and synthetic turf have become a viable alternative to natural grass fields over the past several years, there are a number of technical and environmental issues that have arisen through the evolution of the development of turf and the systems designed around its installation. Sports Field has focused on addressing the main technical issues that still remain with synthetic turf athletic fields and synthetic turf, including but not limited to environmental and safety concerns related to infill used in synthetic turf fields as well the reduction of surface heat, and Gmax levels (the measure of how much force the surface absorbs and in return, how much is returned to the athlete) as well drainage issues related to the base construction of turf installation).

In addition to the increased need for available playing space, collegiate athletic facilities have become an attractive recruiting tool for many institutions. The competition for athletes and recruiting has resulted in a multitude of projects to build new, or upgrade existing, facilities. These projects include indoor fields, bleachers, press boxes, lighting, concession stands as well, as locker rooms and gymnasiums. We believe that our position in the sports facilities design, construction and turf sales industry allows us to benefit from this increased demand because we are able to compete for the sale of turf as well as the design and construction on such projects, whereas our competitors can typically only compete for the turf components or the construction, but not both.

Through our strategic operations design, we have the ability to operate throughout the U.S., providing high quality synthetic turf systems focused on player safety and performance and construct those facilities for our clients using local subcontracted labor. Due to our ability to design, estimate, engineer, general contract and install our solutions, we can spend more of every owner dollar on product rather than margin and overhead, thereby delivering a premium product at market rates for our customers.

Our Growth Strategy

Our primary goal is to be a leading provider of unique turn-key services that combine our strengths in safe and high performance synthetic turf systems, athletic facilities design, engineering and construction. The key elements of our strategy include:

Expand our sales organization and increase marketing. Our sales structure is comprised of four discrete units: direct sales representatives, distribution group partners, deal finders and sports ambassadors. We currently have six fully staffed sales territories within the U.S.: the Northeast, Southeast, Northcentral, Southcentral, Northwest and Southwest, with each territory containing its own dedicated sales professional. Our four distribution group partners represent a total of nine sales people around the U.S. We are currently contracted with eight commission only deal finders who have extensive contacts in the sports industry and are making introductions for our direct sales team members to key decision makers around the U.S. Once a project lead is established, our distribution partners and deal finders bring in the local territory representative and drive the sales to close together as a team. We intend to continue to expand our highly-trained direct sales organization to secure contracts in every major region of the United States. By securing contracts and establishing Sports Field in all major regions of the country, the Company intends to seek to leverage those client relationships and successful projects to aggressively market to all potential clients in these regions.

Broaden our relationships with strategic partners to increase sales and drive revenues. In addition to installing a new football/lacrosse field, we have recently entered into a four-year marketing agreement with IMG Academy in Bradenton, Florida (“IMG”), a world renowned school and athletic training destination. IMG’s nationally recognized sports programs attract premier athletes from all over the globe. Our official supplier agreement with IMG allows us to utilize their logo in our marketing materials, perform unlimited site visits with clients to see our products as well as allow space for our 14,000 square foot research and development installation. In addition, we are allowed to utilize IMG athletes to conduct product testing to ensure performance and safety for up to four times each year.

The campus at IMG attracts many students, athletes, university administrators and recruiters and coaches every season for training. Our showcase facility can be viewed by all of these visitors and our relationship with IMG brings national credibility to the Company. It also allows us to conduct research in an effort to consistently update our product offerings to make sure we are always doing our best to put out the safest and highest performing products in the market.

On August 3, 2016, we entered into a sponsorship agreement (the “Sponsorship Agreement”) with the National Council of Youth Sports (the “NCYS”). The Sponsorship Agreement positions the Company as an allied-level member and “Recommended Provider” of PrimePlay™ Replicated Grass™ turf systems. In addition, NCYS will provide the Company with media/marketing exposure across its member and affiliate network, cross promotion exposure and opportunities, and reciprocal use of brand trademarks and tradenames on promotional materials. In exchange, the Company shall pay to NCYS an annual non-refundable sponsorship fee of $20,000, along with a commission fee of 2.0% for each referral/introduction facilitated by NCYS that results in a business transaction for the Company. The Sponsorship Agreement commenced upon execution and continues for an initial term of one (1) year, automatically renewing for successive one (1) year terms unless terminated by either party pursuant to the terms thereunder.

The NCYS membership includes over 200 member organizations that serve more than 60,000,000 registered youth participants. The NCYS leads the youth sports industry in offering its members exceptional value, and quality resources and services that are relevant, reliable, meaningful and purposeful. As NCYS’s preferred synthetic turf provider, we believe we will benefit from improved access to decision-makers within the national youth sports scene, introductions to fellow members, and unique educational opportunities regarding the Company’s advanced synthetic turf products.

We hope to continue to develop high profile strategic partnerships that will allow for greater awareness of our products and services with institutions that are focused on athlete safety and athletic performance.

Drive adoption and awareness of our eco-friendly turf and infill products among coaches, athletic directors, administrators, and athletes. We intend to educate coaches, athletic directors, administrators and athletes on the compelling case for our infill matrix called Organite™, an eco-safe infill alternative that contains only components that are either inert or biodegradable. Organite™ infills are free from lead, chromium and all other potential cancer causing agents that are commonly found in fields all across the U.S. Our PrimePlay™ synthetic turf products are free from the polyurethane backing, which cannot be recycled, that is commonly present in the majority of turf installations today.

Environmentally friendly, ecologically-safe, recyclable products and coating materials are available and we are using them in our current products. We believe our products perform, in all respects, as well or better than the ecologically-challenged products traditionally considered and currently used by many of our competitors. Due to our turn-key design-build process, we are able to offer our customers fields with ecologically friendly materials at a price that is competitive with the traditional products that are cheap and contain materials that are not safe. We believe that increased awareness of the benefits of our eco-friendly infill will favorably impact our sales.

Operational Strengths

Highly Experienced Management and Key Personnel. We have assembled a senior management team and key personnel which includes Jeromy Olson, our CEO, Scott Allen, our Director of Architecture & Engineering, John Rombold, our Director of Project Management, and Kort Wickenheiser, our Director of Sales. This current leadership team is comprised of individuals with significant experience in sales, design, architecture, engineering and construction industry.

Diversified Project Classes. The diversity of project types that are within our capabilities is a strength that we can exploit if there is an economic slowdown on any one particular sector. Our architectural design, engineering and construction expertise along with our surfacing product sales can support the company revenue streams in two discrete ways.

Our Risks and Challenges

An investment in our securities involves a high degree of risk including risks related to the following:

•         We are not yet profitable and may never be profitable.

•         We have received a going concern opinion from our auditors.

•         We have a limited operating history.

•         We recently completed a debt financing which is secured by the grant of a security interest in all of our assets and upon a default the lender may foreclose on all of our assets.

•         The installation of synthetic turf is highly competitive industry.

•         The Company’s business may be subject to the effects of adverse publicity and negative perception related to synthetic turf products.

•         Accounting for our revenues and costs involves significant estimates.

•         Though synthetic turf made to our specifications can be purchased from a variety of manufacturers and we do not foresee any potential problems, if we are unable to obtain raw materials in a timely manner or if the price of these raw materials increases significantly, production time and product costs could increase, which may adversely affect our business.

•         Failure to maintain safe work sites could result in significant losses.

•         An inability to obtain bonding could have a negative impact on our operations and results.

•         Design-build contracts subject us to the risk of design errors and omissions.

•         Many of our contracts have penalties for late completion.

•         Strikes or work stoppages could have a negative impact on our operations and results.

Failure of our subcontractors to perform as anticipated could have a negative impact on our results.

•         We must anticipate and respond to rapid technological change.

•         We rely upon third-party manufacturers and suppliers, which puts us at risk for third-party business interruptions.

•         We may be subject to the risk of substantial environmental liability and limitations on our operations brought about by the requirements of environmental laws and regulations.

We are subject to a number of additional risks which you should be aware of before you buy our securities in this Offering. These risks are discussed more fully in the section entitled “Risk Factors” following this prospectus summary.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” including, but not limited to:

•         only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•         not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and

•         reduced disclosure regarding certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

We may take advantage of these and other exemptions available to “emerging growth companies”. We could remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of this offering, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenue exceeds $1 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”), which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

We also qualify as a smaller reporting company under Rule 12b-2 of the Exchange Act. As a smaller reporting company and so long as we remain a smaller reporting company, we benefit from similar exemptions and exclusions as an emerging growth company. In the event that we cease to be an emerging growth company as a result of a lapse of the five year period, but continue to be a smaller reporting company, we would continue to be subject to similar exemptions available to emerging growth companies until such time as we were no longer a smaller reporting company.

RECENT DEVELOPMENTS

On May 7, 2015, the Company issued an unsecured promissory note in the principal amount of $150,000 (the “Tilley Note”) to Glenn Tilley, a director of the Company. The Tilley Note pays interest equal to 9% of the principal amount of the Tilley Note, payable in one lump sum. On March 31, 2016, Mr. Tilley entered into a letter agreement whereby, effective as of February 1, 2016, Mr. Tilley waived any and all defaults that may or may not have occurred prior to the date thereof.

On October 20, 2016, Glenn Tilley entered into a letter agreement with the Company, whereby effective August 1, 2016, Glenn Tilley waived any and all defaults that may or may not have occurred prior to the date thereof (the “Second Waiver”). As consideration for entering into the Second Waiver, the Company issued Glen Tilley an additional 30,000 shares of the Company’s restricted common stock. As additional consideration for entering into the Second Waiver, the interest amount of $7,357.50 was added to the Principal Amount of the Tilley Note. As of August 1, 2016, the principal of the Tilley Note was $170,857.50. Pursuant to the Second Waiver, the maturity date of the Tilley Note was extended to January 1, 2017, at a rate of 15% per annum, payable in one lump sum on the maturity date.

The Tilley Note is convertible into shares of the Company’s common stock at a conversion price of $1.00, per shar, subject to adjustment, through January 1, 2017, and after January 1, 2017, the Tilley Note is convertible into shares of the Company’s common stock at a conversion price that is the lower of (i) $1.00 per share, subject to adjustment, or (ii) the volume-weighted average price for the last five trading days preceding the conversion date.

As previously reported, on May 7, 2015, the Company issued an unsecured promissory note in the principal amount of $200,000 (the “Brothers Note”) to Brothers Consulting LLC (“Brothers Consulting”). The Brothers Note pays interest equal to 9% of the principal amount of the Brothers Note, payable in one lump sum. On March 31, 2016, Brothers Consulting entered into a letter agreement whereby, effective as of February 1, 2016, Brothers Consulting waived any and all defaults that may or may not have occurred prior to the date thereof.

On October 4, 2016, Brothers Consulting entered into a letter agreement, whereby effective August 1, 2016, Brothers Consulting waived any and all defaults that may or may not have occurred prior to the date thereof (the “Second Brothers Waiver”). As consideration for entering into the Second Brothers Waiver, the Company issued Brothers Consulting an additional 40,000 shares of common stock. As additional consideration for entering into the Second Brothers Waiver, $15,000 was added to the principal of the Brothers Note, exclusive of the $9,810 in interest which had accrued and was also added to the principal. As of August 1, 2016, the principal of the Brothers Note was $242,810. Pursuant to the Second Brothers Waiver, the maturity date of the Brothers Note was extended to January 1, 2017, at a rate of 15% per annum, payable in one lump sum on the maturity date.

The Brothers Note is convertible into shares of the Company’s common stock at a conversion price of $1.00 per share, subject to adjustment, from August 9, 2016 through January 1, 2017, and after January 1, 2017, the Brothers Note is convertible into shares of the Company’s common stock at a conversion price that is the lower of (i) $1.00 per share, subject to adjustment, or (ii) the volume-weighted average price for the last five trading days preceding the conversion date.

On October 4, 2016, the Board approved the Sports Field 2016 Incentive Stock Option (the “2016 Plan”) providing for the issuance of up to 2,500,000 shares. The key terms of the 2016 Plan are set forth under the heading “2016 Plan” in the section entitled “Outstanding Equity Awards at December 31, 2015” herein.

On October 12, 2016 the Company filed a preliminary proxy statement on Schedule 14A to inform the Company’s stockholders that the Company is holding a special meeting of the stockholders on November 3, 2016 in order to vote on and approve (i) a proposed reverse stock split of the Company’s common stock in a range of not less than 1 for 5 and no more than 1 for 25 in order to meet the listing requirements for the NASDAQ Capital Market and (ii) the 2016 Plan.

On July 18, 2016, the Company closed a Business Loan Agreement (the “Loan Agreement”) with Genlink Capital, LLC (“Genlink”), pursuant to which Genlink made available to the Company a revolving line of credit in a principal amount not to exceed $1,000,000 (the “Revolving Loan”) issued in the form of a Note (as defined below). Amounts under the Revolving Loan may be advanced to the Company from time to time in accordance with the provisions of the Loan Agreement.

On July 18, 2016 in connection with the Loan Agreement, the Company issued a promissory note to Genlink (the “Note”), up to an aggregate principal amount of $1,000,000 representing the maximum amount under the Revolving Loan. All unpaid principal and interest outstanding under the Note is due on or before December 20, 2017 (the “Maturity Date”). The Note bears interest at a rate of 15% per annum, and the Company shall make monthly interest payments. The Company may pay, without penalty, all or a portion or any amount owed under the Note earlier than the date by which it is due. The Note includes customary provisions regarding events of default and other terms.

Additionally, on July 18, 2016 and pursuant to the Loan Agreement, the Company and Genlink entered into a security agreement (the “Security Agreement”), pursuant to which the Company granted Genlink a senior security interest in substantially all of the Company’s assets as security for repayment of the Revolving Loan.

As of the date hereof, the Company has drawn down $875,000 from the Revolving Loan.

Our Corporate History

We were incorporated on February 8, 2011, as Anglesea Enterprises, Inc. Initially our activities consisted of providing marketing and web-related services to small businesses including the design and development of original websites, creative writing and graphics, virtual tours, audio/visual services, marketing analysis and search engine optimization. On June 16, 2014, Anglesea Enterprises, Inc. (“Anglesea”), Anglesea Enterprises Acquisition Corp, a wholly owned subsidiary of Anglesea (“Merger Sub”), Sports Field Holdings, Inc., a privately-held Nevada corporation headquartered in Illinois (“Sports Field Private Co”), Leslie Toups and Edward Mass Jr., as individuals (the “Majority Shareholders”), entered into an Acquisition Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Merger Sub was merged with and into Sports Field Private Co, with Sports Field Private Co surviving as a wholly-owned subsidiary of Anglesea (the “Merger”). Anglesea acquired, through a reverse triangular merger, all of the outstanding capital stock of Sports Field Private Co in exchange for issuing Sports Field Private Co’s shareholders 11,914,275 shares of Anglesea’s common stock.

Upon completion of the Merger, on June 16, 2014, Anglesea merged with Sports Field Private Co in a short-form merger transaction (the “Short Form Merger”) under Nevada law. Upon completion of the Short Form Merger, the Company became the parent company of the Sport Field Private Co’s wholly owned subsidiaries, Sports Field Contractors LLC, SportsField Engineering, Inc. and Athletic Construction Enterprises, Inc. Sports Field Contractors, LLC and Athletic Construction Enterprises, Inc. were subsequently dissolved on January 9, 2015 and September 22, 2015, respectively. SportsField Engineering, Inc. changed its name to FirstForm, Inc on April 5, 2016. In connection with the Short Form Merger, Anglesea changed its name to Sports Field Holdings, Inc. on June 16, 2014.

Where You Can Find More Information

Our website address is www.firstform.com. We do not intend for our website address to be an active link or to otherwise incorporate by reference the contents of the website into this prospectus. The public may read and copy any materials the Company files with the U.S. Securities and Exchange Commission (the “SEC”) at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0030. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

THE OFFERING

Securities offered by us:

An aggregate of ________ shares of our common stock and warrants to purchase ______ shares of our common stock. Each warrant will have a per share exercise price of $___ per share, is exercisable immediately and will expire five years from the date of issuance. Each share of common stock purchased will be accompanied by one warrant. The shares and warrants will trade separately.

Common stock outstanding before the offering	16,905,970 Shares(1)

Common stock to be outstanding after the offering	Shares(1)

Option to purchase additional shares	We have granted the underwriters a 45 day option to purchase up to additional shares of our common stock plus warrants to purchase_____ additional shares to cover allotments, if any.

Use of proceeds

We intend to use the net proceeds of this offering for the repayment of certain indebtedness, research and development activities; sales and marketing, and for general working capital purposes. See “Use of Proceeds.”

Risk factors

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 11 before deciding to invest in our securities.

Trading Symbols

Our common stock is currently quoted on the OTCQB under the trading symbol “SFHI”. We intend to apply to the NASDAQ Capital Market to list our common stock under the symbol “SFHI” and our warrants under the symbol “SFHIW” and expect such listings to occur concurrently with this offering. However, there is no guarantee that our applications will be granted.

Lock-up

We and our directors, officers and principal stockholders have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 180 days after the date of this prospectus, in the case of our officers and directors, and 90 days after the date of this prospectus, in the case of our principal stockholders. See “Underwriting” section on page 62.

NASDAQ listing requirements include, among other things, a stock price threshold. As a result, prior to effectiveness, the Company may need to take necessary steps to meet NASDAQ listing requirements, including but not limited to a reverse split of our common stock.

(1)      The common stock to be outstanding before and after this offering is based on 16,905,970 shares outstanding as of November 4, 2016, and excludes the following as of such date:

•         972,500 shares issuable upon exercise of outstanding options with a weighted average exercise price of $1.23;

•         2,150,000 shares remaining for issuance pursuant to the 2016 Plan;

•         679,588 shares issuable upon exercise of outstanding warrants with a weighted average exercise price of $1.03;

•         1,721,002 shares issuable upon the conversion of outstanding convertible notes; and

•         shares of common stock underlying the warrants to be issued to the underwriters in connection with this offering.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated statements of operations data for the years ended December 31, 2015 and 2014 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary consolidated statements of operations data for the six month periods ended June 30, 2016 and 2015 and the consolidated balance sheets data as of June 30, 2016 are derived from our unaudited consolidated financial statements that are included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods, and the results for the six month period ended June 30, 2016 are not necessarily indicative of our operating results to be expected for the full fiscal year ending December 31, 2016 or any other period. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our unaudited consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

SUMMARY OPERATING DATA

	For the Six Months Ended June 30,		Fiscal Years Ended
	(unaudited)	(unaudited)	December 31,
	2016	2015	2015	2014
Total Revenues	$1,278,558	$1,413,894	$3,941,833	$1,228,188
Cost of Sales	1,289,080	1,471,090	4,519,997	1,716,511
Gross Profit (Loss)	(10,522)	(57,196)	(578,164)	(488,323)
Selling, general and administrative expenses	1,771,603	1,214,598	2,677,524	3,007,510
Research and Development expenses	88,447	—	—	—
Depreciation	2,028	14,451	28,044	67,212
Separation expense	—	—	—	228,414
Other income (expense) net	(272,362)	(11,927)	(54,425)	(41,397)
Net (Loss) Income	(2,144,962)	(1,298,172)	(3,338,157)	(3,832,856)
Net (Loss) Income available to common shareholders	$(2,144,962)	$(1,298,172)	$(3,338,157)	$(3,832,856)
Basic & Diluted Net Income (Loss) per share:	$(0.14)	$(0.10)	$(0.24)	$(0.29)
Weighted Average shares outstanding	15,622,456	13,552,568	13,698,354	13,194,055

The following table presents consolidated balance sheets data as of June 30, 2016 on:

•         an actual basis;

•         an as adjusted basis, giving effect to the issuance of a promissory note in the amount of $875,000, pursuant to the Revolving Loan and $187,498 of gross proceeds from the private sale of our common stock in July 2016; and

•         a pro forma, as adjusted basis, giving effect to (i) the issuance of a promissory note in the amount of $875,000 pursuant to the Revolving Loan, (ii) $187,498 of gross proceeds for the private sale of our common stock in July 2016 and (iii) the pro forma sale by us of shares of common stock and warrants in this offering at an assumed public offering price of $ per share and $_____ per warrant after deducting underwriting discounts and commissions and estimated offering expenses.

The pro forma as adjusted information set forth below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

	As of June 30, 2016
	Actual	As Adjusted	Pro Forma, As Adjusted
Consolidated Balance Sheets Data:
Cash and cash equivalents	$—	$999,606	$
Working Capital (deficit)	(2,257,979)	(1,269,166)
Total assets	477,440	1,477,046
Total liabilities	2,735,419	3,571,901
Total stockholders’ equity (deficit)	(2,257,979)	(2,094,855)

____________

(1)      A $1.00 increase or decrease in the assumed public offering price per share would increase or decrease our cash and cash equivalents, working capital, total assets and total stockholders’ equity by approximately $     , assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discount and estimated offering expenses payable by us.

RISK FACTORS

Investing in our securities involves a great deal of risk. Careful consideration should be made of the following factors as well as other information included in this prospectus before deciding to purchase our securities. There are many risks that affect our business and results of operations, some of which are beyond our control. Our business, financial condition or operating results could be materially harmed by any of these risks. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. Additional risks that we do not yet know of or that we currently think are immaterial may also affect our business and results of operations.

Risks Related To Our COMPANY

WE ARE NOT YET PROFITABLE AND MAY NEVER BE PROFITABLE.

Since inception through June 30, 2016, Sports Field has raised approximately $7,000,000 in capital. During this same period, we have recorded net accumulated losses totaling $12,414,480. As of June 30, 2016, we had a working capital deficit of $2,257,979. Our net losses for the two most recent fiscal years ended December 31, 2015 and 2014 have been $3,338,157 and $3,832,856, respectively. Our ability to achieve profitability depends upon many factors, including the ability to develop and commercialize products. There can be no assurance that we will ever achieve profitable operations.

WE HAVE RECEIVED A GOING CONCERN OPINION FROM OUR AUDITORS.

As reflected in the financial statements we have received a going concern opinion from our auditors. As of June 30, 2016, the Company has a cash overdraft of $3,518 and working capital deficit of $2,257,979. Furthermore, the Company had a net loss and net cash used in operations of $2,144,962 and $1,393,016, respectively, for the six months ended June 30, 2016 and an accumulated deficit totaling $12,414,480. Accordingly, these factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue its operations as a going concern is dependent on management’s plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

WE HAVE A LIMITED OPERATING HISTORY.

We have been in existence for approximately four years. Our limited operating history means that there is a high degree of uncertainty in our ability to: (i) develop and commercialize our products; (ii) achieve market acceptance of our products; or (iii) respond to competition. Additionally, even if we do implement our business plan, we may not be successful. No assurances can be given as to exactly when, if at all, we will be able to recognize profits high enough to sustain our business. We face all the risks inherent in a new business, including the expenses, difficulties, complications, and delays frequently encountered in connection with conducting operations, including capital requirements. Given our limited operating history, we may be unable to effectively implement our business plan which could materially harm our business or cause us to cease operations.

WE MAY SUFFER LOSSES IF OUR REPUTATION IS HARMED.

Our ability to attract and retain customers and employees may be adversely affected to the extent our reputation is damaged. If we fail, or appear to fail, to deal with various issues that may give rise to reputational risk, we could harm our business prospects. These issues include, but are not limited to, appropriately dealing with potential conflicts of interest, legal and regulatory requirements, ethical issues, money-laundering, privacy, record-keeping, sales and trading practices, and the proper identification of the legal, reputational, credit, liquidity, and market risks inherent in our business. Failure to appropriately address these issues could also give rise to additional legal risk to us, which could, in turn, increase the size and number of claims and damages asserted against us or subject us to regulatory enforcement actions, fines, and penalties.

WE DEPEND ON OUR CHIEF EXECUTIVE OFFICER AND THE LOSS OF HIS SERVICES COULD ADVERSELY AFFECT OUR BUSINESS.

We place substantial reliance upon the efforts and abilities of Jeromy Olson, our Chief Executive Officer. Though no individual is indispensable, the loss of the services of Mr. Olson could have a material adverse effect on our business, operations, revenues or prospects. We do not maintain key man life insurance on the life of Mr. Olson.

Our success depends on attracting and retaining qualified personnel and subcontractors in a competitive environment.

The success of our business is dependent on our ability to attract, develop and retain qualified personnel advisors and subcontractors. Changes in general or local economic conditions and the resulting impact on the labor market may make it difficult to attract or retain qualified individuals in the geographic areas where we perform our work. If we are unable to provide competitive compensation packages, high-quality training programs and attractive work environments or to establish and maintain successful partnerships, our ability to profitably execute our work could be adversely impacted.

Accounting for our revenues and costs involves significant estimates.

Accounting for our contract-related revenues and costs, as well as other expenses, requires management to make a variety of significant estimates and assumptions. Although we believe we have sufficient experience and processes to enable us to formulate appropriate assumptions and produce reasonably dependable estimates, these assumptions and estimates may change significantly in the future and could result in the reversal of previously recognized revenue and profit. Such changes could have a material adverse effect on our financial position and results of operations.

AS AN “EMERGING GROWTH COMPANY” UNDER APPLICABLE LAW, WE WILL BE SUBJECT TO LESSENED DISCLOSURE REQUIREMENTS, WHICH COULD LEAVE OUR STOCKHOLDERS WITHOUT INFORMATION OR RIGHTS AVAILABLE TO STOCKHOLDERS OF MORE MATURE COMPANIES.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” including, but not limited to:

•         only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•         not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002; and

•         reduced disclosure regarding certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

We may take advantage of these and other exemptions available to “emerging growth companies” or “smaller reporting companies”. We could remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of this offering, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenue exceeds $1 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

Because of these lessened regulatory requirements, our stockholders may be left without information or rights available to stockholders of more mature companies.

WE RECENTLY COMPLETED A DEBT FINANCING WHICH IS secured by the grant of a security interest in all of our assets and upon a default the lender may foreclose on all of our assets.

As further described in “Recent Developments” above, in July 2016, we entered into the Loan Agreement with Genlink, pursuant to which Genlink made available to the Company a Revolving Loan. Pursuant to the Loan Agreement, the Company issued the Genlink Note up to an aggregate principal amount of One Million Dollars ($1,000,000), of which the Company has borrowed $875,000 to date, which is payable on December 20, 2017. Additionally, pursuant to the Loan Agreement, the Company and Genlink entered into the Security Agreement, pursuant to which the Company granted Genlink a senior security interest in substantially all of the Company’s assets as security for repayment of the Revolving Loan. In the event of the Company’s failure to make payments or to otherwise comply with the terms of the Revolving Loan under the Security Agreement or the Genlink Note, Genlink can declare a default and seek to foreclose on the Company’s assets. If the Company is unable to repay or refinance such indebtedness it may be forced to cease operations and the holders of the Company’s securities may lose their entire investment.

Our contract backlog is subject to unexpected adjustments and cancellations and could be an uncertain indicator of our future earnings.

We cannot guarantee that the revenues projected in our contract backlog will be realized or, if realized, will be profitable. Projects reflected in our contract backlog may be affected by project cancellations, scope adjustments, time extensions or other changes. Such changes may adversely affect the revenue and profit we ultimately realize on these projects.

IF WE FAIL TO ESTABLISH AND MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL, WE MAY NOT BE ABLE TO REPORT OUR FINANCIAL RESULTS ACCURATELY OR TO PREVENT FRAUD. ANY INABILITY TO REPORT AND FILE OUR FINANCIAL RESULTS ACCURATELY AND TIMELY COULD HARM OUR REPUTATION AND ADVERSELY IMPACT THE TRADING PRICE OF OUR SECURITIES.

Effective internal controls is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result of our small size, any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.

We currently have insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of US GAAP and SEC disclosure requirements. Additionally, there is a lack of formal process and timeline for closing the books and records at the end of each reporting period and such weaknesses restrict the Company’s ability to timely gather, analyze and report information relative to the financial statements. As a result, our management has concluded that as of December 31, 2015, we have material weaknesses in our internal control procedures and our internal control over financial reporting was ineffective.

Because of the Company’s limited resources, there are limited controls over information processing. There is inadequate segregation of duties consistent with control objectives. Our Company’s management is composed of a small number of individuals resulting in a situation where limitations on segregation of duties exist. In order to remedy this situation, we would need to hire additional staff. Currently, the Company has begun to hire additional staff to facilitate greater segregation of duties. Management intends to begin documenting and formalizing controls and procedures.

RISKS RELATING TO OUR INDUSTRY

THE INSTALLATION OF SYNTHETIC TURF IS A HIGHLY COMPETITIVE INDUSTRY.

The installation of synthetic turf is a highly competitive and highly fragmented industry. Competing companies may be able to beat our bids for the more desirable projects. As a result, we may be forced to lower bids on projects to compete effectively, which would then lower the fees we can generate. We may compete for the management and installation of synthetic turf with many entities, including nationally recognized companies. Many competitors may have substantially greater financial resources than we do. In addition, certain competitors may be willing to accept lower fees for their services.

THE SUCCESS OF OUR BUSINESS IS SIGNIFICANTLY RELATED TO GENERAL ECONOMIC CONDITIONS AND, ACCORDINGLY, OUR BUSINESS COULD BE HARMED BY THE ECONOMIC SLOWDOWN AND DOWNTURN IN FINANCING OF PUBLIC WORKS CONTRACTS.

Our business is closely tied to general economic conditions. As a result, our economic performance and the ability to implement our business strategies may be affected by changes in national and local economic conditions. During an economic downturn funding for public contracts tends to decrease significantly thereby limiting the growth and opportunities available for new and established businesses in the synthetic turf industry. An economic downturn may limit the number of projects that we are able to bid on and limit the opportunities we have to penetrate the synthetic turf industry, stunting the Company’s growth prospects and having a material adverse effect on our business.

THE COMPANY’S BUSINESS MAY BE SUBJECT TO THE EFFECTS OF ADVERSE PUBLICITY AND NEGATIVE PUBLIC PERCEPTION RELATED TO SYNTHETIC TURF PRODUCTS.

Negative public perception regarding our industry resulting from, among other things, concerns raised by advocacy groups or the public in general about synthetic turf fields and the potential impact on human health related to certain chemical compounds found in the infill of such fields may negatively impact the sales of synthetic turf products. Despite not using any toxic or known harmful materials in our products, there can be no assurance that the Company will not be subject to adverse publicity or negative public perception surrounding the impact on human health of synthetic turf and related products in the future or that such negative public perception would not have an adverse or material negative impact on its financial position, results of operations or cash flows.

IF WE ARE UNABLE TO OBTAIN RAW MATERIALS IN A TIMELY MANNER OR IF THE PRICE OF RAW MATERIALS INCREASES SIGNIFICANTLY, PRODUCTION TIME AND PRODUCT COSTS COULD INCREASE, WHICH MAY ADVERSELY AFFECT OUR BUSINESS.

Synthetic turf made to our specifications can be purchased from a variety of manufacturers, there are several sources of all of our infill products and two manufacturers from which we can purchase expanded polypropylene shock and drainage pads. We do not anticipate any supply issues due to the fact that the raw materials to develop these products are readily available and currently not scarce. We do not have any exclusive supplier contracts for our products. We buy our pad, infill components and turf from manufacturers at the best price we can negotiate based on volume discounts but if the prices of the raw materials necessary to make these products, including the yarn, backing and infill in our products, rise significantly, we may be unable to pass on the increased cost to our customers. Our results of operations could be adversely affected if we are unable to obtain adequate supplies of raw materials in a timely manner or at reasonable cost. In addition, from time to time, we may need to reject raw materials that do not meet our specifications, resulting in potential delays or declines in output. Furthermore, problems with our raw materials may give rise to compatibility or performance issues in our products, which could lead to an increase in customer returns or product warranty claims. Errors or defects may arise from raw materials supplied by third parties that are beyond our detection or control, which could lead to additional customer returns or product warranty claims that may adversely affect our business and results of operations.

Failure to maintain safe work sites could result in significant losses.

Construction and maintenance sites are potentially dangerous workplaces and often put our employees and others in close proximity with mechanized equipment, moving vehicles, chemical and manufacturing processes, and highly regulated materials. On many sites, we are responsible for safety and, accordingly, must implement safety procedures. If we fail to implement these procedures or if the procedures we implement are ineffective, we may suffer the loss of or injury to our employees, as well as expose ourselves to possible litigation. Our failure to maintain adequate safety standards could result in reduced profitability or the loss of projects or clients, and could have a material adverse impact on our financial position, results of operations, cash flows and liquidity.

An inability to obtain bonding could have a negative impact on our operations and results.

We may be required to provide surety bonds securing our performance for some of our public and private sector contracts. Our inability to obtain reasonably priced surety bonds in the future could significantly affect our ability to be awarded new contracts, which could have a material adverse effect on our financial position, results of operations, cash flows and liquidity.

Design-build contracts subject us to the risk of design errors and omissions.

Design-build is increasingly being used as a method of project delivery as it provides the owner with a single point of responsibility for both design and construction. We generally do not subcontract design responsibility as we have our own architects and engineers in-house. In the event of a design error or omission causing damages, there is risk that the subcontractor or their errors and omissions insurance would not be able to absorb the liability. In this case we may be responsible, resulting in a potentially material adverse effect on our financial position, results of operations, cash flows and liquidity.

Many of our contracts have penalties for late completion.

In some instances, including many of our fixed price contracts, we guarantee that we will complete a project by a certain date. If we subsequently fail to complete the project as scheduled we may be held responsible for costs resulting from the delay, generally in the form of contractually agreed-upon liquidated damages. To the extent these events occur, the total cost of the project could exceed our original estimate and we could experience reduced profits or a loss on that project.

Strikes or work stoppages could have a negative impact on our operations and results.

Some of our projects require union labor and although we have not experienced strikes or work stoppages in the past, such labor actions could have a significant impact on our operations and results if they occur in the future.

Failure of our subcontractors to perform as anticipated could have a negative impact on our results.

We subcontract portions of many of our contracts to specialty subcontractors, but we are ultimately responsible for the successful completion of their work. Although we seek to require bonding or other forms of guarantees, we are not always successful in obtaining those bonds or guarantees from our higher-risk subcontractors. In this case we may be responsible for the failures on the part of our subcontractors to perform as anticipated, resulting in a potentially adverse impact on our cash flows and liquidity. In addition, the total costs of a project could exceed our original estimates and we could experience reduced profits or a loss for that project, which could have an adverse impact on our financial position, results of operations, cash flows and liquidity.

WE MUST ANTICIPATE AND RESPOND TO RAPID TECHNOLOGICAL CHANGE.

The market for our products and services is characterized by technological developments and evolving industry standards. These factors will require us to continually improve the performance and features of our products and services and to introduce new products and services, particularly in response to offerings from our competitors, as quickly as possible. As a result, we might be required to expend substantial funds for and commit significant resources to the conduct of continuing product development. We may not be successful in developing and marketing new products and services that respond to competitive and technological developments, customer requirements, or new design and production techniques. Any significant delays in product development or introduction could have a material adverse effect on our operations.

FAILURE TO PROTECT OUR INTELLECTUAL PROPERTY OR TECHNOLOGY OR OBTAIN RIGHTS TO USE OTHERS’ INTELLECTUAL PROPERTY OR TECHNOLOGY COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

We take steps to protect our intellectual property rights such as filing for patent protection where we deem appropriate. However, there is no guarantee that any technology we seek to protect will, in fact, be granted patent protection or any other form of intellectual property protection. Consequently, if we are unable to secure exclusive rights in such technology, our competitors may be free to use such technology as well. We may at times also be subject to the risks of claims and litigation alleging infringement of the intellectual property rights of others. There is no guarantee that we will be able to resolve such claims or litigations favorably, and may, as a result, be exposed to adverse decisions in such litigations which may require us to pay damages, cease using certain technologies or products, or license certain technology, which licenses may not be available to us on commercially reasonable terms or at all. Moreover, intellectual property litigation, regardless of the ultimate outcomes, is time-consuming and expensive and can result in the distraction of management personnel and expenditure of consider resources in defending against any such infringement claims.

WE RELY UPON THIRD-PARTY MANUFACTURERS AND SUPPLIERS, WHICH PUTS US AT RISK FOR THIRD-PARTY BUSINESS INTERRUPTIONS.

We rely on third-party manufactures and suppliers for the individual products that we use to create our system which we then sell to owners. We have dozens of tufting companies to choose from in manufacturing our specific design for turf and bid them out often. We also have multiple suppliers for all of our infill contents as well as several shock pad suppliers of which we have used two to three of each historically. The success for our business depends in part on our ability to retain such third-party manufacturers and suppliers to provide subparts for our products and materials for the services we provide. If manufacturers and suppliers fail to perform, our ability to market products and to generate revenue would be adversely affected. Our failure to deliver products and services in a timely manner could lead to customer dissatisfaction and damage to our reputation, cause customers to cancel contracts and to stop doing business with us.

LOWER THAN EXPECTED DEMAND FOR OUR PRODUCTS AND SERVICES WILL IMPAIR OUR BUSINESS AND COULD MATERIALLY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Currently there are approximately 11,000 synthetic turf fields installed in the U.S. and approximately 1,000 new fields installed every year, according to the Synthetic Turf Council. Given that there are approximately 50,000 colleges and high schools in the U.S. with athletic programs, in so far as athletic fields are concerned, at some point in the future saturation will slow the growth of the industry. If we meet a lower demand for our products and services than we are expecting, our business, results of operations and financial condition are likely to be materially adversely affected. Moreover, overall demand for synthetic turf products and services in general may grow slowly or decrease in upcoming quarters and years because of unfavorable general economic conditions, decreased spending by schools and municipalities in need of synthetic turf products or otherwise. This may reflect a saturation of the market for synthetic turf. To the extent that there is a slowdown in the overall market for synthetic turf, our business, results of operations and financial condition are likely to be materially adversely affected.

WE MAY BE SUBJECT TO THE RISK OF SUBSTANTIAL ENVIRONMENTAL LIABILITY AND LIMITATIONS ON OUR OPERATIONS BROUGHT ABOUT BY THE REQUIREMENTS OF ENVIRONMENTAL LAWS AND REGULATIONS.

We may be subject to various federal, state and local environmental, health and safety laws and regulations concerning issues such as, wastewater discharges, solid and hazardous materials and waste handling and disposal, landfill operation and closure. While Sports Field believes that it is and will continue to manufacture products in compliance with all applicable environmental laws and regulations, the risks of substantial additional costs and liabilities related to compliance with such laws and regulations are an inherent part of our business.

Risks Relating to Ownership of our SECURITIES

WE CURRENTLY DO NOT INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK. AS A RESULT, YOUR ONLY OPPORTUNITY TO ACHIEVE A RETURN ON YOUR INVESTMENT IS IF THE PRICE OF OUR COMMON STOCK APPRECIATES.

We currently do not expect to declare or pay dividends on our common stock. In addition, our Revolving Loan with Genlink restricts our ability to declare or pay dividends on our common stock so long as it remains outstanding. As a result, your only opportunity to achieve a return on your investment will be if the market price of our common stock appreciates and you sell your shares and shares underlying your warrants at a profit.

YOU MAY EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST DUE TO THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK.

We are in a capital intensive business and we do not have sufficient funds to finance the growth of our business or to support our projected capital expenditures. As a result, we will require additional funds from future equity or debt financings, including potential sales of preferred shares or convertible debt, to complete the development of new projects and pay the general and administrative costs of our business. We may in the future issue our previously authorized and unissued securities, resulting in the dilution of the ownership interests of holders of our common stock. We are currently authorized to issue 250,000,000 shares of common stock and 20,000,000 shares of preferred stock. We may also issue additional shares of common stock or other securities that are convertible into or exercisable for common stock in future public offerings or private placements for capital raising purposes or for other business purposes. The future issuance of a substantial number of common stock into the public market, or the perception that such issuance could occur, could adversely affect the prevailing market price of our common shares. A decline in the price of our common stock could make it more difficult to raise funds through future offerings of our common stock or securities convertible into common stock.

Our Certificate of Incorporation allows for our board of directors to create new series of preferred stock without further approval by our stockholders, which could have an anti-takeover effect and could adversely affect holders of our common stock AND WARRANTS.

Our authorized capital includes preferred stock issuable in one or more series. Our board of directors has the authority to issue preferred stock and determine the price, designation, rights, preferences, privileges, restrictions and conditions, including voting and dividend rights, of those shares without any further vote or action by stockholders. The rights of the holders of common stock and warrants will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. The issuance of additional preferred stock, while providing desirable flexibility in connection with possible financings and acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the voting power of our outstanding voting securities, which could deprive our holders of common stock and warrants to purchase common stock at a premium that they might otherwise realize in connection with a proposed acquisition of our company.

There can be no assurances that our shares AND/OR WARRANTS WILL BE LISTED ON THE NASDAQ AND, IF THEY ARE, OUR SHARES WILL BE SUBJECT TO POTENTIAL DELISTING IF WE DO NOT MEET OR CONTINUE TO MAINTAIN THE LISTING REQUIREMENTS OF THE NASDAQ.

We intend to apply to list the shares of our common stock on the NASDAQ. An approval of our listing application by NASDAQ will be subject to, among other things, our fulfilling all of the listing requirements of NASDAQ. In addition, NASDAQ has rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing, or de-listing from NASDAQ, would make it more difficult for shareholders to dispose of our common stock and more difficult to obtain accurate price quotations on our common stock. This could have an adverse effect on the price of our common stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock is not traded on a national securities exchange.

THERE IS CURRENTLY ONLY A LIMITED PUBLIC MARKET FOR OUR COMMON STOCK AND NO PUBLIC MARKET FOR OUR WARRANTS. FAILURE TO DEVELOP OR MAINTAIN A TRADING MARKET COULD NEGATIVELY AFFECT ITS VALUE AND MAKE IT DIFFICULT OR IMPOSSIBLE FOR YOU TO SELL YOUR SHARES AND WARRANTS.

There is currently only a limited public market for our common stock and an active public market for our common stock and warrants may not develop or be sustained. Failure to develop or maintain an active trading market could make it difficult for you to sell your shares or warrants without depressing the market price for such shares or recover any part of your investment in us. Even if an active market for our common stock or warrants does develop, the market price of our common stock and warrants may be highly volatile. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our securities.

IF AND WHEN A LARGER TRADING MARKET FOR OUR SECURITIES DEVELOPS, THE MARKET PRICE OF SUCH SECURITIES IS STILL LIKELY TO BE HIGHLY VOLATILE AND SUBJECT TO WIDE FLUCTUATIONS, AND YOU MAY BE UNABLE TO RESELL YOUR SECURITIES AT OR ABOVE THE PRICE AT WHICH YOU ACQUIRED THEM.

The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your securities that you purchase in this offering at or above the price you paid for such securities. The market price for our securities may be influenced by many factors that are beyond our control, including, but not limited to:

•         variations in our revenue and operating expenses;

•         market conditions in our industry and the economy as a whole;

•         actual or expected changes in our growth rates or our competitors’ growth rates;

•         developments in the financial markets and worldwide or regional economies;

•         variations in our financial results or those of companies that are perceived to be similar to us;

•         announcements by the government relating to regulations that govern our industry;

•         sales of our common stock or other securities by us or in the open market;

•         changes in the market valuations of other comparable companies;

•         general economic, industry and market conditions; and

•         the other factors described in this “Risk Factors” section.

The trading price of our shares might also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of your investment in our securities. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

In the event that our common stock AND WARRANTS ARE listed on the NASDAQ our stock price could fall and we could be delisted in which case broker-dealers may be discouraged from effecting transactions in shares of our common stock AND WARRANTS because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our securities have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in shares of our common stock and warrants, which could severely limit the market liquidity of such shares and warrants and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our common stock and warrants will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, our securities price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Risks Related to the Offering

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $       per share, based on the assumed public offering price of $ _____ per share. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

We may need additional capital, and the sale of additional shares or equity or debt securities could result in additional dilution to our stockholders.

We believe that our current cash and cash used in operations, together with the net proceeds from this offering, will be sufficient to meet our anticipated cash needs for the next 24 months. We may, however, require additional cash resources due to changed business conditions or other future developments. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain one or more credit facilities. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. It is uncertain whether financing will be available in amounts or on terms acceptable to us, if at all.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” The failure by our management to apply these funds effectively could harm our business.

Sales of a substantial number of shares of our common stock following this offering may adversely affect the market price of our common stock and the issuance of additional shares will dilute all other stockholders.

Sales of a substantial number of shares of our common stock in the public market or otherwise following this offering, or the perception that such sales could occur, could adversely affect the market price of our common stock. After completion of this offering at an assumed offering price of $     per share, our existing stockholders will own approximately     % of our common stock assuming there is no exercise of the underwriters’ over-allotment option.

After completion of this offering at an assumed offering price of $     per share there will be     shares of our common stock outstanding. In addition, our certificate of incorporation, as amended, permits the issuance of up to approximately     additional shares of common stock after the completion of this offering. Thus, we have the ability to issue substantial amounts of common stock in the future, which would dilute the percentage ownership held by the investors who purchase shares of our common stock in this offering.

We and our officers, directors and certain stockholders have agreed, subject to customary exceptions, not to, without the prior written consent of Joseph Gunnar & Co., LLC, the representative of the underwriters, during the period ending 180 days from the date of this offering in the case of our directors and officers and 90 days from the date of this offering in the case of us and our stockholders who beneficially own more than 5% of our common stock, directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of our common stock, enter into any swap or other derivatives transaction that transfers to another any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other securities of the Company or publicly disclose the intention to do any of the foregoing.

After the lock-up agreements with our principal stockholders pertaining to this offering expire 90 days from the date of this offering unless waived earlier by the representative, up to     of the shares that had been locked up will be eligible for future sale in the public market. After the lock-up agreements with our directors and officers pertaining to this offering expire 180 days from the date of this offering unless waived earlier by the managing underwriter, up to [•] of the shares (net of any shares also restricted by lock-up agreements with our principal stockholders) that had been locked up will be eligible for future sale in the public market. Sales of a significant number of these shares of common stock in the public market could reduce the market price of the common stock.

The foregoing list is not all-inclusive. There can be no assurance that we have correctly identified and appropriately assessed all factors affecting our business or that the publicly available and other information with respect to these matters is complete and correct. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect us. These developments could have material adverse effects on our business, financial condition, results of operations and liquidity. For these reasons, the reader is cautioned not to place undue reliance on our forward-looking statements.

following this offering, the market value of the warrants is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their public offering price.

The warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of 125% of the public offering price of our common stock in this offering, prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. Moreover, following this offering, the market value of the warrants is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the common stock and warrants in the offering will be approximately $     million, after deducting the underwriting discounts and commissions and estimated offering expenses, or $     million if the underwriters exercise their over-allotment option in full.

We currently expect to use the net proceeds of this offering primarily for the following purposes:

•         *approximately $2,953,851 for the repayment of certain debt and other obligations;

•         approximately $500,000 for research and development for new products and improvements to existing products including but not limited to hiring of key personnel, leasing of facilities and material costs for research activities;

•         approximately $500,000 to upgrade sales and marketing capabilities, including but not limited to professional relations, advertising, software implementation and adding additional staff; and

•         the remainder for working capital and other general corporate purposes.

*As of September 30, 2016, consisting of (i) convertible debenture in the amount, including principal and interest, of $248,880 with a maturity date of January 1, 2017 and accruing interest at an annual rate of 15% per annum; (ii) convertible debenture in the amount, including principal and interest, of $115,509 with a maturity date of July 1, 2016 and accruing interest at annual rate of 9% per annum; (iii) convertible debenture in the amount, including principal and interest, of $172,265 with a maturity date of July 1, 2016 accruing interest at an annual rate of 9% per annum; (iv) convertible debenture in the amount, including principal and interest, of $175,837 with a maturity date of August 19, 2016 accruing interest at an annual rate of 12% per annum; (v) a revolving promissory note in the amount of $875,000 with a maturity date of December 28, 2017 accruing interest at a rate of 15% per annum; (vi) a promissory note in the amount $140,139 with a maturity date of July 1, 2016 accruing interest at a rate of 8% per annum; (vii) accounts payable totaling an aggregate of $1,101,221 and (viii) $300,000 payment to Spartan Capital Securities pursuant to their investment banking agreement with the Company.

We believe that the expected net proceeds from this offering and our existing cash and cash equivalents, together with interest thereon, will be sufficient to fund our operations for at least the next 24 months, although we cannot assure you that this will occur.

The amount and timing of our actual expenditures will depend on numerous factors, including the status of our development efforts, sales and marketing activities and the amount of cash generated or used by our operations. We may find it necessary or advisable to use portions of the proceeds for other purposes, and we will have broad discretion and flexibility in the application of the net proceeds. Pending these uses, the proceeds will be invested in short-term bank deposits.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market and Other Information

Our common stock is quoted on the OTC Markets Group Inc.’s OTCQB Link quotation platform (the “OTCQB”) under the trading symbol “SFHI”. We intend to apply to the NASDAQ Capital Market to list our common stock under the symbol “SFHI” and our warrants under the symbol “SFHIW.”

Immediately following the offering, we expect to have one class of common stock outstanding and no shares of preferred stock outstanding. As of November 3, 2016, there were approximately 234 holders of record of our common stock, and the last reported sale price of our common stock on the OTCQB was $0.23 per share.

Our common stock was initially quoted on the OTCQB in 2014 and the following table sets forth the high and low sales price of our common stock on the OTCQB for the last two fiscal years and for the current fiscal year through the most recent fiscal quarter. These prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

PERIOD	High	Low
Fiscal Year Ending December 31, 2016:
Quarter Ended December 31, 2016 (through November 3, 2016)	$0.49	$0.23
Quarter Ended September 30, 2016	$0.75	$0.31
Quarter Ended June 30, 2016	$1.45	$0.35
Quarter Ended March 31, 2016	$1.48	$0.11
Fiscal Year Ending December 31, 2015:
Quarter Ended December 31, 2015	$1.50	$0.51
Quarter Ended September 30, 2015	$1.50	$1.50
Quarter Ended June 30, 2015	$1.50	$1.50
Quarter Ended March 31, 2015	$1.50	$1.50
Fiscal Year Ending December 31, 2014:
Quarter Ended December 31, 2014	$1.50	$1.50
Quarter Ended September 30, 2014	N/A	N/A
Quarter Ended June 30, 2014	N/A	N/A
Quarter Ended March 31, 2014	N/A	N/A

Dividend Policy

To date, we have not paid any dividends on our common stock and do not anticipate paying any such dividends in the foreseeable future. The declaration and payment of dividends on the common stock is at the discretion of our board of directors and will depend on, among other things, our operating results, financial condition, capital requirements, contractual restrictions or such other factors as our board of directors may deem relevant. We currently expect to use all available funds to finance the future development and expansion of our business and do not anticipate paying dividends on our common stock in the foreseeable future.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of June 30, 2016. Such information is set forth on the following basis:

•         an actual basis;

•         an as adjusted basis, giving effect to the issuance of a promissory note in the amount of $875,000, pursuant to the Revolving Loan and receipt of $187,498 of gross proceeds from the private sale of our common stock in July 2016; and

•         a pro forma, as adjusted basis, giving effect to (i) the issuance of a promissory note in the amount of $875,000, pursuant to the Revolving Loan, (ii) receipt of $187,498 of gross proceeds for the private sale of our common stock in July 2016 and (iii) the sale by us of shares of common stock and warrants in this offering at an assumed public offering price of $ ___ per share and $_____ per warrant after deducting underwriting discounts and commissions and estimated offering expenses.

The pro forma as adjusted information below is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	As of June 30, 2016
	Actual	As Adjusted	Pro forma, as Adjusted(1)
Current assets:
Cash	$—	$999,606	$
Accounts receivable	187,202	187,202
Costs and estimated earnings in excess of billings	97,796	97,796
Prepaid expenses and other current assets	178,131	178,131
Total current assets	463,129	1,462,735
Property, plant and equipment, net	12,221	12,221
Deposits	2,090	2,090
Total assets	$477,440	1,477,046	$

Current liabilities:
Cash overdraft	$3,518	—	$
Accounts payable and accrued expenses	1,720,633	1,720,633
Due to factor	58,788	58,788
Billings in excess of costs and estimated earnings	82,322	82,322
Provision for estimated losses on uncompleted contracts	59,315	59,315
Promissory notes	205,775	205,775
Convertible notes payable, net of debt discount of $55,432	605,068	605,068
Total current liabilities	2,735,419	2,731,901

Long term liabilities
Promissory notes, net of debt issue costs of $35,000	—	840,000
Total long term liabilities	—	840,000

Total liabilities	—	3,571,901

	As of June 30, 2016
	Actual	As Adjusted	Pro forma, as Adjusted(1)
Stockholders’ equity (deficit):
Preferred Stock, $0.00001 par value; 20,000,000 shares authorized; 0 shares issued and outstanding actual, 0 shares issued and outstanding pro forma,	—	—
Common Stock, $0.00001 par value; 250,000,000 shares authorized; 16,281,571 shares issued and outstanding actual, shares issued and outstanding pro forma	163	165
Additional paid-in capital	10,160,838	10,323,960
Common stock subscription receivable	(4,500)	(4,500)
Accumulated deficit	(12,414,480)	(12,414,480)
Total stockholders’ equity (deficit)	(2,257,979)	(2,094,855)
Total liabilities and stockholders’ equity (deficit)	$477,440	$1,477,046	$

____________

(1)      Excludes (i) 972,500 shares of our common stock issuable upon exercise of outstanding stock options at a weighted average exercise price of $1.23 per share as of June 30, 2016, (ii) 679,588 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $1.03 per share as of June 30, 2016, (iii) 1,721,002 shares of common stock underlying convertible notes, (iv)     shares of common stock underlying the warrants to be issued to the underwriters in connection with this offering, and (v)     shares of common stock issuable upon the exercise of the underwriters’ over-allotment option.

(2)      A $1.00 increase or decrease in the assumed public offering price per share would increase or decrease our pro forma cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $     assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discount and estimated offering expenses payable by us.

DILUTION

The historical net tangible book value (deficit) of our common stock as of June 30, 2016 was approximately $(2.3)     million, or $(0.14)     per share based upon shares of common stock outstanding on such date. Historical net tangible book value (deficit) per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of shares of common stock outstanding.

Our pro forma net tangible book value (deficit) of our common stock as of June 30, 2016 was $(1.6) million, or $(0.10) per share. Pro forma net tangible book value (deficit) represents total tangible assets less total liabilities. Pro forma net tangible book value (deficit) per share represents pro forma net tangible book value divided by the total number of shares outstanding as of June 30, 2016, after giving effect to the conversion of our convertible promissory notes and accrued interest thereon into 1,721,002 shares of our common stock, as well as the conversion of our outstanding warrants exercisable for 972,500 shares of common stock and the conversion of our outstanding options for 679,588 shares of common stock immediately prior to the closing of this offering.

After giving effect to the sale of      shares of our common stock at an assumed public offering price of $     per share of common stock (the last reported sale price of our common stock on the OTCQB on     , 2016), and $     per warrant, after deducting the underwriting discounts and commissions and estimated offering costs payable by us, our as adjusted net tangible book value as of June 30, 2016, would have been approximately $     million, or $     per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $     per share to existing stockholders and an immediate dilution of $     per share to investors purchasing shares of common stock in this offering at the assumed public offering price.

The following table illustrates this dilution on a per share basis to new investors:

Assumed public offering price of common stock	$
Historical net tangible book value per share as of June 30, 2016		$(0.14)
Pro forma increase per share attributable to conversion of notes		0.05
Pro forma increase per share attributable to exercise of all options and warrants		0.01
Pro forma net tangible book value per share as of June 30, 2016		(0.08)

Increase in net tangible book value per share attributable to this offering	$
As adjusted net tangible book value per share after giving effect to this offering	$
Dilution to new investors	$

If the underwriter’s over-allotment option is exercised in full, the as adjusted net tangible book value per share of our common stock after giving effect to this offering would be $     per share, which amount represents an immediate increase in net tangible book value of $     per share of our common stock to existing shareholders and an immediate dilution in net tangible book value of $     per share of our common stock to new investors purchasing shares in this offering.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

•         changes in the market acceptance of our products;

•         increased levels of competition;

•         changes in political, economic or regulatory conditions generally and in the markets in which we operate;

•         our relationships with our key customers;

•         our ability to retain and attract senior management and other key employees;

•         our ability to quickly and effectively respond to new technological developments;

•         our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; and

•         other risks, including those described in the “Risk Factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of our operations should be read in conjunction with our consolidated financial statements and the notes to those statements appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements reflecting our management’s current expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of events may differ materially from those described in or implied by these forward-looking statements due to a number of factors, including those discussed below and elsewhere in this prospectus, particularly on page 11 entitled “Risk Factors”.

Business Overview

The Company, through its wholly owned subsidiary FirstForm, is an innovative product development company engaged in the design, engineering and construction of athletic fields, facilities and sports complexes and the sale of customized synthetic turf products and synthetic track systems.

Through our strategic operations design, we have the ability to operate throughout the U.S., providing high quality synthetic turf systems focused on player safety and performance and construct those facilities for our clients using local subcontracted labor. Due to our ability to design, estimate, engineer, general contract and install our solutions, we can spend more of every owner dollar on product rather than margin and overhead, thereby delivering a premium product at market rates for our customers. Since inception we have completed a variety of projects from the design, engineering and build of entire football stadiums to the installation of a specialized turf track systems. Members of our management team have also designed, engineered and installed baseball stadiums, soccer and lacrosse fields, indoor soccer facilities, softball fields and running tracks for private sports venues, public and private high schools and public and private universities. In addition, members of our team have designed and engineered and constructed concession stands with full kitchen facilities, restroom structures, press boxes, baseball dugouts, bleacher seating, ticket booths, locker room facilities and gymnasium expansion projects.

During fiscal 2016, the Company has completed some very important projects and initiatives including the completion of a lacrosse/soccer field at IMG. In addition to creating a very important reference site, we have also built out a series of research and development plots to allow for continuous product trials and development opportunities at IMG.

Additionally, our largest facilities design build project to date is currently underway at St. Josephs by-the-Sea High School in Staten Island, NY. With the design and engineering portions of the project completed we will be moving into phase two construction during the third quarter of 2016. We believe that this project will represent a new benchmark for our facilities construction capabilities.

Furthermore, we maintain a number of contracts for projects that were originally slated to commence in the second quarter of 2016. However, due to mobilization delays, we expect these projects and revenue related to such projects, will be realized beginning in the third quarter.

Summary of Statements of Operations for the Three Months Ended June 30, 2016 and 2015:

	Three Months Ended
	June 30, 2016	June 30, 2015
Revenue	$467,483	$896,034
Gross profit (loss)	$(57,737)	$(173,318)
Operating expenses	$(846,087)	$(780,101)
Loss from operations	$(903,824)	$(953,419)
Other income (expense)	$(113,364)	$(15,042)
Net loss	$(1,017,188)	$(968,461)
Loss per common share – basic and diluted	$(0.06)	$(0.07)

Revenue

Revenue was $467,483 for the three months ended June 30, 2016, as compared to $896,034 for the three months ended June 30, 2015, a decrease of $428,551. The substantial decrease in revenue was primarily due to contracts entered into during prior quarters winding down during the current quarter. Contracted projects with expected start dates in second quarter were delayed. Specifically, a project in South Carolina (the “South Carolina Project”) which was due to start originally in late May or early June, was delayed due to the inability of the local general contractor to get started with other work that needed to be performed prior to the Company beginning work. As of the date hereof we have begun working on the first two fields related to the South Carolina Project. A second project at a high school in Staten Island was originally set to begin in August (“Staten Island Project”). This job was delayed due to a sewer project that needed to be completed prior to finalizing the plans for our addition due to the impact on our own sewer line plan for the Staten Island Project. The Staten Island Project has commenced as of the date hereof.

Gross Profit (Loss)

The Company generated a gross profit (loss) of $(57,737), resulting in a gross profit margin of (12.35%), during the three months ended June 30, 2016 as compared to a gross profit (loss) of $(173,318) and a gross profit margin of (19.34%), during the three months ended June 30, 2015. Negative gross profit percentage decreased from (19.34%) for the three months ended June 30, 2015 to (12.35%) for the three months ended June 30, 2016 due to an increase in overall estimated profit margins on jobs entered into subsequent to June 30, 2015. During the prior period projects were bid at lower than current acceptable margins in order to place fields in certain strategic geographic locations that the Company believed could be used as a marketing tool in the future.

Operating Expenses

Operating expenses consist primarily of compensation and related costs for personnel and facilities, and include costs related to our facilities, finance, human resources, and fees for professional services. Professional services are principally comprised of outside legal, audit, marketing, investor relations and outsourcing services.

Operating expenses increased by 8% during the three months ended June 30, 2016, as compared to the three months ended June 30, 2015. The overall $65,986 increase in operating expenses is primarily attributable to the following approximate net increases (decreases) in operating expenses:

•         An increase in stock based compensation expense of $240,500. The increase was primarily due to an increase in stock based awards issued subsequent to June 30, 2015 which are being expensed over the term of the contract.

•         An increase of research and development expenses of $28,674. Research and development expenses consist primarily of costs incurred at our field testing sites. We expense research and development costs as incurred.

•         A decrease in professional fees of $21,000 (excluding stock based compensation). In the current period the Company incurred a decrease in legal fees, fees for investor relations and financial advisory service fees. These increases were partially offset by an increase in consulting fees related to business development and sales consultants along with increases in accounting and auditing fees.

•         A decrease in travel and travel related expenses of $35,000 as a result of decreased sales and project management travel expenses.

•         A decrease in warranty expenses of $198,000. During the prior period the Company incurred warranty costs relating to the faulty installation of materials by a subcontractor that has been released from the Company.

•         An increase in advertising, marketing and marketing related expenses of $48,000. The Company is focusing on building name recognition in the industry.

Other Income (Expenses)

Other income (expense) consists of interest expense related to the Company’s notes payable.

Other income (expenses), net for the three months ended June 30, 2016, were $(113,364), as compared to $(15,042) for the three months ended June 30, 2015.

Net Loss

The net loss for the three months ended June 30, 2016 was $(1,017,188), or a basic and diluted loss per share of $(0.06), as compared to a net loss of $(968,461), or a basic and diluted loss per share of $(0.07), for the three months ended June 30, 2015. The increase in the loss compared to the prior period is primarily attributable to the increase in operating expenses and increase in other income (expense) items discussed above.

Summary of Statements of Operations for the Six Months Ended June 30, 2016 and 2015:

	Six Months Ended
	June 30, 2016	June 30, 2015
Revenue	$1,278,558	$1,413,894
Gross profit (loss)	$(10,522)	$(57,196)
Operating expenses	$(1,862,078)	$(1,229,049)
Loss from operations	$(1,872,600)	$(1,286,245)
Other income (expense)	$(272,362)	$(11,927)
Net loss	$(2,144,962)	$(1,298,172)
Loss per common share – basic and diluted	$(0.14)	$(0.10)

Revenue

Revenue was $1,278,558 for the six months ended June 30, 2016, as compared to $1,413,894 for the six months ended June 30, 2015, a decrease of $135,336. The decrease in revenue was primarily due to contracts entered into during prior quarters winding down during the current quarter.

Gross Profit (Loss)

The Company generated a gross profit (loss) of $(10,522), resulting in a gross profit margin of (0.82%), during the six months ended June 30, 2016 as compared to a gross profit (loss) of $(57,196) and a gross profit margin of (4.05%), during the six months ended June 30, 2015. Negative gross profit percentage decreased from (4.05%) for the six months ended June 30, 2015 to (0.82%) for the six months ended June 30, 2016 due to an increase in overall estimated profit margins on jobs entered into subsequent to June 30, 2015. During the prior period projects were bid at lower than current acceptable margins in order to place fields in certain strategic geographic locations that the Company believed could be used for the purpose of marketing its products.

Operating Expenses

Operating expenses consist primarily of compensation and related costs for personnel and facilities, and include costs related to our facilities, finance, human resources, and fees for professional services. Professional services are principally comprised of outside legal, audit, marketing, investor relations and outsourcing services.

Operating expenses increased by 52% during the six months ended June 30, 2016, as compared to the six months ended June 30, 2015. The overall $633,029 increase in operating expenses is primarily attributable to the following approximate net increases (decreases) in operating expenses:

•         An increase in stock based compensation expense of $713,000. The increase was primarily due to an increase in stock based awards issued subsequent to June 30, 2015 which are being expensed over the term of the contract.

•         An increase of research and development expenses of $88,447. Research and development expenses consist primarily of costs incurred at our field testing sites. We expense research and development costs as incurred.

•         An increase in professional fees of $10,000 (excluding stock based compensation). In the current period the Company incurred an increase in consulting fees related to business development, sales consultants and investor relations. These increases were partially offset by a decrease in legal fees and financial advisory service fees.

•         A decrease in travel and travel related expenses of $29,000 as a result of decreased sales and project management travel expenses.

•         A decrease in warranty expenses of $189,000. During the prior period the Company incurred warranty costs relating to the faulty installation of materials by a subcontractor that has been released from the Company.

•         An increase in advertising, marketing and marketing related expenses of $27,500. The Company is focusing on building name recognition in the industry.

Other Income (Expenses)

Other income (expense) consists primarily of interest expense related to the Company’s notes payable.

Other income (expenses), net for the six months ended June 30, 2016, were $(272,362), as compared to $(11,927) for the six months ended June 30, 2015. For the six months ended June 30, 2016 other income (expenses) consisted of $(272,603) in interest expense and miscellaneous income of $241. For the six months ended June 30, 2015 other income (expenses) consisted of $(11,927) in interest expense.

Net Loss

The net loss for the six months ended June 30, 2016 was $(2,144,962), or a basic and diluted loss per share of $(0.14), as compared to a net loss of $(1,298,172), or a basic and diluted loss per share of $(0.10), for the six months ended June 30, 2015. The increase in the loss compared to the prior period is primarily attributable to the increase in operating expenses and increase in other income (expense) items discussed above.

Summary of Statements of Operations for the Year Ended December 31, 2015 and 2014:

	Year Ended
	December 31, 2015	December 31, 2014
Revenue	$3,941,833	$1,228,188
Gross profit (loss)	$(578,164)	$(488,323)
Operating expenses	$(2,705,568)	$(3,303,136)
Loss from operations	$(3,283,732)	$(3,791,459)
Other income (expense)	$(54,425)	$(41,397)
Net loss	$(3,338,157)	$(3,832,856)
Loss per common share – basic and diluted	$(0.24)	$(0.29)

Revenue

Revenue was $3,941,833 for the year ended December 31, 2015, as compared to $1,228,188 for the year ended December 31, 2014, an increase of $2,713,645. The increase in revenue is primarily attributable to the Company’s execution of its 2014/2015 sales and marketing initiatives including the hiring a professional sales team in April 2014. The substantial increase in revenue was due to the award of several large sales contracts during 2015 of which substantial work was completed on each contract during the year ended December 31, 2015.

Gross Profit (Loss)

The Company generated a gross profit (loss) of $(578,164), resulting in a negative gross profit margin of (14.7%), during the year ended December 31, 2015 as compared to a gross profit (loss) of $(488,323) and a negative gross profit margin of (39.8%) during the year ended December 31, 2014. Negative gross profit percentage decreased from (39.8%) for the year ended December 31, 2014 to (14.7%) for the year ended December 31, 2015. The Company recorded losses on three projects started during the 1st and 2nd quarters of 2015 of approximately $(654,000) during the year ended December 31, 2015. In-addition the Company recorded losses on a project starting during 2014 of approximately $(41,000) during the year ended December 31, 2015. The losses were primarily a result of historical projects that were bid at lower than current acceptable margins in order to place fields in certain strategic geographic locations that the Company believed could be used as a marketing tool in the future. The Company has carefully reviewed its policies and procedures to ensure all future bids are submitted at acceptable profit margins. In-addition the Company recorded a loss on write-off of obsolete inventory of $69,166 during the year ended December 31, 2015.

Operating Expenses

Operating expenses for the year ended December 31, 2015, were $2,705,568, compared to $3,303,136 for the year ended December 31, 2014, a decrease of $597,568. In the current year the Company incurred warranty costs which the Company believes will not be recurring, marketing costs and commission costs that were not incurred in the prior comparable year. In addition, during the current year, the Company incurred increases in travel and travel related expenses; marketing and marketing related expenses; and investor relations expenses. In the prior year, the Company incurred substantial costs in conjunction with the Company becoming a publicly traded company that were not incurred in the current comparable year. In-addition the Company realized a substantial decrease in stock based compensation expense during the current year as compared to the prior comparable year.

Other Income (Expenses)

Other income (expenses), net for the year ended December 31, 2015, were $(54,425), as compared to $(41,397) for the year ended December 31, 2014. For the year ended December 31, 2015 other income (expenses) consisted of $(91,759) in interest expense, miscellaneous income of $4,328, a loss on abandonment of furniture, fixtures and equipment of $(11,826) and a gain on sale of fabrication molds of $44,832. For the year ended December 31, 2014 other income (expenses) consisted of $(16,397) in interest expense and a $(25,000) expense for the forfeiture on a deposit related to prior management’s decision to purchase land during the year ended December 31, 2014.

Net Loss

The net loss for the year ended December 31, 2015 was $(3,338,157), or a basic and diluted loss per share of $(0.24), as compared to a net loss of $(3,832,856), or a basic and diluted loss per share of $(0.29), for the year ended December 31, 2014.

LIQUIDITY AND CAPITAL RESOURCES

The following table summarizes total current assets, liabilities and working capital at June 30, 2016, compared to December 31, 2015:

	June 30, 2016	December 31, 2015	Increase/ (Decrease)
Current Assets	$463,129	$359,930	$103,199
Current Liabilities	$2,735,419	$2,876,965	$(141,546)
Working Capital (Deficit)	$(2,272,290)	$(2,517,035)	$(244,745)

At June 30, 2016, we had a working capital deficit of $(2,272,290) as compared to working capital deficit of $(2,517,035) at December 31, 2015, a working capital deficit decrease of $244,745. During the six months ended June 30, 2016 the Company received approximately $1,478,000 in net proceeds from the private placement of common stock through Spartan Capital. The Company used the proceeds to pay down debt and vendor liabilities and to fund operations due to the Company’s continued operating losses during the six months ended June 30, 2016.

Summary Cash flows for the six months ended June 30, 2016 and 2015:

	Six Months Ended
	June 30, 2016	June 30, 2015
Net cash used in operating activities	$(1,393,016)	$(667,194)
Net cash used in investing activities	$—	—
Net cash provided by financing activities	$1,331,616	$405,000

Cash Used in Operating Activities

Our primary uses of cash from operating activities include payments to contractors for project costs, consultants, legal and professional fees, marketing expenses and other general corporate expenditures.

Cash used in operating activities consist of net loss adjusted for certain non-cash items, primarily equity-based compensation expense, depreciation expense, gains and losses on dispositions of fixed assets, amortization of debt issuance costs and amortization of debt discount, as well as the effect of changes in working capital and other activities.

The adjustments for the non-cash items increased from the six months ended June 30, 2015 to the six months ended June 30, 2016 due primarily to an increase in equity-based compensation and the amortization of debt discount on debt agreements entered into during the first quarter of 2016. In addition, the net decrease in cash from changes in working capital activities from the six months ended June 30, 2015 to the six months ended June 30, 2016 primarily consisted of an increase in accounts receivable due primarily due to a large contract entered into during the first quarter of 2016, an increase in prepaid expenses and a decrease in accounts payable and accrued expenses primarily due to the Company paying down vendor liabilities with the proceeds received from the private placement of the Company’s common stock during the first and second quarters of 2016.

Cash Used in Financing Activities

Net cash provided by financing activities for the six months ended June 30, 2016 and 2015 was $1,331,616 and $405,000, respectively. During the six months ended June 30, 2016, the Company had the following financing transactions: i) received $150,000 in gross proceeds from the issuance of convertible notes and repaid $(150,000) towards convertible notes; ii) repaid $202,924 in promissory notes; iii) received $1,478,284 in net proceeds from common stock subscriptions; and iv) net proceeds/repayments from/to the factor amounted to $56,256. During the six months ended June 30, 2015, the Company had the following financing transactions: received $450,000 in gross proceeds from the issuance of convertible notes and paid $45,000 in debt issuance costs.

Going Concern

As reflected in the accompanying condensed consolidated financial statements, as of June 30, 2016 the Company had a cash deficit of $(3,518) and a working capital deficit of $(2,272,290). Furthermore, the Company incurred net losses of $2.1 million for the six months ended June 30, 2016 and $3.3 million and $3.8 million for years ended December 31, 2015 and 2014, respectively, and had an accumulated deficit of $12.4 million at June 30, 2016. Substantially all of our accumulated deficit has resulted from losses incurred on construction projects, costs incurred in connection with our research and development and general and administrative costs associated with our operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

We expect that for the next 12 months, our operating cash burn will be approximately $2.5 million, excluding repayments of existing debts in the aggregate amount of $1.75 million remaining after we repay a portion of our existing debt from the proceeds of this offering. Our cash requirements relate primarily to working capital needed to operate and grow our business, including funding operating expenses and continued development and expansion of our products/services. Our ability to achieve profitability and meet future liquidity needs and capital requirements will depend upon numerous factors, including the timing and size of awarded contracts; the timing and amount of our operating expenses; the timing and costs of working capital needs; the timing and costs of expanding our sales team and business development opportunities, the timing and costs of developing a marketing program; the timing and costs of warranty and other post-implementation services; the timing and costs of hiring and training construction and administrative staff; the extent to which our brand and construction services gain market acceptance; the extent of our ongoing and any new research and development programs; and changes in our strategy or our planned activities.

We have experienced and continue to experience negative cash flows from operations and we expect to continue to incur net losses in the foreseeable future.

The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives. The Company believes its current available cash along with anticipated revenues may be insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all. If we are not able to obtain financing when needed, we may be unable to carry out our business plan. As a result, we may have to significantly limit our operations and our business, financial condition and results of operations would be materially harmed.

To date, we have funded our operational short-fall primarily through private offerings of common stock, convertible notes and promissory notes, our line of credit and factoring of receivables. The Company believes it has potential financing sources in order to raise the capital necessary to fund operations through fiscal year end 2016, including this offering.

The Company’s recent capital raising transactions include the following:

The Company entered into an exclusive Financial Advisory and Investment Banking Agreement with Spartan Capital Securities, LLC (“Spartan”) effective October 1, 2015 (the “2015 Spartan Advisory Agreement”). Pursuant to the 2015 Spartan Advisory Agreement, Spartan acted as the Company’s financial advisor and placement agent and assisted the Company in connection with a best efforts private placement (the “2015 Financing”) of up to $3.5 million or 3,181,819 shares (the “Shares”) of the common stock of the Company at $1.10 per Share. The 2015 Spartan Advisory Agreement expires on January 1, 2019.

From December 28, 2015 through July 22, 2016, the Company sold 1,833,375 shares common stock to accredited investors in exchange for $2,016,712 in gross proceeds in connection with the private placement of the Company’s stock.

In connection with the private placement the Company incurred fees of $24,375. In addition, 17,045 five year warrants with an exercise price of $1.10 were issued to the placement agent. The Company valued the warrants on the commitment date using a Black-Scholes-Merton option pricing model. The value of the warrants was a direct cost of the private placement and has been recorded as a reduction in additional paid in capital.

On July 14, 2016, the Company closed a Credit Agreement (the “Credit Agreement”) by and among the Company and FirstForm and Genlink Capital, LLC, as lender (“Genlink”). Pursuant to the Credit Agreement, Genlink agreed to loan the Company up to a maximum of $1 million for general operating expenses. An initial amount of $670,000 was funded by Genlink at the closing of the Credit Agreement. Any increase in the amount extended to the Borrowers shall be at the discretion of Genlink.

The amounts borrowed pursuant to the Credit Agreement are evidenced by a Revolving Note (the “Revolving Note”) and the repayment of the Revolving Note is secured by a first position security interest in substantially all of the Company’s assets in favor of Genlink, as evidenced by a Security Agreement by and among the Borrowers and Genlink (the “Security Agreement”). The Revolving Note is due and payable, along with interest thereon, on December 20, 2017, and bears interest at the rate of 15% per annum, increasing to 19% upon the occurrence of an event of default. The Company incurred loan fees of approximately $35,000 for entering into the Credit Agreement. In addition, as per the terms of the GP Agreement (See Note 10 of the condensed consolidated financial statements contained elsewhere in this document), the Company is obligated to pay a fee of $30,150 to GP and issue GP 51,395 common stock purchase warrants. The Company must pay a minimum of $75,000 in interest over the life of the loan. The principal balance on the note as of the date hereof is $875,000.

In addition to the aforementioned current sources of capital that will provide additional short term liquidity, the Company is currently exploring various other alternatives in addition to this offering, including debt and equity financing vehicles, strategic partnerships, government programs that may be available to the Company, as well as trying to generate additional sales and increase margins. However, at this time the Company has no commitments to obtain any additional funds, and there can be no assurance such funds will be available on acceptable terms or at all. If the Company is unable to obtain additional funding and improve its operations, the Company’s financial condition and results of operations may be materially adversely affected and the Company may not be able to continue operations.

Additionally, even if we raise sufficient capital through additional equity or debt financing, strategic alternatives or otherwise, there can be no assurances that the revenue or capital infusion will be sufficient to enable us to develop our business to a level where it will be profitable or generate positive cash flow. The Company has begun work on its currently contracted jobs and anticipates recognizing that revenue and increasing its gross margin on these current projects, however, there can be no assurance that higher sales volume and increasing margins will indefinitely continue into the foreseeable future. We believe that revenue from existing and future contracts along with net proceeds from this Offering would alleviate the Company’s going concern.

If we incur additional debt, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, thus limiting funds available for our business activities. The terms of any debt securities issued could also impose significant restrictions on our operations. Broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance, and may adversely impact our ability to raise additional funds

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern. The ability of the Company to meet its total liabilities of $2.7 million at June 30, 2016, and to continue as a going concern is dependent upon the availability of future funding, continued growth in sales along with increased profitability on sales. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Critical Accounting Policies

We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Revenue and Cost Recognition

Revenues from construction contracts are included in contract revenue in the condensed consolidated statements of operations and are recognized under the percentage-of-completion accounting method. The percent complete is measured by the cost incurred to date compared to the estimated total cost of each project. This method is used as management considers expended cost to be the best available measure of progress on these contracts, the majority of which are completed within one year, but may occasionally extend beyond one year. Inherent uncertainties in estimating costs make it at least reasonably possible that the estimates used will change within the near term and over the life of the contracts.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance and completion. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. General and administrative costs are charged to expense as incurred.

Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income. Such revisions are recognized in the period in which they are determined.

Costs and estimated earnings in excess of billings are comprised principally of revenue recognized on contracts (on the percentage-of-completion method) for which billings had not been presented to customers because the amounts were not billable under the contract terms at the balance sheet date. In accordance with the contract terms, any unbilled receivables at period end will be billed subsequently. Amounts are billed based on contractual terms. Billings in excess of costs and estimated earnings represent billings in excess of revenues recognized.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenue and expenses during the periods. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the accounts receivable allowance for doubtful accounts, percentage of completion revenue recognition method, the useful life of fixed assets and assumptions used in the fair value of stock-based compensation.

Stock-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Awards granted to directors are treated on the same basis as awards granted to employees.

Fair Value of Financial Instruments

Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities, and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Off-Balance Sheet Arrangements

As of June 30, 2016, we did not have any off-balance sheet arrangements.

BUSINESS

Our Corporate History

We were incorporated on February 8, 2011, as Anglesea Enterprises, Inc. Initially our activities consisted of providing marketing and web-related services to small businesses including the design and development of original websites, creative writing and graphics, virtual tours, audio/visual services, marketing analysis and search engine optimization. On June 16, 2014, Anglesea, Merger Sub, Sports Field Private Co, and the Majority Shareholders, entered into the Merger Agreement pursuant to which the Merger Sub was merged with and into Sports Field Private Co, with Sports Field Private Co surviving as a wholly-owned subsidiary of Anglesea. Anglesea acquired, through a reverse triangular merger, all of the outstanding capital stock of Sports Field Private Co in exchange for issuing Sports Field Private Co’s shareholders 11,914,275 shares of Anglesea’s common stock.

Upon completion of the Merger, on June 16, 2014, Anglesea merged with Sports Field Private Co in a short-form merger transaction. Upon completion of the Short Form Merger, the Company became the parent company of the Sport Field Private Co’s then wholly owned subsidiaries, Sports Field Contractors LLC, FirstForm, Inc. (formerly SportsField Engineering, Inc.) and Athletic Construction Enterprises, Inc. In connection with the Short Form Merger, Anglesea changed its name to Sports Field Holdings, Inc. on June 16, 2014.

Overview

Sports Field, through its wholly owned subsidiary FirstForm, is an innovative product development company engaged in the design, engineering and construction of athletic fields and facilities and sports complexes and the sale of customized synthetic turf products and synthetic track systems.

According to Applied Market Information (AMI), over 2,000 athletic field projects were constructed in the U.S. in 2015, creating a $1.8 billion synthetic turf market. These statistics are supported by the number of square meters of synthetic turf manufactured and installed in the U.S. in 2015, based on an average size of 80,000 square feet per project. We believe synthetic turf fields have become the field of choice for public and private schools, municipal parks, and recreation departments, non-profit and for profit sports venue businesses, residential and commercial landscaping and golf related venues. We believe this is due to the spiraling costs associated with maintaining natural grass athletic fields and the demand for increased playing time, durability of the playing surface and the ability to play on that surface in any weather conditions.

Although synthetic turf athletic fields and synthetic turf have become a viable alternative to natural grass fields over the past several years, there are a number of technical and environmental issues that have arisen through the evolution of the development of turf and the systems designed around its installation. Sports Field has focused on addressing the main technical issues that still remain with synthetic turf athletic fields and synthetic turf, including but not limited to environmental and safety concerns related to infill used in synthetic turf fields as well the reduction of surface heat, and Gmax levels (the measure of how much force the surface absorbs and in return, how much is returned to the athlete) as well drainage issues related to the base construction of turf installation).

In addition to the increased need for available playing space, collegiate athletic facilities have become an attractive recruiting tool for many institutions. The competition for athletes and recruiting has resulted in a multitude of projects to build new, or upgrade existing, facilities. These projects include indoor fields, bleachers, press boxes, lighting, concession stands as well, as locker rooms and gymnasiums. We believe that our position in the sports facilities design, construction and turf sales industry allows us to benefit from this increased demand because we are able to compete for the sale of turf as well as the design and construction on such projects, whereas our competitors can typically only compete for the turf components or the construction, but not both. In fact, according to a current IBIS report, there are no national firms competing in these sectors that have even 5% market share.

Through our strategic operations design, we have the ability to operate throughout the U.S., providing high quality synthetic turf systems focused on player safety and performance and construct those facilities for our clients using local subcontracted labor. Due to our ability to design, estimate, engineer, general contract and install our solutions, we can spend more of every owner dollar on product rather than margin and overhead, thereby delivering a premium product at market rates for our customers. Since inception we have completed a variety of projects from the design, engineering and build of entire football stadiums to the installation of a specialized turf track systems. Members of our management team have also designed, engineered and installed baseball stadiums, soccer and lacrosse fields, indoor soccer facilities, softball fields and running tracks for private sports venues, public and private high schools and public and private universities. In addition, members of our team have designed and engineered and constructed concession stands with full kitchen facilities, restroom structures, press boxes, baseball dugouts, bleacher seating, ticket booths, locker room facilities and gymnasium expansion projects.

Lines of Business

Sports Field, through its wholly owned subsidiary, FirstForm, has two primary lines of business which are all integral parts of the organization’s overall business model. Our primary revenue generation comes from the sale and installation of our PrimePlay™ line of synthetic turf products. Our secondary source of revenue is generated as a result of the design, engineering, constructing, and construction management of athletic facilities and sports complexes. The construction management process is led by John Rombold and Scott Allen. Mr. Rombold is a licensed General Contractor as well as an experienced Project Manager. Scott Allen is a licensed Architect. Projects are bid and estimates for those bids are handled by both Mr. Rombold and Mr. Allen taking into consideration the scope of the work and cost of materials and labor. Once the Company is awarded a project based on a winning bid, Mr. Rombold will manage the fields being installed. Mr. Allen manages the Field Site Manager that the Company hires for each project. We bid all work done on each site to at least 3 subcontracted labor companies that meet our high standard of quality. The combination of these two business units allow for the business to operate as a Turn-Key Athletic Facilities provider for a truly “one-stop-shop” simplified customer experience.

Historically, approximately 80% of the Company’s gross revenues are from synthetic turf surfacing products and systems sales. Sports facilities design, engineering, construction and construction management have represented approximately 20% of the Company’s gross revenue. Projecting forward in the current year, the percentage of turf systems sales to construction related revenues should be approximately 70% to 30% respectively. Our goal is to continue to increase construction revenues in order to create a more even mix between revenue streams in order to insulate the total revenue from fluctuations in the turf sales or construction markets.

Target Markets

Our main target market is the more than 60,000 colleges, universities, high schools and primary schools in the United States with athletic programs, both public and private. Municipal parks and recreations departments, commercial and residential landscaping as well as golf and golf related activities also represent significant market opportunities for the Company.

Additionally, we target private club sports associations and independent athletic training facilities inclusive of all major sports, including; football, soccer, baseball, softball, lacrosse, field hockey, rugby, as well as track and field.

We also intend to market our unique design-build services to public youth sports leagues and all semi-professional and professional sports leagues.

Growth Strategy

Our primary goal is to be a leading provider of unique turn-key services that combine our strengths in safe and high performance synthetic turf systems, athletic facilities design, engineering and construction expertise. The key elements of our strategy include:

Expand our sales organization and increase marketing. Our sales structure is comprised of four discrete units: direct sales representatives, distribution group partners, deal finders and sports ambassadors. We currently have six fully staffed sales territories within the U.S.: the Northeast, Southeast, Northcentral, Southcentral, Northwest and Southwest, with each territory containing its own dedicated sales professional.

Our four distribution group partners represent a total of nine sales people around the U.S. We are currently contracted with eight commission only deal finders who have extensive contacts in the sports industry and are making introductions for our direct sales team members to key decision makers around the U.S. Once a project lead is established, our distribution partners and deal finders bring in the local territory representative and drive the sales to close together as a team. We intend to continue to expand our highly-trained direct sales organization to secure contracts in every major region of the United States. By securing contracts and establishing Sports Field in all major regions of the country, the Company intends to seek to leverage those client relationships and successful projects to aggressively market to all potential clients in these regions.

Broaden our relationships with strategic partners to increase sales and drive revenues. In addition to installing a new football/lacrosse field, we have recently entered into a four-year marketing agreement with IMG Academy in Bradenton, Florida (“IMG”), a world renowned school and athletic training destination. IMG’s nationally recognized sports programs attract premier athletes from all over the globe. Our official supplier agreement with IMG allows us to utilize their logo in our marketing materials, perform unlimited site visits with clients to see our products as well as allow space for our 14,000 square foot research and development installation. In addition, we are allowed to utilize IMG athletes to conduct product testing to ensure performance and safety for up to four times each year.

The campus at IMG attracts many students, athletes, university administrators and recruiters and coaches every season for training. Our showcase facility can be viewed by all of these visitors and our relationship with IMG brings national credibility to the Company. It also allows us to conduct research in an effort to consistently update our product offerings to make sure we are always doing our best to put out the safest and highest performing products in the market.

Recently, the National Council of Youth Sports (“NCYS”) has approved the Company’s products as a “Recommended Provider” of PrimePlay™ Replicated Grass™ turf systems. The NCYS membership includes over 200 member organizations that serve more than 60,000,000 registered youth participants. The NCYS leads the youth sports industry in offering its members exceptional value, and quality resources and services that are relevant, reliable, meaningful and purposeful. As NCYS’s preferred synthetic turf provider, we believe we will benefit from improved access to decision-makers within the national youth sports scene, introductions to fellow members, and unique educational opportunities regarding the Company’s advanced synthetic turf products.

We hope to continue to develop high profile strategic partnerships that will allow for greater awareness of our products and services with institutions that are focused on athlete safety and athletic performance.

Drive adoption and awareness of our eco-friendly turf and infill products among coaches, athletic directors, administrators, and athletes. We intend to educate coaches, athletic directors, administrators and athletes on the compelling case for our infill matrix called Organite™, an eco-safe infill alternative that contains only components that are either inert or biodegradable. Organite™ infills are free from lead, chromium and all other potential cancer causing agents that are commonly found in fields all across the U.S. Our PrimePlay™ synthetic turf products are recyclable and eco-friendly, free from the polyurethane backing, which cannot be recycled, but is commonly present in the majority of turf installations today.

Environmentally friendly, ecologically-safe, recyclable products and coating materials are available and we are using them in our current products. We believe our products perform, in all respects, as well or better than the ecologically-challenged products traditionally considered and currently used by many of our competitors. Due to our turn-key design-build process, we are able to offer our customers fields with ecologically friendly materials at a price that is competitive with the traditional products that are cheap and contain materials that are not safe. We believe that increased awareness of the benefits of our eco-friendly infill will favorably impact our sales.

Develop new technology products and services. Since inception, we have been in pursuit of developing a turf system that is comprised of synthetic fiber, turf backing, infill and shock/drainage pad that would allow us to market a product that virtually eliminates all of the current problems plaguing the industry. To date, we have studied and developed a high performing infill product that is free from any potential carcinogens and is capable of reducing field temperatures, designed a turf stitch pattern that will reduce infill migration to prevent injury, removed polyurethane from our backing to allow for recycling, tested and are provided a shock pad system from a third party supplier, that will allow for high performance while reducing impact injuries due to lower Gmax and engineered drainage design plans that allow the system to be free from standing water even in the event of major downpours. All of the improvements to the system are continuously being challenged and tested at our research and development site on campus at IMG in Bradenton, Florida.

Our next goal is to permanently staff an research and development office with development staff so that we can use everything we have learned about existing products and continue to create new products that will continue to improve performance while remaining safe for the players and the environment.

Pursue opportunities to enhance our product offerings. We may also opportunistically pursue the licensing or acquisition of complementary products and technologies to strengthen our market position or improve product margins. We believe that the licensing or acquisition of products would only strengthen our existing portfolio.

Lessen our dependency on third party manufacturers. As part of our long-term plans, we are exploring the possibility of reducing our reliance on third party manufacturers by bringing certain manufacturing, service and research and development functions in-house, which could include the acquisition of equipment and other fixed assets or the acquisition or lease of a manufacturing facility.

Operational Strengths

Highly Experienced Management and Key Personnel. We have assembled a senior management team and key personnel which includes Jeromy Olson, our CEO, Scott Allen, our Director of Architecture & Engineering, John Rombold, our Director of Project Management, and Kort Wickenheiser, our Director of Sales. This current leadership team is comprised of individuals with significant experience in sales, design, architecture, engineering and construction industry.

Diversified Project Classes. The diversity of project types that are within our capabilities is a strength that we can exploit if there is an economic slowdown on any one particular sector. Our architectural design, engineering and construction expertise along with our surfacing product sales can support the company revenue streams in two discrete ways.

Specialized Market Approach. We are currently winning project bids at prices above our competitors that use crumb rubber, due to customer demand for safer products. When other companies are forced to offer solutions similar to ours, we are already competitively priced. Much of the reason for that is that we save money by employing our own project management, architecture and engineering which ultimately lowers our overhead as compared to other companies that are not turn-key. We believe that by targeting and maintaining this type of expertise in athletic facilities the Company is more insulated from general economic downturn than general construction companies otherwise would be. This specialization is less susceptible to customers driving normal price points lower through mass competition.

Infrastructure built for growth. Current staffing levels have positioned the Company with excess operational capacity capable of doubling project execution without a significant impact on overhead.

Featured Products and Services

PrimePlay™ Synthetic Turf Systems. All synthetic turf systems and products are marketed as our PrimePlay™ line of products to service the athletic facilities market. Within this line are the synthetic turf and track products, infill materials and shock/drainage pads.

____________

*         Represents our turf system from the stone base under the field, shockpad, turf, and infill

PrimePlay™ Replicated Grass™. Our flagship synthetic turf system, Replicated Grass™, is designed with a shorter tuft-height and higher face-weight which combine to produce a surface with almost three times the blade-density of leading competitors. The result is a surface with increased infill stability because if the infill can be displaced, there is no way to maintain consistent performance characteristics. Because our infill is so stable and does not displace under normal use, there is no change in performance characteristics over time and the infill does not require replacement on a regular basis as some of our competitor’s products that use crumb rubber. This increased density also offers athletes natural “ball-action”, or “ball roll”, and “natural foot-feel”, or “foot action” so it feels like they are playing on a real, lush grass surface. Replicated Grass™ also contains our “rubberless” infill which is composed primarily of organic shell husk and zeolite. These infill materials offer no risk of cancer or other related health risks as well as many other valuable characteristics.

Product Features

Safe Alternative to Crumb Rubber. In February of 2016, three federal agencies — the U.S. Environmental Protection Agency (EPA), the Centers for Disease Control and Prevention (CDC) /Agency for Toxic Substances and Disease Registry (ATSDR), and the U.S. Consumer Product Safety Commission (CPSC) — launched a joint initiative to study key safety and environmental human health questions related to the use of crumb rubber in synthetic turf athletic fields, and any potential link to cancer. Sports Field has never used crumb rubber since its inception and now offers a product that is completely free of rubber of any kind. We feel that our “rubberless” product is resonating amongst owners and driving additional demand for our products.

Heat Reduction. An often overlooked health risk associate with artificial turf is the extremely high temperatures that can exist above the playing surface due to absorption of heat from the sun. When using rubber infills, the reflectivity of an artificial turf system is generally lower than natural grass (darker colors absorb more electromagnetic radiation) due to the exposure of dark infill. Further, artificial turf and rubber infill do not naturally contain and hold moisture, to provide evaporative cooling, as natural grass and soils do. Our product uses zeolite, which is light in color to absorb less heat and is a porous material that is capable of holding up to 55% of its weight in water. This moisture is released as temperatures rise to create an evaporative cooling effect on the field. Our internal data and testing has shown that our surfaces on average are 18.6 degrees cooler than that of most competitors.

Shock Attenuation. Rubber infills all have the same inherent problem, they break down and compact after prolonged exposure to UV light. As this happens over time the surfaces get harder and harder as the rubber loses its elasticity. This process increases the risk of impact injuries for athletes.

The National Football League’s (the “NFL”) recent attention to head injuries is reflected in its adoption of new standards for impact forces. New NFL guidelines require that NFL fields have a G-Max (G-Max is a measurement of how much force the surface will absorb, the higher the G-Max rating the less absorption of force by the surface) value that is not greater than 100 (based on the “Clegg” method of calculating G-Max). We believe that this criterion will eventually trickle-down and apply to all sports surfaces, and all artificial turf fields will have to maintain a G-Max below 115 (indoor) and 125 (outdoor) (Clegg) for the life of the product.

Therefore, we developed a system with no rubber in the infill and integrated the use of a third-party manufactured proprietary shock/drainage pad to be utilized under the playing surface. This pad allows for our system to produce Gmax scores under 80(need units) for the life of the product, which is well below the NFL minimum and the average new installation of sand and crumb rubber fields which average around Gmax of 110.

Base Construction. One of the key elements of any reliable turf athletic facility is the base construction. Conventional free-draining stone bases incorporate an inherent engineering conflict – drainage capacity vs. grade stability. In addition, the infiltration rate of the stone base cannot be accurately measured or predicted and degrades over time. To help eliminate these issues, we customize our drainage methodologies to meet specific project requirements and then we lay down our Replicated Grass products over the customized base. Our drainage methodology virtually eliminates engineering conflicts, practically eliminates invasive excavation, greatly reducing material import and export.

Below is an illustration of a typical installation design:

Warranty

The Company generally provides a warranty on products installed for up to 8 years with certain limitations and exclusions based upon the manufacturer’s product warranty.

Sales and Marketing

Our current sales structure is comprised of four (4) discrete units, our direct sales representatives, distribution group partners, deal finders and our sports ambassadors. We currently have six (6) fully staffed sales territories; the Northeast, Southeast, Northcentral, Southcentral, Northwest and Southwest with each territory containing its own dedicated sales professional. Our four (4) distribution group partners representing a total of nice (9) sales people around the U.S. are also representing the Company every single day. We are currently contracted with eight (8) commission only deal finders who have extensive contacts in the sports industry and are making introductions for our direct sales team members to key decision makers around the U.S. Once a project lead is established, our distribution partners and deal finders bring in the local territory rep and drive the sales to close together as a team. We intend to continue to expand our direct sales organization in an effort to secure contracts in every major region of the United States. By securing contracts and establishing Sports Field in all major regions of the country, the Company will seek to leverage those client relationships and successful projects to aggressively market to all potential clients in these regions.

We have initiated an ambassador program that includes current and former professional athletes from the sports in which they played. We currently have agreements with Ray Lewis, a future Hall of Fame retired NFL player, Rick Honeycutt, former MLB pitcher and current pitching coach of the Los Angeles Dodgers and Chris Wingert, current 12-year veteran Major League Soccer player who is currently playing with the Salt Lake City Real (collectively our “Sports Ambassadors”). These professionals maintain high level contacts with the NFL, Major League Baseball, professional soccer leagues, and major universities and colleges. These contacts have introduced the Company to NFL owners, professional athletes, college presidents and athletic directors, head coaches and other important industry contacts.

Our complete sales team, including our Sports Ambassadors, are active through the United States and will continue to call on relationships with their contacts. The efforts of this group of twenty-seven (27) professionals comprise a major component of the Company’s sales and marketing initiatives and these contacts in the professional and collegiate sports industries represent a significant asset as the Company looks to continue its growth.

The Company has also engaged in targeted and innovative direct marketing to athletic directors, school business managers, college and high school athletic programs, high school football coaches, landscape architects, engineering firms, and municipal parks and recreation departments. This plan has its focus on our innovative products and construction methodologies.

Over a year ago, in advance of a full scale marketing campaign, we began an effort to completely rebrand the company. This rebranding included a renaming that would allow us to market to our strengths in the industry and speak more directly to the values we represent. Effective April 4, 2016, Sports Field Engineering, Inc., our wholly-owned subsidiary, changed its name to FirstForm, Inc. This name change along with a new iconic logo and branding campaign includes a new brand development phase and roll out through every form of market communication.

Since April 4, 2016, we have created new tools as part of a comprehensive marketing plan that includes a brand new website with a focused SEO plan, creation of our new trade show booth exhibit materials, professional collateral sales literature and Power Point. It also includes the automation of our sales process through the adoption of a new customer relationship management software and mobile sales tools, engaging the market with the use of technology in concert with our high level professional sales team.

We intend continued expansion of our highly-trained direct sales organization to secure contracts in every major region of the United States. By securing contracts and establishing Sports Field in all major regions of the country, the Company will seek to leverage those client relationships and successful projects to aggressively market to all potential clients in these regions.

Competition

The competitive landscape with respect to manufacturing is very well-established, with seven companies selling the majority of synthetic turf products. Based on management’s experience and knowledge of the synthetic turf industry, Field Turf is the leading manufacturer of synthetic turf athletic fields and synthetic turf products, with what we believe is roughly 45% of the overall market and is one of the only companies operating in this space that we characterize as a true manufacturer. Shaw Sports, Astroturf, LLC, Sprint Turf, Pro Grass, A-Turf, and Hellas Construction are all purveyors of synthetic turf athletic fields with varying degrees of manufacturing and assembly. We estimate that these six companies account for approximately 20% of synthetic turf athletic field sales. There remains over 20 other distributors, and to varying degrees manufacturers and assemblers, of synthetic turf products that account for the remaining 35% of the synthetic turf athletic fields market. These applications run the entire gamut of synthetic turf from residential and commercial landscaping, to golf applications, parks and recreation, private parks, airports, highway medians, downhill skiing, and other applications.

The competitive landscape from an installation and construction perspective looks very different when compared to the landscape of the manufacturing side of the industry. In regard to installation and construction of artificial turf fields and athletic facilities, the industry is very much fragmented. There are no clear national leaders from the perspective of facilities construction. The bulk of the construction is provided by local or regional general contracting firms that specialize in certain phases of synthetic turf athletic fields and facility construction, but, to our knowledge, no competitors with significant market share offer a true turn-key operation, to include their own in-house engineering staff. Sports Field offers full service design and engineering services, with forensic studies of athletic facilities to properly prepare and recommend custom specifications based on specific circumstances unique to every facility. In addition, the Company will provide full service turn-key construction services for the facility depending on a client’s needs, or simply provide project management services for a particular project.

Trademarks

We currently have one registered trademark and one pending trademark with the United States Patent and Trademark Office, which include FirstForm® and PrimePlay®, respectively. The application for PrimePlay is still pending and has been allowed by the USPTO and we anticipate that registration for this mark should issue in due course following our filing of evidence of use with the USPTO.

We also believe we have certain common law rights with respect to the prior and continued usage of the names “Replicated Grass” and “Organite”.

Replicated Grass is our signature synthetic turf product.

Organite is our Eco-Friendly infill product that consists of Zeolite, Walnut Shell (Non-Allergenic Organic Shells and ethylene propylene diene monomer (M-class) rubber.

We also have created a new eco-friendly infill system that has absolutely no rubber at all as the materials are completely inert or biodegradable which we are currently going through the trademark process with.

Service Mark

The Company’s service mark is “Building the Best Comes First” which stands for the Company’s commitment to research and development. We have not yet applied to register this mark, but plan to do so.

Employees

We have 3 full time employees. Additionally, the Company employs 23 independent contractors, including 21 contract employees for sales and two for accounting and investor relations services. None of our employees are represented by a labor union.

Properties

Our principal office is located at 4320 Winfield Road, Suite 200, Warrenville, IL 60555. This office has approximately 500 sq. ft. office space rented at a rate of $1,100 per month. This space is utilized for office purposes and it is our belief that the space is adequate for our immediate needs. Additional space may be required as we expand our business activities. We do not foresee any significant difficulties in obtaining additional facilities if deemed necessary.

Legal Proceedings.

Except as set forth below, there are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years.

The Company is engaged in an administrative proceeding against a former employee who was terminated from his positions with the Company for cause on May 12, 2014. The former employee has claimed he is due between $24,000 and $48,000 in unpaid wages. The Company believes this claim to be unfounded and is continuing to vigorously defend itself.

The Company has been put on notice by Brock USA, LLC d/b/a Brock International LLC (“Brock”) of patent infringement relating to certain products acquired by the Company from NexxField, Inc. (“NexxField”), namely, NexxField’s NexxPad turf underlayment panels. In July 2016, Brock commenced a patent infringement lawsuit against NexxField alleging that NexxField’s NexxPad panels infringe certain patents owned by Brock. The Company has not been named as a defendant in Brock’s patent infringement action. The Company believes it will be able to resolve this matter without being named as a defendant in the lawsuit and will be able to find alternative products if necessary.

DIRECTORS AND EXECUTIVE OFFICERS

As of the date of this prospectus, our directors and executive officers are as follows:

Name	Age	Position	Officer and/or Director Since
Jeromy Olson	46	Chairman and Chief Executive Officer	September 2014
Tracy Burzycki	45	Director	January 2015
Glenn Appel	44	Director	August 2015
Glenn Tilley	54	Director	January 2016

Each director serves for a one year term, or until his successor is duly elected and qualified or his earlier resignation, removal or disqualification. The business experience of each of our directors and executive officers for the following:

Jeromy Olson, Chief Executive Officer and Chairman

Mr. Jeromy Olson, age 46, combines over 19 years in senior management as well sales and sales training. Mr. Olson is currently an owner of NexPhase Global, a sales management and consulting firm that he founded in 2013. From 2012 to 2013, Mr. Olson was Vice President of Sales and Marketing for Precision Plating Inc., a company involved in precious metal fabrication. From 2007 to 2012, Mr. Olson was Area Sales Manager for Beckman Coulter, a Clinical Diagnostic company that focused on hospital laboratory equipment manufacturing.

Mr. Olson has an undergraduate degree from Northern Illinois University.

The Board believes that Mr. Olson’s extensive experience in management, talent acquisition and development, sales strategy and implementation and market analysis will be critical in supporting the Company’s growth plans. Additionally, the Board believes that Mr. Olson’s combination of financial reporting, predictive modeling and complex forecasting experience will be of great value to the Company as it continues to grow.

Tracy Burzycki, Director

Ms. Tracy Burzycki, age 45, brings over 14 years of experience in sales management, strategic planning, market evaluation and market penetration, following an eight-year career as a scientist. From 2000 through the present, Ms. Burzycki has held various positions with Beckman Coulter, a company that develops, manufactures and markets products that simplify, automate and innovate complex biomedical testing, where she has been the Director, National Sales and Global Accounts from July 2011 through December 2014 and is currently the Director, Americas Sales-Life Sciences.

Ms. Burzycki has an undergraduate degree from the University of Connecticut and an MBA from Columbia University — Columbia Business School.

The Board believes that Ms. Burzycki’s extensive experience in sales management, strategic planning, market evaluation and market penetration will enable the Company to accelerate its growth in several key areas.

Glenn Appel, Director

Mr. Appel, age 44, is the current Chief Executive Officer and President of Campania International, Inc. (“Campania”), one of the preeminent suppliers of garden elements in North America. For the last eleven years, as the Chief Executive Officer and President of Campania, Mr. Appel has fostered exceptional sales growth and constructed a highly effective management team. Prior to joining Campania, Mr. Appel held various management positions with Crayola, LLC.

Mr. Appel has an undergraduate degree from Lehigh University and an MBA from Columbia University.

In evaluating Mr. Appel’s specific experience, qualifications, attributes and skills in connection with his appointment as a member of the Board of the Company, the Board considered his expertise in human resources and business execution, as well as his extensive experience as Chief Executive Officer and President of Campania International.

Glenn Tilley, Director

Mr. Tilley, age 54, combines over 30 years of experience in Sports Management and Sports and Entertainment Marketing leadership roles. Currently, Mr. Tilley is the Founder and CEO of The Champions Network, a business acceleration firm with a focus in the sports and health and wellness space. Previously, he was CEO of Ripken Baseball from 2010 to 2014, a baseball management and sports marketing firm where he established and expanded The Ripken Brand on a national level. Previous to his role at Ripken Baseball, Mr. Tilley, as President and CEO of Becker Group from 2001 to 2009, led the transformation of the firm into an international success as a leading entertainment and experiential marketing firm with clients such as The Walt Disney Company, Warner Brothers, The Discovery Channel, The Taubman Company, Simon Properties, and Westfield Properties. Before being promoted to President and CEO, Mr. Tilley was Vice President of Sales for Becker Group from 1992 through 2000. Previous to his role at Becker Group, Mr. Tilley was an executive at Sports Management firms Shapiro and Robinson and Eastern Athletic Services that represented and managed professional athletes in professional baseball and professional football.

Mr. Tilley graduated from Princeton University in 1984 with a bachelor’s degree in Political Science, where he was an All-Ivy League football player.

In evaluating Mr. Tilley’s specific experience, qualifications, attributes and skills in connection with his appointment as a member of the Board of the Company, the Board considered his expertise and many roles within the sports industry, as well as his extensive management experience at different sports related companies.

Key Employees

John Rombold, Director of Project Management

Mr. John Rombold, age 46, combines over 20 years of experience in Construction Management including a 10 year career in Athletic Field Construction. Previously, he had been involved in 4 companies in the Commercial Construction Industry holding positions including Director of Construction, Project Manager, Operations Manager, and Sales Engineer. From 2014 through 2016, Mr. Rombold was the Operations Manager for Northeast Turf, a Synthetic Turf Installation company. From 2007 to 2012, he held roles of Director of Construction and Project Manager for ProGrass LLC, a company involved in the construction of Athletic Facilities. From 2002 to 2006, he was a Construction Manager for the 84 Lumber Company, a Retail Company that focused on Building Materials. Previously, he held several positions of increasing responsibility with the General Electric Company. Mr. Rombold is currently an ASBA Certified Field Builder for Synthetic Turf, a LEED Green Associate, and a Licensed Pennsylvania Real Estate Agent. He is also a member of the Pittsburgh Green Building Alliance. He has an undergraduate degree in Business Administration from Clarion University of Pennsylvania.

Scott Douglas Allen, Director of Architecture & Engineering

Mr. Scott Douglas Allen, AIA NCARB, Age 45, combines over 23 years of experience in the Architecture / Engineering / Construction Industry, including 10 years in senior management positions. In addition to his current, Director of Architecture & Engineering for FirstForm Inc., Mr. Allen has been Managing Principal at S|D|A Architects from 2005 to 2016 and is also currently a partner at SDA/3 Properties Realty Group.

Concurrent to that experience, Mr. Allen performed as an Engineering Instructor for 5 years at Pennsylvania State University. Previous to his position with S|D|A Architects & Penn State University, Mr. Allen worked as an Architectural Project Manager for various A/E companies from 1996–2005, most notably, the world renowned and awarding winning firm of Bohlin Cywinski Jackson. Mr. Allen complemented his design and engineering background with onsite construction experience from 1988–1995.

Mr. Allen has an Associate of Specialized Technology Degree from Johnson College and a Professional Bachelor or Architecture Degree from the University of Kansas.

Key Consultant

Kort Wickenheiser, Director of Sales

Mr. Kort Wickenheiser, Director of Sales & Marketing, age 44, combines over 10 years of experience in professional sales and marketing, following 10 years of success in collegiate and high school athletics. Mr. Wickenheiser is a founder and owner of NexPhase Global, Inc. since 2013 through the present. Previously, he had been involved in 3 companies holding positions including regional sales manager, territory development and product specialist. In 2013, Mr. Wickenheiser was the East Zone Sales Manager for Precision a renowned engineering firm located in Chicago, IL. From 2010 to 2013, Mr. Wikenheiser was an award winning capital equipment sales specialist for Beckman Coulter, Brea, CA. Prior to that he was award winning territory development representative for GlaxoSmithKline, Philadelphia, PA where he worked from 2005 to 2010. Mr. Wickenheiser has successfully overseen the growth of 5 separate sales territories; ranging from single states, to the east coast of the U.S., to the entire United States, instituting key strategic initiatives that drove revenue and profitability.

Mr. Wikenheiser is a graduate of Muhlenberg College in Allentown, PA, magna cum laude, where he was captain of their Men’s Basketball Championship Team.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Board Composition and Director Independence

As of the date of this prospectus, our board of directors consists of four members: Jeromy Olson, Tracy Burzycki, Glenn Appel, and Glenn Tilley. The directors will serve until our next annual meeting and until their successors are duly elected and qualified. The Company defines “independent” as that term is defined in Rule 5605(a)(2) of the NASDAQ listing standards.

In making the determination of whether a member of the board is independent, our board considers, among other things, transactions and relationships between each director and his immediate family and the Company, including those reported under the caption “Related Party Transactions”. The purpose of this review is to determine whether any such relationships or transactions are material and, therefore, inconsistent with a determination that the directors are independent. On the basis of such review and its understanding of such relationships and transactions, our board affirmatively determined that Tracy Burzycki, Glenn Appel and Glenn Tilley are qualified as independent and that none of them have any material relationship with us that might interfere with his or her exercise of independent judgment.

Board Committees

We have established an audit committee, a compensation committee and a nominating and corporate governance committee. The Board intends for each committee to have its own charter prior to the effectiveness of the registration statement of which this prospectus forms a part. Upon effectiveness of the registration statement of which this prospectus forms a part, each of the board committees will have the composition and responsibilities described below.

Audit Committee

Our Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act of 1934, as amended (the “Exchange Act”). The members of our Audit Committee are Glenn Appel, Tracy Burzycki

and Glenn Tilley. Each of these Committee members is “independent” within the meaning of Rule 10A-3 under the Exchange Act and the NASDAQ Stock Market Rules. Our board has determined that no one is currently an “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K. The Board intends to appoint an audit committee financial expert to its audit committee prior to the effectiveness of the registration statement of which this prospectus forms a part.

The Audit Committee will oversee our accounting and financial reporting processes and oversee the audit of our financial statements and the effectiveness of our internal control over financial reporting. The specific functions of this Committee include, but are not limited to:

•         selecting and recommending to our board of directors the appointment of an independent registered public accounting firm and overseeing the engagement of such firm;

•         approving the fees to be paid to the independent registered public accounting firm;

•         helping to ensure the independence of the independent registered public accounting firm;

•         overseeing the integrity of our financial statements;

•         preparing an audit committee report as required by the SEC to be included in our annual proxy statement;

•         resolve any disagreements between management and the auditors regarding financial reporting;

•         reviewing with management and the independent auditors any correspondence with regulators and any published reports that raise material issues regarding the Company’s accounting policies;

•         reviewing and approving all related party transactions; and

•         overseeing compliance with legal and regulatory requirements.

Compensation Committee

The members of our Compensation Committee are Glenn Appel, Tracy Burzycki and Glenn Tilley. Each such member is “independent” within the meaning of the NASDAQ Stock Market Rules. In addition, each member of our Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act. Our Compensation Committee assists the board of directors in the discharge of its responsibilities relating to the compensation of the board of directors and our executive officers. Tracy Burzycki will serve as Chairman of our Compensation Committee.

The Committee’s compensation-related responsibilities include, but are not limited to:

•         reviewing and approving on an annual basis the corporate goals and objectives with respect to compensation for our Chief Executive Officer;

•         reviewing, approving and recommending to our board of directors on an annual basis the evaluation process and compensation structure for our other executive officers;

•         determining the need for an the appropriateness of employment agreements and change in control agreements for each of our executive officers and any other officers recommended by the Chief Executive Officer or board of directors;

•         providing oversight of management’s decisions concerning the performance and compensation of other company officers, employees, consultants and advisors;

•         reviewing our incentive compensation and other equity-based plans and recommending changes in such plans to our board of directors as needed, and exercising all the authority of our board of directors with respect to the administration of such plans;

•         reviewing and recommending to our board of directors the compensation of independent directors, including incentive and equity-based compensation; and

•         selecting, retaining and terminating such compensation consultants, outside counsel or other advisors as it deems necessary or appropriate.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee will be Glenn Appel, Tracy Burzycki and Glenn Tilley. Each such member is “independent” within the meaning of the NASDAQ Stock Market Rules. The purpose of the Nominating and Corporate Governance Committee is to recommend to the board nominees for election as directors and persons to be elected to fill any vacancies on the board, develop and recommend a set of corporate governance principles and oversee the performance of the board. Glenn Tilley will serve as Chairman of our Nominating and Corporate Governance Committee.

The Committee’s responsibilities include:

•         recommending to the board of directors nominees for election as directors at any meeting of stockholders and nominees to fill vacancies on the board;

•         considering candidates proposed by stockholders in accordance with the requirements in the Committee charter;

•         overseeing the administration of the Company’s Code of Ethics;

•         reviewing with the entire board of directors, on an annual basis, the requisite skills and criteria for board candidates and the composition of the board as a whole;

•         the authority to retain search firms to assist in identifying board candidates, approve the terms of the search firm’s engagement, and cause the Company to pay the engaged search firm’s engagement fee;

•         recommending to the board of directors on an annual basis the directors to be appointed to each committee of the board of directors;

•         overseeing an annual self-evaluation of the board of directors and its committees to determine whether it and its committees are functioning effectively;

•         developing and recommending to the board a set of corporate governance guidelines applicable to the Company.

The Nominating and Corporate Governance Committee may delegate any of its responsibilities to subcommittees as it deems appropriate. The Nominating and Corporate Governance Committee is authorized to retain independent legal and other advisors, and conduct or authorize investigations into any matter within the scope of its duties.

EXECUTIVE COMPENSATION

The following table provides each element of compensation paid or granted to our sole Executive officer, for service rendered during the fiscal years ended December 31, 2015 and 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Jeromy Olson	2015	$120,000	0	0	0	0	0	0	$120,000
Chief Executive Officer(1)	2014	$37,000	0	280,000	0	0	0	0	$317,000

____________

1.       Mr. Olson was appointed Chief Executive Officer of the Company on September 18, 2014. NexPhase Global, a consulting firm owned in part by Mr. Olson, invoices the Company $20,000 per month, $10,000 of which pertains to consulting services, and the other $10,000 pertains to Mr. Olson’s services as the Chief Executive Officer of the Company.

2.       Mr. Olson was issued 250,000 shares of common stock on the date of his employment agreement and received 250,000 shares of common stock on January 1, 2016.

3.       NexPhase Global was issued 50,000 shares of common stock at the onset of the consulting agreement and will receive 10,000 shares of common stock at the beginning of each three month period for the term of the agreement and any renewal periods thereafter.

Compensation-Setting Process/Role of Our Compensation Committee

During 2015 we had not yet established our compensation committee and our board of directors was responsible for overseeing our executive compensation program, establishing our executive compensation philosophy and programs, and determining specific executive compensation, including cash and equity. These responsibilities will be handled by our compensation committee moving forward. Unless otherwise stated, the discussion and analysis below is based on decisions by the board of directors.

During 2015, our board of directors considered one or more of the following factors when setting executive compensation, as further explained in the discussions of each compensation element below:

•         the experiences and individual knowledge of the members of our board of directors regarding executive compensation, as we believe this approach helps us to compete in hiring and retaining the best possible talent while at the same time maintaining a reasonable and responsible cost structure;

•         corporate and/or individual performance, as we believe this encourages our executive officer to focus on achieving our business objectives; and

•         the Chief Executive Officer’s existing equity award and stock holdings.

With our transition to being a company listed on NASDAQ, we plan to hire additional executive officers and our compensation program following this offering may, over time, vary significantly from our historical practices. For example, we expect that following this offering, in setting executive compensation, the new compensation committee may review and consider, in addition to the items above, factors such as the achievement of predefined milestones, tax deductibility of compensation, the total compensation that may become payable to executive officers in various hypothetical scenarios, the performance of our common stock and compensation levels at public peer companies.

Executive Compensation Program Components

Base Salary

We provide base salary as a fixed source of compensation for our executive officer, allowing him a degree of certainty when having a meaningful portion of his compensation “at risk” in the form of equity awards covering the shares of a company for whose shares there have been limited liquidity to date. We plan to hire additional officers and the board of directors recognizes the importance of base salaries as an element of compensation that helps to attract highly qualified executive talent.

The base salary for our executive officer was established primarily based on individual negotiations with the executive officer when they joined us and reflect the scope of his anticipated responsibilities, the individual experience he brings, the board members’ experiences and knowledge in compensating similarly situated individuals at other companies, and our then-current cash constraints.

The board does not apply specific formulas in determining base salary increases. In determining base salaries for 2015 for our continuing named executive officer, no adjustments were made to the base salary of our named executive officer as the board determined, in its independent judgment and without reliance on any survey data, that existing base salary for our executive officer, provided sufficient fixed compensation for retention purposes.

Outstanding Equity Awards at December 31, 2015

The Company had no outstanding equity awards at the end of the most recent completed fiscal year. Our Chief Executive Officer, Mr. Jeromy Olson, is due options pursuant to his employment agreement upon the Company’s creation of a qualified stock plan. On October 4, 2016 the Board approved the 2016 Plan providing for the issuance of up to 2,500,000 shares. On November 3, 2016, the Board, pursuant to the Olson Employment Agreement (as defined below), approved the issuance of (i) qualified options to purchase 100,000 shares of the Company’s Common Stock at a price of $1.50 vesting immediately with a grant date of November 3, 2016 and (ii) qualified options to purchase 75,000 shares of the Company’s Common Stock at a price of $1.75 vesting on December 31, 2016. Mr. Olson is due additional option grants pursuant to the Olson Employment Agreement, however, those grants are being deferred until 2017 to comply with the terms of the issuance of incentive options in the 2016 Plan.

2016 Plan

The purpose of awards under the 2016 Plan is to attract and retain talented employees and the services of select non-employees, further align employee and stockholder interests and closely link employee compensation with Company performance. Eligible participants under the 2016 Plan will be such full or part-time officers and other employees, directors, consultants and key persons of the Company and any Company subsidiary who are selected from time to time by the Board or committee of the Board authorized to administer the 2016 Plan, as applicable, in its sole discretion.

The Plan provides for the issuance of up to 2,500,000 shares of common stock of the Company through the grant of non-qualified options (the “Non-qualified Options”), incentive options (the “Incentive Options” and together with the Non-qualified Options, the “Options”) and restricted stock (the “Restricted Stock”) and unrestricted stock (the “Unrestricted Stock”) to directors, officers, consultants, attorneys, advisors and employees. The 2,500,000 shares available under the 2016 Plan represent approximately 15% of the Company’s issued and outstanding common stock as of October 4, 2016. The Board believes the 2,500,000 shares that may be awarded under the 2016 Plan should be sufficient to cover grants through at least the end of the fiscal year 2018.

The 2016 Plan shall be administered by a committee consisting of two or more independent, non-employee and outside directors (the “Committee”). In the absence of such a Committee, the Board shall administer the 2016 Plan. The 2016 Plan is currently being administered by the Board but it is intended for the Compensation Committee to administer the 2016 Plan upon the completion of this offering.

Options are subject to the following conditions:

(i) The Committee determines the strike price of Incentive Options at the time the Incentive Options are granted. The assigned strike price must be no less than 100% of the Fair Market Value (as defined in the Plan) of the Company’s Common Stock. In the event that the recipient is a Ten Percent Owner (as defined in the Plan), the strike price must be no less than 110% of the Fair Market Value of the Company.

(ii) The strike price of each Non-qualified Option will be at least 100% of the Fair Market Value of such share of the Company’s Common Stock on the date the Non-qualified Option is granted.

(iii) The Committee fixes the term of Options, provided that Options may not be exercisable more than ten years from the date the Option is granted, and provided further that Incentive Options granted to a Ten Percent Owner may not be exercisable more than five years from the date the Incentive Option is granted.

(iv) The Committee may designate the vesting period of Options. In the event that the Committee does not designate a vesting period for Options, the Options will vest in equal amounts on each fiscal quarter of the Company through the five (5) year anniversary of the date on which the Options were granted. The vesting period accelerates upon the consummation of a Sale Event (as defined in the Plan).

(v) Options are not transferable and Options are exercisable only by the Options’ recipient, except upon the recipient’s death.

(vi) Incentive Options may not be issued in an amount or manner where the amount of Incentive Options exercisable in one year entitles the holder to Common Stock of the Company with an aggregate Fair Market value of greater than $100,000.

Awards of Restricted Stock are subject to the following conditions:

(i) The Committee grants Restricted Stock Options and determines the restrictions on each Restricted Stock Award (as defined in the Plan). Upon the grant of a Restricted Stock Award and the payment of any applicable purchase price, grantee is considered the record owner of the Restricted Stock and entitled to vote the Restricted Stock if such Restricted Stock is entitled to voting rights.

(ii) Restricted Stock may not be delivered to the grantee until the Restricted Stock has vested.

(iii) Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as provided in the Plan or in the Award Agreement (as defined in the Plan).

Director Compensation

The following table provides information regarding the compensation of the Company’s non-employee directors for the year ended December 31, 2015:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Tracy Burzycki(1)	—	—	41,072	—	—	—	41,072
Glenn Appel(2)	—	—	15,250	—	—	—	15,250
Glenn Tilley(3)	—	—	—	—	—	—	—

____________

1.       Tracy Burzycki was appointed as a director on January 29, 2015. Mrs. Burzycki received non-qualified stock options to purchase Two Hundred Thousand (200,000) shares of the Company’s common stock. The exercise price of the Options shall be One Dollar ($1.00) per share. The Options shall vest in equal amounts over a period of Two (2) years at the rate of Twenty Five Thousand (25,000) shares per fiscal quarter on the last day of each such quarter, commencing in the first fiscal quarter of 2015.

2.       Glenn Appel was appointed as a director on August 27, 2015. Mr. Appel received non-qualified stock options to purchase Two Hundred Thousand (200,000) shares of the Company’s common stock. The exercise price of the Options shall be One Dollar ($1.00) per share. The Options shall vest in equal amounts over a period of Two (2) years at the rate of Twenty Five Thousand (25,000) shares per fiscal quarter on the last day of each such quarter, commencing in the third fiscal quarter of 2015.

3.       Glenn Tilley was appointed as a director on January 4, 2016.

Director Agreements

On January 29, 2015, the Company entered into a director agreement (the “Burzycki Director Agreement”) with Tracy Burzycki, concurrent with Ms. Burzycki’s appointment to the Board effective January 29, 2015. Pursuant to the Burzycki Director Agreement, Ms. Burzycki is to be paid a stipend of one thousand dollars ($1,000) per meeting of the Board, which shall be contingent upon her attendance at the meetings being in person, rather than via telephone or some other electronic medium. Additionally, Ms. Burzycki shall receive options (the “Burzycki Options”) to purchase two hundred thousand (200,000) shares of the Company’s common stock provided she continues to serve on the board through December 31, 2016. The exercise price of the Burzycki Options shall be one dollar ($1.00) per share and will be exercisable for 5 years from the date of grant. The Burzycki Options shall vest in equal amounts over a period of two (2) years at the rate of twenty-five thousand (25,000) shares per fiscal quarter on the last day of each such quarter, commencing in the first fiscal quarter of 2015.

On August 27, 2015, the Company entered into a director agreement (the “Appel Director Agreement”) with Glenn Appel, concurrent with Mr. Appel’s appointment to the Board effective August 27, 2015. Pursuant to the Appel Director Agreement, Mr. Appel is to be paid a stipend of One Thousand Dollars ($1,000) per meeting of the Board, which shall be contingent upon his attendance at the meetings being in person, rather than via telephone or some other electronic medium. Additionally, Mr. Appel shall receive non-qualified stock options (the “Appel Options”) to purchase Two Hundred Thousand (200,000) shares of the Company’s common stock provided he continues to serve on the board through June 30, 2017. The exercise price of the Appel Options shall be One Dollar ($1.00) per share and will be exercisable for 5 years from the date of grant. The Appel Options shall vest in equal amounts over a period of Two (2) years at the rate of Twenty Five Thousand (25,000) shares per fiscal quarter on the last day of each such quarter, commencing in the third fiscal quarter of 2015.

On January 4, 2016, the Company entered into a director agreement (the “Tilley Director Agreement”) with Glenn Tilley, concurrent with Mr. Tilley’s appointment to the Board effective January 4, 2016. Pursuant to the Tilley Director Agreement, Mr. Tilley is to be paid a stipend of One Thousand Dollars ($1,000) per meeting of the Board, which shall be contingent upon his attendance at the meetings being in person, rather than via telephone or some other electronic medium. Additionally, Mr. Tilley shall receive non-qualified stock options (the “Tilley Options”) to purchase Two Hundred Thousand (200,000) shares of the Company’s common stock provided he continues to serve on the board through September 30, 2017. The exercise price of the Tilley Options shall be One Dollar ($1.00) per share and are exercisable for 5 years. The Tilley Options shall vest in equal amounts over a period of two (2) years at the rate of Twenty Five Thousand (25,000) shares per fiscal quarter on the last day of each such quarter, commencing in the fourth fiscal quarter of 2015.

Employment Agreement

Jeromy Olson, Chief Executive Officer

On September 18, 2014, the “Company entered into an employment agreement (the “Olson Employment Agreement”) with Mr. Jeromy Olson pursuant to which Mr. Olson will serve as the Company’s Chief Executive Officer, effective September 19, 2014. Under the terms of the Employment Agreement, Mr. Olson shall have such duties, responsibilities and authority as are commensurate and consistent with the position of Chief Executive Officer of a public company. The term of the Employment Agreement is for forty months (the “Initial Term”), provided however, that in the event that neither party has provided the other party with written notice by the date that is sixty days prior to the last day of the Initial Term or, if applicable, the Renewal Term (as hereinafter defined), of such party’s intent that the Employment Agreement terminate immediately upon expiration of such term, then the Employment Agreement shall be extended for subsequent one-year terms (each a “Renewal Term”).

The Company shall pay Mr. Olson a salary at a rate of Ten Thousand and 00/100 Dollars ($10,000) per month that (1) will increase to $13,000 upon the Company achieving gross revenues of at least $10,000,000, as amended, and an operating margin of at least 15%, and (2) will increase to $16,000 per month upon the Company achieving gross revenues of at least $15,000,000 and an operating margin of at least 15%. In addition, Mr. Olson will be eligible to earn an annual bonus (the “Bonus”) equal to the following, calculated cumulatively: (i) when the Company achieves annual Adjusted EBITDA (as defined below) of between $1.00 and $1,000,000, the Mr. Olson shall receive a cash bonus of 15.0% of such annual Adjusted EBITDA; (ii) when the Company achieves annual Adjusted EBITDA of between $1,000,001 and $2,000,000, Mr. Olson shall receive an additional cash bonus of 10.0% of such annual Adjusted EBITDA which exceeds $1,000,000; and (iii) when the Company achieves annual Adjusted EBITDA greater than $2,000,000, Mr. Olson shall receive an additional cash bonus of 5.0% of such annual Adjusted EBITDA which exceeds

$2,000,000. “Adjusted EBITDA” shall mean earnings before interest, taxes, depreciation and amortization, the components of which shall be calculated in accordance with generally accepted accounting principles and as such components traditionally appear on the Company’s audited financial statements, excluding any and all expenses associated with (i) any share-based payment; (ii) any gain or loss related to derivative instruments; and (iii) any other non-cash expenses reasonably approved by the Board of Directors of the Company.

As further inducement for Mr. Olson to enter into the Olson Employment Agreement, the Company shall issue Mr. Olson (i) 250,000 shares of the Company’s common stock upon the execution of the Olson Employment Agreement; (ii) an additional 250,000 shares of Common Stock on January 1, 2016, provided the Olson Employment Agreement has not been terminated; (iii) qualified options to purchase 100,000 shares of Common Stock at $1.50 per share, which shall vest on December 31, 2015, under the employee qualified incentive option plan that will be established by the Company (the “Plan”), (iv) qualified options to purchase 100,000 shares of Common Stock at $1.75 per share, which shall vest on December 31, 2016, pursuant to the Plan and (v) qualified options to purchase 100,000 shares of Common Stock at $2.50 per share, which shall vest on December 31, 2017, pursuant to the Plan.

Pursuant to the merger clause set forth in Section 13(a) of the Employment Agreement, all prior agreements between Mr. Olson and the Company, including that certain Consulting Agreement dated August 29, 2014, are superseded by the Employment Agreement and are of no further effect.

Termination and Change of Control Provisions.

Pursuant to the Olson Employment Agreement, upon a Change of Control (as defined in the Olson Employment Agreement), in addition to the accrued but unpaid compensation and vacation pay through the date of termination and any other benefits accrued to him under any benefit plans outstanding at such time and the reimbursement of documented, unreimbursed expenses incurred prior to such date, Mr. Olson shall be entitled to the following severance benefits: (i) the greater of twelve (12) months’ Base Salary (as defined in the Olson Employment Agreement) at the then current rate or the remainder of the Base Salary due under Olson Employment Agreement, to be paid in equal bi-weekly installments, less withholding of all applicable taxes, at such times he would have received them if there was no termination; (ii) continued provision for a period of twelve (12) months after the date of termination of the benefits under any benefit plans extended from time to time by the Company to its senior executives; and (iii) payment on a pro-rated basis of any bonus or other payments earned in connection with any bonus plan to which Executive was a participant as of the date of Executive’s termination of employment.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of November 3, 2016 by (a) each stockholder who is known to us to own beneficially 5% or more of our outstanding common stock; (b) all directors; (c) our executive officers, and (d) all executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of common stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of common stock.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of November 3, 2016. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of November 3, 2016 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of our directors and officers is c/o Sports Field Holdings, Inc., at 4320 Winfield Road, Suite 200, Warrenville, IL 60555.

Name and Address of Beneficial Owner	Outstanding Common Stock		Percentage of Ownership of Common Stock
5% Beneficial Shareholders	—		—
None
Officers and Directors
Jeromy Olson	780,000	(1)	2.3%
Tracy Burzycki	175,000	(2)	* %
Glenn Appel	125,000	(3)	* %
Glenn Tilley	359,587	(4)	1.05%

Officers and Directors as a Group (4 persons)	1,439,587		4.2%

____________

*         denotes less than 1%

1.       Represents (i) 630,000 shares of common stock and (ii) 150,000 shares of common stock underlying vested options with an exercise price of $1.50 per share.

2.       Represents 175,000 shares of common stock underlying vested options with an exercise price of $1.00 per share.

3.       Represents 125,000 shares of common stock underlying vested options with an exercise price of $1.00 per share.

4.       Represents (i) 85,000 shares of common stock, (ii) 174,578 shares of common stock upon the conversion of notes held by such holder and (iii) 100,000 shares of common stock underlying vested options with an exercise price of $1.00 per share.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Jeromy Olson, the CEO of the Company, owns 50% of a sales management and consulting firm, NexPhase Global, which provides sales services to the Company. Consulting expenses pertaining to the firm’s services were $161,000 for the year ended December 31, 2015, of which $41,000 was stock based compensation for the year ended December 31, 2015.

On May 7, 2015, the Company issued an unsecured promissory note in the principal amount of $150,000 (the “Tilley Note”) to Glenn Tilley. The Tilley Note pays interest equal to 9% of the principal amount of the Tilley Note, payable in one lump sum. On March 31, 2016, Mr. Tilley entered into a letter agreement whereby, effective as of February 1, 2016, Mr. Tilley waived any and all defaults that may or may not have occurred prior to the date thereof (the “Waiver”). As consideration for the Waiver, the Company issued Mr. Tilley an additional 15,000 shares of the Company’s common stock. The principal amount of the Tilley Note increased from $150,000 to $163,500 as the initial interest amount, $13,500 as of February 1, 2016, was added to the principal amount of the Tilley Note. Pursuant to the Waiver, the maturity date of the Tilley Note was extended to July 1, 2016, and the Tilley Note shall pay interest as of February 1, 2016, at a rate of 9% per annum, payable in one lump sum on July 1, 2016 (the “Maturity Date”). Mr. Tilley and the Company are currently engaged in good faith negotiations to amend the Maturity Date of the Tilley Note.

On October 20, 2016, Glenn Tilley entered into a letter agreement, whereby effective August 1, 2016, Glenn Tilley waived any and all defaults that may or may not have occurred prior to the date thereof. As consideration for entering into the Second Waiver, the Company issued Glen Tilley an additional 30,000 shares of the Company’s restricted common stock. As additional consideration for entering into the Second Waiver, the interest amount of $7,357.50 was added to the Principal Amount of the Tilley Note. As of August 1, 2016, the principal of the Tilley Note was $170,857.50. Pursuant to the Second Waiver, the maturity date of the Tilley Note was extended to January 1, 2017, at a rate of 15% per annum, payable in one lump sum on the maturity date.

The Tilley Note is convertible into shares of the Company’s common stock at a conversion price of $1.00 per share through January 1, 2017, and after January 1, 2017, the Tilley Note is convertible into shares of the Company’s common stock at a conversion price that is the lower of (i) $1.00 per share or (ii) the volume-weighted average price for the last five trading days preceding the conversion date.

Mr. Tilley was appointed as a director of the Company on January 4, 2016.

Policy on Future Related Party Transactions

All future transactions between us and our officers, directors, principal stockholders and their affiliates will be approved by the audit committee, or a similar committee consisting of entirely independent directors, according to the terms of our Code of Business Conduct and committee charters.

DESCRIPTION OF CAPITAL STOCK

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Nevada General Corporation Law relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Nevada law and is qualified by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

General

The Company is authorized to issue an aggregate number of 270,000,000 shares of capital stock, of which 20,000,000 shares are blank check preferred stock, $0.00001 par value per share and 250,000,000 shares are common stock, $0.00001 par value per share.

Preferred Stock

The Company is authorized to issue 20,000,000 shares of blank check preferred stock, $0.00001 par value per share. Currently we have no shares of preferred stock issued and outstanding.

Common Stock

The Company is authorized to issue 250,000,000 shares of common stock, $0.00001 par value per share. We currently have 16,905,970 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for purposes of electing members to our board of directors.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

As of November 4, 2016, there are 679,588 outstanding warrants to purchase our common shares. The warrants are exercisable for a term of five years with an exercise price range of $1.00 – $1.10.

Warrants to Be Issued in the Offering

The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of warrant.

Exercisability. The warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the warrants is expected to be $[    ] per share or 125% of public offering price of common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We intend to apply for the listing of the warrants offered in this offering on The NASDAQ Capital Market under the symbol “SFHIW”. No assurance can be given that such listing will be approved or that a trading market will develop.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Representatives’ Warrants

The representative’s warrants will be exercisable at any time, and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the registration statement at a per share exercise price equal to 125% of the public offering price per share of common stock in the offering.

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Options

There are 972,500 outstanding options to purchase our common stock.

Transfer Agent

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598.

Nevada Anti-Takeover Law and Certain Charter and Bylaw Provisions

Certain provisions of Nevada law and our Charter and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, may discourage certain types of takeover practices and takeover bids, and encourage persons seeking to acquire control of our company to first negotiate with us. We believe that the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

Nevada General Corporation Law. The Nevada General Corporation Law (NGCL) generally provides that a “resident domestic corporation” shall not engage in any “business combination” with an “interested stockholder” for a period of three years following the date that such stockholder became an interested stockholder unless prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder. After three years, a “resident domestic corporation” is only authorized to engage in a combination which was either authorized by the board prior to the three years, authorized by a majority of disinterested stockholders or meets various fair price criteria.

For purposes of this statute, a “resident domestic corporation” is a domestic corporation that has 200 or more stockholders of record. An “interested stockholder” generally means any person that (i) is the beneficial owner, either directly or indirectly, of 10% or more of the voting power of the outstanding voting stock of the corporation or (ii) is an affiliate or associate of the corporation and was the beneficial owner, either directly or indirectly, of 10% or more of the voting power of the outstanding stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder. For purposes of this statute, an affiliate and associate of an interested stockholder is likewise considered to be an interested stockholder. The term “business combination” is broadly defined to include a wide variety of transactions, including mergers, consolidations, sales of 5% or more of a corporation’s assets and various other transactions that may benefit an interested stockholder.

The NGCL also prohibits an acquirer, under certain circumstances, from voting shares of a target corporation’s stock after crossing certain threshold ownership percentages, unless the acquirer obtains the approval of the target corporation’s stockholders. The relevant threshold ownership percentages of the voting power of the corporation in the election of directors are: one-fifth or more but less than one-third, one-third or more but less than a majority, and a majority or more. Once an acquirer crosses one of these thresholds, those shares acquired in an offer or acquisition and those shares acquired within the preceding ninety days become control shares and such control shares are deprived of the right to vote until disinterested stockholders restore the right. This provision will not apply if the articles of incorporation or bylaws of the target corporation in effect on the tenth day following the acquisition of a controlling interest provides that this provision does not apply.

The NGCL also provides that, unless otherwise provided in the corporation’s articles or bylaws in effect on the tenth day following the acquisition of a controlling interest, in the event control shares are accorded full voting rights and the acquirer has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights for the control shares may dissent, in accordance with the Nevada statutory procedures dealing with dissenters’ rights, and obtain payment of the fair value of their shares.

This statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock in the public market, including shares issued upon exercise of outstanding options and warrants, or the anticipation of these sales, could adversely affect prevailing market prices from time to time and could impair our ability to raise equity capital in the future.

Based on the number of shares of common stock outstanding as of             , 2016, after giving pro forma effect to the closing of this offering we will have     shares of common stock outstanding, assuming (1) no exercise of the underwriters’ option to purchase additional shares of common stock and (2) no exercise of outstanding options or warrants. Of those shares, all of the shares sold in this offering will be freely tradable, except that any shares held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, or Rule 144, may only be sold in compliance with the limitations described below.

Rule 144

In general, under Rule 144, any person who is not our affiliate and has held their shares for at least six months, including the holding period of any prior owner other than one of our affiliates, may sell shares without restriction, subject to the availability of current public information about us. In addition, under Rule 144, any person who is not an affiliate of ours and has held their shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares without regard to whether current public information about us is available. A person who is our affiliate or who was our affiliate at any time during the preceding three months, and who has beneficially owned restricted securities for at least six months, including the holding period of any prior owner other than one of our affiliates, is entitled to sell a number of shares within any three-month period that does not exceed the greater of:

•         1% of the number of shares of our common stock then outstanding, which will equal approximately [•] shares immediately after this offering; or

•         the average weekly trading volume of our common stock on the NASDAQ Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements, and to the availability of current public information about us.

Options and Warrants

As of October   , 2016, options to purchase a total of 972,500 shares of common stock were outstanding, 622,500 of which were vested. Of the total number of shares of our common stock issuable under these options, all are subject to contractual lock-up agreements with the underwriters described below, and will become eligible for sale subject to Rule 144 at the expiration of those agreements.

As of October   , 2016, warrants to purchase a total of 679,588 shares of common stock were outstanding. Upon the exercise of outstanding warrants, shares will become eligible for sale subject to Rule 144.

Lock-Up Agreements

Our directors and executive officers and certain stockholders have agreed with the underwriters that for a period of 180 days after the date of this prospectus in the case of directors and executive officers, and 90 days after the date of this prospectus in the case of our principal stockholders, except with the prior written consent of the representatives and subject to specified exceptions, we or they will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock. Following the expiration of the lock-up agreements, shares will become eligible for sale subject to Rule 144.

UNDERWRITING

Joseph Gunnar & Co., LLC is acting as representative of the underwriters (the “Representative”). Subject to the terms and conditions of an underwriting agreement between us and the Representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock and warrants listed next to its name in the following table:

Name of Underwriter	Number of Shares	Number of Warrants
Joseph Gunnar & Co., LLC
Total

The underwriters are committed to purchase all the shares of common stock and warrants offered by us if they purchase any shares of common stock and warrants. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The underwriters are not obligated to purchase the shares of common stock and/or warrants covered by the underwriters’ over-allotment option described below. The underwriters are offering the shares of common stock and warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts and Commissions

The underwriters propose initially to offer the shares of common stock and warrants to the public at the public offering price set forth on the cover page of this prospectus and to dealers at those prices less a concession not in excess of $[    ] per share of common stock and warrant. If all of the shares of common stock and warrants offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise of the over-allotment option we granted to the representatives of the underwriters.

	Per Combined Share and Warrant	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

We have agreed to pay a non-accountable expense allowance to the representative of the underwriters equal to 1% of the gross proceeds received at the closing of the offering. We have paid an expense deposit of $30,000 to the representative, which will be applied against the out-of-pocket accountable expenses that will be paid by us to the underwriters in connection with this offering, and will be reimbursed to us to the extent not actually incurred in compliance with FINRA Rule 5110(f)(2)(C).

We have also agreed to pay the representative’s expenses relating to the offering, including (a) all actual filing fees incurred in connection with the review of this offering by the Financial Industry Regulatory Authority, or FINRA; (b) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $15,000 in the aggregate; (c) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones not to exceed $2,000; (d) the fees and expenses of the representative’s legal counsel not to exceed $75,000; (e) $29,500 for the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; and (f) up to $20,000 of the representative’s actual accountable road show expenses for the offering.

The total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts, commissions and expenses, are approximately $_______and are payable by us.

Over-Allotment Option

We have granted a 45-day option to the representative of the underwriters to purchase up to _____ additional shares of our common stock at a public offering price of $___ per share and/or warrants to purchase _______ shares of our common stock at a public offering price of $______ per warrant, solely to cover over-allotments, if any.

The underwriters may exercise this option for 45 days from the date of this prospectus solely to cover sales of shares of common stock and/or warrants by the underwriters in excess of the total number of shares of common stock and/or warrants set forth in the table above. If any of these additional shares and/or warrants are purchased, the underwriters will offer the additional shares and/or warrants on the same terms as those on which the shares and warrants are being offered. We will pay the expenses associated with the exercise of the over-allotment option.

Representatives’ Warrants

We have agreed to issue to the representative the representative’s warrants to purchase up to ______ shares of common stock (5% of the shares of common stock and shares of common stock underlying warrants sold in this offering, plus 5% of any shares of common stock and/or warrants sold upon exercise of the over-allotment option, if any). We are registering hereby the issuance of the representative’s warrants and the shares of common stock issuable upon exercise of the warrants. The representative’s warrants will be exercisable at any time, and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the registration statement at a per share exercise price equal to 125% of the public offering price per share of common stock in the offering. The representative’s warrants and the shares of common stock underlying the warrants have been deemed compensation by FINRA and are, therefore, subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The representatives (or permitted assignees under the Rule) will not sell, transfer, assign, pledge or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of these warrants or the underlying securities for a period of 180 days after the effective date. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we, our executive officers and directors, and certain of our stockholders, have agreed, without the prior written consent of the Representative not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other securities of the Company or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of 180 days from the date of this prospectus, in the case of our directors and officers, and 90 days from the date of this prospectus, in the case of our principal stockholders.

Right of First Refusal

We have granted the representatives a right of first refusal, for a period of twenty four months from the commencement of sales of the offering, to act as sole and exclusive investment banker, book-runner, financial advisor, underwriter and/or placement agent, at the Representative’s sole and exclusive discretion, for each and every future public and private equity and debt offering, including all equity linked financings (each, a “Subject Transaction”), during such twenty-four (24) month period, of the Company, or any successor to or subsidiary of the Company, on terms and conditions customary to the Representative for such Subject Transactions.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

OTCQB and NASDAQ

Our shares of common are quoted on the OTCQB under the symbol “SFHI.” We intend to apply to list our common stock and warrants on The NASDAQ under the symbols “SFHI” and “SFHIW,” respectively, prior to the completion of this offering. No assurance can be given that such listings will be approved; however, it is a condition of the underwriters’ obligation that our shares of common stock and warrants have been approved for listing on The NASDAQ.

Price Stabilization, Short Positions and Penalty Bids

In order to facilitate the offering of our securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. In connection with the offering, the underwriters may purchase and sell our securities in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of securities in the offering. The underwriters may close out any covered short position by either exercising the over-allotment option or purchasing shares of securities in the open market. In determining the source of shares of securities to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. “Naked” short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of securities made by the underwriters in the open market before the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As result, the price of our securities may be higher than the price that might otherwise exist in the open market.

The underwriters have advised us that, pursuant to Regulation M under the Exchange Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of our securities, including the imposition of penalty bids. This means that if the representative of the underwriters purchases securities in the open market in stabilizing transactions or to cover short sales, the representative can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

The underwriters make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares of securities to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representative to underwriters and selling group members that may make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part.

Other Relationships

From time to time, certain of the underwriters and their affiliates have provided, and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with any of the underwriters for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any

resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

(a)      to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)     to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

(c)      to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

(d)     in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societ—$$—Aga e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•         to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

•         in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•         made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•         in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Lucosky Brookman LLP. Certain legal matters in connection with this offering have been passed upon for the underwriters by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

Our consolidated balance sheet as of December 31, 2015 and December 31, 2014, respectively, and the related consolidated statements of operations, comprehensive loss, statements of stockholders’ equity (deficit), and statements of cash flows for the periods ended December 31, 2015 and December 31, 2014, respectively, have been audited by Rosenberg Rich Baker Berman & Company, an independent registered public accounting firm, as set forth in its report appearing herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits of the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement, including the exhibits and schedules thereto.

You may read and copy the registration statement of which this prospectus is a part at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s Public Reference Room. In addition, the SEC maintains an Internet web site, which is located at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s Internet web site. We are subject to the information reporting requirements of the Exchange Act, and we will file reports, proxy statements and other information with the SEC.

SPORTS FIELD HOLDINGS, INC

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SPORTS FIELD HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets
Cash & cash equivalents	$—	$61,400
Accounts receivable	187,202	151,168
Costs and estimated earnings in excess of billings	97,796	137,016
Prepaid expenses and other current assets	178,131	10,346
Total current assets	463,129	359,930
Property, plant and equipment, net	12,221	14,249
Deposits	2,090	2,090

Total assets	$477,440	$376,269

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Cash overdraft	$3,518	$—
Accounts payable and accrued expenses	1,720,633	1,896,557
Due to factor	58,788	—
Billings in excess of costs and estimated earnings	82,322	—
Provision for estimated losses on uncompleted contracts	59,315	130,046
Promissory notes	205,775	313,993
Convertible notes payable, net of debt discount of $55,432 and $40,594, respectively and debt issuance costs of $0 and $23,037, respectively	605,068	536,369
Total current liabilities	2,735,419	2,876,965

Stockholders’ equity
Preferred stock, $0.00001 par value; 20,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.00001 par value; 250,000,000 shares authorized, 16,281,571 and 13,915,331 issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	163	138
Additional paid in capital	10,160,838	7,773,184
Common stock subscription receivable	(4,500)	(4,500)
Accumulated deficit	(12,414,480)	(10,269,518)
Total stockholders’ equity (deficit)	(2,257,979)	(2,500,696)

Total liabilities and stockholders’ equity (deficit)	$477,440	$376,269

See the accompanying notes to these condensed consolidated financial statements

SPORTS FIELD HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue
Contract revenue	$467,483	$896,034	$1,278,558	$1,413,894
Total revenue	467,483	896,034	1,278,558	1,413,894

Cost of sales
Contract cost of sales	525,220	1,069,352	1,289,080	1,471,090
Total cost of sales	525,220	1,069,352	1,289,080	1,471,090

Gross profit (loss)	(57,737)	(173,318)	(10,522)	(57,196)

Operating expenses
Selling, general and administrative	816,399	772,876	1,771,603	1,214,598
Research & development	28,674	—	88,447	—
Depreciation	1,014	7,225	2,028	14,451
Total operating expenses	846,087	780,101	1,862,078	1,229,049

Net loss from operations	(903,824)	(953,419)	(1,872,600)	(1,286,245)

Other income (expense), net
Interest, net	(113,364)	(15,042)	(272,603)	(11,927)
Miscellaneous income	—	—	241	—
Total other income (expense), net	(113,364)	(15,042)	(272,362)	(11,927)

Net loss before income taxes	(1,017,188)	(968,461)	(2,144,962)	(1,298,172)

Provision for income taxes	—	—	—	—

Net loss	$(1,017,188)	$(968,461)	$(2,144,962)	$(1,298,172)

Net loss per common share, basic and diluted	$(0.06)	$(0.07)	$(0.14)	$(0.10)

Weighted average common shares outstanding, basic and diluted	16,428,223	13,557,473	15,622,456	13,552,568

See the accompanying notes to these condensed consolidated financial statements

SPORTS FIELD HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,144,962)	$(1,298,172)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,028	14,451
Amortization of debt issuance costs	23,037	8,967
Amortization of debt discount	148,023	8,967
Accretion of original issue discount	4,913	—
Common stock and options issued to consultants and employees	761,621	48,200
Changes in operating assets and liabilities:
Cash overdraft	3,518	—
Accounts receivable	(36,034)	(85,042)
Prepaid expenses	(73,079)	(16,625)
Inventory	—	62,289
Accounts payable and accrued expenses	(132,892)	381,370
Costs and estimated earnings in excess of billings	39,220	(44,765)
Billings in excess of costs and estimated earnings	82,322	20,209
Provision for estimated losses on uncompleted contracts	(70,731)	232,957
Net cash used in operating activities	(1,393,016)	(667,194)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds of convertible notes	150,000	450,000
Repayments of convertible notes	(150,000)
Debt issuance costs	—	(45,000)
Repayments of promissory notes	(202,924)	—
Proceeds from (repayments to) factoring	56,256	—
Proceeds from common stock subscriptions	1,478,284	—
Net cash provided by financing activities	1,331,616	405,000

Increase (decrease) in cash	(61,400)	(262,194)
Cash, beginning of period	61,400	523,492

Cash, end of period	$—	$261,298

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$53,345	$—
Taxes	$—	$—

Non cash investing and financing activities:
Notes issued for insurance premiums	$94,706	$—
Debt discount – beneficial conversion feature	$67,637	$—
Debt discount paid in the form of common shares	$80,137	$45,000
Stock issuance costs paid in the form of warrants	$69,147	$—
Increase in principal amount of convertible notes in conjunction with debt modification	$40,500	$—

See the accompanying notes to these condensed consolidated financial statements

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 — DESCRIPTION OF BUSINESS

Sports Field Holdings, Inc. (the “Company”, “Sports Field Holdings”, “we”, “our”, or “us”) is a Nevada corporation engaged in product development, engineering, manufacturing, and the construction, design and building of athletic facilities, as well as supplying its own proprietary high end synthetic turf products to the sports industry.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and disclosures required by GAAP for annual financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the condensed financial position of the Company as of June 30, 2016 and the results of operations for the three and six months ended June 30, 2016 and cash flows for the six months ended June 30, 2016. The results of operations for the three and six months ended June 30, 2016 are not necessarily indicative of the operating results for the full year ending December 31, 2016 or any other period.

These condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related disclosures of the Company as of December 31, 2015 and for the year then ended, which were filed with the Securities and Exchange Commission (“SEC”) on Form 10-K on April 12, 2016.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of Sports Field Holdings, Inc. and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenue and expenses during the periods. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the accounts receivable allowance for doubtful accounts, percentage of completion revenue recognition method, the useful life of fixed assets and assumptions used in the fair value of stock-based compensation.

Revenues and Cost Recognition

Revenues from construction contracts are included in contract revenue in the condensed consolidated statements of operations and are recognized under the percentage-of-completion accounting method. The percent complete is measured by the cost incurred to date compared to the estimated total cost of each project. This method is used as management considers expended cost to be the best available measure of progress on these contracts, the majority of which are completed within one year, but may occasionally extend beyond one year. Inherent uncertainties in estimating costs make it at least reasonably possible that the estimates used will change within the near term and over the life of the contracts.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance and completion. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. General and administrative costs are charged to expense as incurred.

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income. Such revisions are recognized in the period in which they are determined.

Costs and estimated earnings in excess of billings are comprised principally of revenue recognized on contracts (on the percentage-of-completion method) for which billings had not been presented to customers because the amounts were not billable under the contract terms at the balance sheet date. In accordance with the contract terms, any unbilled receivables at period end will be billed subsequently. Amounts are billed based on contractual terms. Billings in excess of costs and estimated earnings represent billings in excess of revenues recognized.

Cash and Cash Equivalents

The Company considers all short-term highly liquid investments with a remaining maturity at the date of purchase of three months or less to be cash equivalents. As of June 30, 2016 and December 31, 2015 the company did not have any cash equivalents.

Property, Plant and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets, which generally range from 3 to 5 years. Gains and losses from the retirement or disposition of property and equipment are included in operations in the period incurred. Maintenance and repairs are expensed as incurred.

Stock-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Awards granted to directors are treated on the same basis as awards granted to employees.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limit.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, which is the face amount of the receivable, net of the allowance for doubtful accounts. As of June 30, 2016 and December 31, 2015, the Company’s accounts receivable balance was $187,202 and $151,168, respectively, and the allowance for doubtful accounts is $0 in each period.

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Research and Development

Research and development expenses are charged to operations as incurred. For the three months ended June 30, 2016 and 2015, the Company incurred research and development expenses of $28,674 and $0, respectively. For the six months ended June 30, 2016 and 2015, the Company incurred research and development expenses of $88,447 and $0, respectively.

Warranty Costs

The Company generally provides a warranty on the products installed for up to 8 years with certain limitations and exclusions based upon the manufacturer’s product warranty; therefore the Company does not believe a warranty reserve is required as of June 30, 2016 and December 31, 2015.

Fair Value of Financial Instruments

Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities, and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Beneficial Conversion Feature

For conventional convertible debt where the rate of conversion is below market value, the Company records a “beneficial conversion feature” (“BCF”) and related debt discount.

When the Company records a BCF the relative fair value of the BCF would be recorded as a debt discount against the face amount of the respective debt instrument. The debt discount attributable to the BCF is amortized over the period from issuance to the date that the debt matures.

Derivative Instruments

The Company evaluates its convertible debt, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 815-15. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statements of operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date.

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Net Income (Loss) Per Common Share

The Company computes basic net income (loss) per share by dividing net income (loss) per share available to common stockholders by the weighted average number of common shares outstanding for the period and excludes the effects of any potentially dilutive securities. Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable. The computation of basic and diluted loss per share excludes potentially dilutive securities because their inclusion would be anti-dilutive. Anti-dilutive securities excluded from the computation of basic and diluted net loss per share for the six months ended June 30, 2016 and 2015, respectively, are as follows:

	June 30,
	2016	2015
Warrants to purchase common stock	662,543	500,000
Options to purchase common stock	622,500	230,000
Unvested restricted common shares	100,000	—
Convertible Notes	679,498	456,075
Totals	2,064,541	1,186,075

Shares outstanding

Shares outstanding include shares of unvested restricted stock. Unvested restricted stock included in reportable shares outstanding was 100,000 and 0 shares as of June 30, 2016 and 2015, respectively. Shares of unvested restricted stock are excluded from our calculation of basic weighted average shares outstanding, but their dilutive impact is added back in the calculation of diluted weighted average shares outstanding.

Significant Customers

The Company’s business focuses on securing a smaller number of high quality, highly profitable projects, which sometimes results in having a concentration of sales and accounts receivable among a few customers. This concentration is customary among the design and build industry for a company of our size. As we continue to grow and are awarded more projects, this concentration will continue to decrease.

At June 30, 2016, the Company had three customers representing 100.0% of the total accounts receivable balance.

At December 31, 2015, the Company had two customers representing 94% of the total accounts receivable balance.

For the three months ended June 30, 2016, the Company had three customers that represented 46%, 16% and 26% of the total revenue and for the three months ended June 30, 2015, the Company had two customers that represented 74% and 16% of the total revenue.

For the six months ended June 30, 2016, the Company had three customers that represented 24%, 51% and 17% of the total revenue and for the six months ended June 30, 2015, the Company had two customers that represented 45% and 49% of the total revenue.

Reclassifications

Certain items in the prior year financial statements have been reclassified to conform to the current year presentation.

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Recently Adopted Accounting Guidance

In April 2015, the FASB issued Accounting Standards Update No. 2015-03, Interest — Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs, or ASU 2015-03. ASU 2015-03 amends current presentation guidance by requiring that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. Prior to the issuance of ASU 2015-03, debt issuance costs were required to be presented as an asset in the balance sheet. We adopted the provisions of ASU 2015-03 on January 1, 2016 and prior period amounts have been reclassified to conform to the current period presentation. As of December 31, 2015, $23,037 of debt issuance costs were reclassified in the condensed consolidated balance sheet from current assets to convertible notes payable. The adoption of ASU 2015-03 did not materially impact our condensed consolidated financial position, results of operations or cash flows.

In June 2014, the Financial Accounting Standards Board issued Accounting Standards Update 2014-12, Compensation-Stock Compensation. The amendments in this update apply to reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target can be achieved after the requisite service period. This Accounting Standards Update is the final version of Proposed Accounting Standards Update EITF-13D-Compensation-Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period, which has been deleted. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in Topic 718 as it relates to awards with performance conditions that affect vesting to account for such awards. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. As indicated in the definition of vest, the stated vesting period (which includes the period in which the performance target could be achieved) may differ from the requisite service period. The amendments in this update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015, and early adoption is permitted. We adopted the provisions of ASU 2014-12 on January 1, 2016. The adoption of ASU 2014-12 did not impact our condensed consolidated financial position, results of operations or cash flows.

Recent Accounting Guidance Not Yet Adopted

During May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”), which requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The new guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. In July 2015, the FASB voted to delay the effective date of ASU 2014-09 by one year to the first quarter of 2018 to provide companies sufficient time to implement the standards. Early Adoption will be permitted, but not before the first quarter of 2017. Adoption can occur using one of two prescribed transition methods. The Company is currently evaluating the impact of the new standard.

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

In August 2014, the Financial Accounting Standards Board issued Accounting Standards Update 2014-15, Presentation of Financial Statements-Going Concern. The Update provides U.S. GAAP guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and about related footnote disclosures. For each reporting period, management will be required to evaluate whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2013-300-Presentation of Financial Statements (Topic 205): Disclosure of Uncertainties about an Entity’s Going Concern Presumption, which has been deleted. The amendments in this update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The adoption of ASU 2014-15 is not expected to have a material impact on our financial position, results of operations or cash flows.

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, “Leases” (topic 842). The FASB issued this update to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The updated guidance is effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption of the update is permitted. The Company is currently evaluating the impact of the new standard.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-06, “Derivatives and Hedging” (topic 815). The FASB issued this update to clarify the requirements for assessing whether contingent call (put) options that can accelerate the payment of principal on debt instruments are clearly and closely related to their debt hosts. An entity performing the assessment under the amendments in this update is required to assess the embedded call (put) options solely in accordance with the four-step decision sequence. The updated guidance is effective for annual periods beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption of the update is permitted. The Company is currently evaluating the impact of the new standard.

In April 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, “Compensation — Stock Compensation” (topic 718). The FASB issued this update to improve the accounting for employee share-based payments and affect all organizations that issue share-based payment awards to their employees. Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The updated guidance is effective for annual periods beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption of the update is permitted. The Company is currently evaluating the impact of the new standard.

In April 2016, the Financial Accounting Standards Board (‘FASB”) issued Accounting Standards Update (“ASU”) No. 2016-10, “Revenue from Contracts with Customers: Identifying Performance Obligations and Licensing” (topic 606). In March 2016, the Financial Accounting Standards Board (‘FASB”) issued Accounting Standards Update (“ASU”) No. 2016-08, “Revenue from Contracts with Customers: Principal versus Agent Considerations (Reporting Revenue Gross verses Net)” (topic 606). These amendments provide additional clarification and implementation guidance on the previously issued ASU 2014-09, “Revenue from Contracts with Customers”. The amendments in ASU 2016-10 provide clarifying guidance on materiality of performance obligations; evaluating distinct performance obligations; treatment of shipping and handling costs; and determining whether an entity’s promise to grant a license provides a customer with either a right to use an entity’s intellectual property or a right to access an entity’s intellectual property. The amendments in ASU 2016-08 clarify how an entity should identify the specified

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

good or service for the principal versus agent evaluation and how it should apply the control principle to certain types of arrangements. The adoption of ASU 2016-10 and ASU 2016-08 is to coincide with an entity’s adoption of ASU 2014-09, which we intend to adopt for interim and annual reporting periods beginning after December 15, 2017. The Company is currently evaluating the impact of the new standard.

There were no other new accounting pronouncements that were issued or became effective since the issuance of our 2015 Annual Report on Form 10-K that had, or are expected to have, a material impact on our condensed consolidated financial position, results of operations or cash flows.

Subsequent Events

Management has evaluated subsequent events or transactions occurring through the date on which the financial statements were issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements, except as disclosed.

NOTE 3 — GOING CONCERN

As reflected in the accompanying condensed consolidated financial statements, as of June 30, 2016 the Company had a cash deficit of $(3,518) and a working capital deficit of $(2,272,290). Furthermore, the Company had a net loss and net cash used in operations of $(2,144,962) and (1,393,016), respectively, for the six months ended June 30, 2016 and an accumulated deficit totaling $(12,414,480). These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue its operations as a going concern is dependent on Management’s plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including but not limited to term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives. The Company believes its current available cash along with anticipated revenues may be insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 — COSTS AND ESTIMATED EARNINGS ON CONTRACTS IN PROCESS

Following is a summary of costs, billings, and estimated earnings on contracts in process as of June 30, 2016 and December 31, 2015:

	June 30, 2016	December 31, 2015
Costs incurred on contracts in progress	$4,686,789	$5,395,046
Estimated earnings (losses)	(642,505)	(863,259)
	4,044,284	4,531,787
Less billings to date	(4,088,125)	(4,524,817)
	$(43,841)	$6,970

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 4 — COSTS AND ESTIMATED EARNINGS ON CONTRACTS IN PROCESS (cont.)

The above accounts are shown in the accompanying condensed consolidated balance sheet under these captions at June 30, 2016 and December 31, 2015:

	June 30, 2016	December 31, 2015
Costs and estimated earnings in excess of billings	$97,796	$137,016
Billings in excess of costs and estimated earnings	(82,322)	—
Provision for estimated losses on uncompleted contracts	(59,315)	(130,046)
	$(43,841)	$6,970

Warranty Costs

During the three and six months ended June 30, 2016 the Company incurred costs of approximately $8,300 and $17,500, respectively. During the three and six months ended June 30, 2015 the Company incurred costs of approximately $206,000 and $206,000, respectively, relating to the installation of materials by a subcontractor that has been released from the Company. The Company has implemented policies and procedures to avoid these costs in the future. The Company generally provides a warranty on the products installed for up to 8 years with certain limitations and exclusions based upon the manufacturer’s product warranty; therefore, the Company does not believe a warranty reserve is required as of June 30, 2016.

NOTE 5 — PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following:

	June 30, 2016	December 31, 2015
Furniture and equipment	$20,278	$20,278
Total	20,278	20,278
Less: accumulated depreciation	(8,057)	(6,029)
	$12,221	$14,249

Depreciation expense for the three and six months ended June 30, 2016 was $1,014 and $2,028, respectively.

Depreciation expense for the three and six months ended June 30, 2015 was $7,225 and $14,451, respectively.

NOTE 6 — DEBT

Convertible Notes

On May 7, 2015, the Company issued unsecured convertible promissory notes (collectively the “Notes”) in an aggregate principal amount of $450,000 to three accredited investors (collectively the “Note Holders”) through a private placement. The notes pay interest equal to 9% of the principal amount of the notes, payable in one lump sum, and mature on February 1, 2016 unless the notes are converted into common stock if the Company undertakes a qualified offering of securities of at least $2,000,000 (the “Qualified Offering”). The principal of the notes are convertible into shares of common stock at a conversion price that is the lower of $1.00 per share or the price per share offered in a Qualified Offering. In order to induce the investors to invest in the notes, one of the Company’s shareholders assigned an aggregate of 45,000 shares of his common stock to such investors. The Company recorded a $45,000 debt discount relating to the 45,000 shares of common stock issued with an offsetting entry to additional paid in capital. The debt discount shall be amortized to interest expense over the life of the notes. As part of the transaction, we incurred placement agent fees of $22,500 and legal fees of $22,500 which were recorded as debt issue

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 6 — DEBT (cont.)

costs and shall be amortized over the life of the notes. The outstanding principal balance on the notes at December 31, 2015 was $450,000.

The notes matured on February 1, 2016. On March 31, 2016, the Note Holders entered into a letter agreement whereby, effective as of February 1, 2016, they waived any and all defaults that may or may not have occurred prior to the date thereof (the “Waiver”). As consideration for the Waiver, the Company issued the Note Holders an aggregate of 45,000 shares of the Company’s common stock. The principal amount on the Notes increased from $450,000 to $490,500 as the initial interest amount, $40,500 as of February 1, 2016, was added to the principal amount of the Notes. The maturity date of the Notes was extended to July 1, 2016 and the Notes shall pay interest as of February 1, 2016 at a rate of 9% per annum, payable in one lump sum on the maturity date. In addition, on any note conversion date from February 1, 2016 through July 1, 2016, the Notes are convertible into shares of the Company’s common stock at a conversion price of $1.00 per share. On any Note conversion after July 1, 2016, the notes are convertible into shares of the Company’s common stock at a conversion price that is the lower of (i) $1.00 per share and (ii) the volume-weighted average price for the last five trading days preceding the conversion date. All remaining terms of the Notes remained the same.

Glenn Tilley, a director of the Company, is the holder of $163,500 of principal of the aforementioned Notes.

As of July 1, 2016, the Company is not compliant with the repayment terms of the Notes but no defaults under the Notes have been called by the Note Holders. As of that date, the outstanding principal balance on the Notes was $450,000. The Company is currently conducting good faith negotiations with the Note Holders to further extend the maturity date, however, there can be no assurance that a further extension will be granted.

In accordance with ASC 470, since the present value of the cash flows under the new debt instrument was not at least ten percent different from the present value of the remaining cash flows under the terms of the original debt instrument, the Company accounted for the Waiver as a debt modification. Accordingly, the Company recorded a debt discount of $49,500 in the condensed consolidated balance sheet. The debt discount shall be amortized to interest expense over the life of the note.

On August 19, 2015, we entered into a Securities Purchase Agreement (the “Agreement”) with a private investor (the “Investor”). Under the Agreement, the Investor agreed to purchase convertible debentures in the aggregate principal amount of up to $450,000 (together the “Debentures” and each individual issuance a “Debenture”), bearing interest at a rate of 0% per annum, with maturity on the thirty-six (36) month anniversary of the respective date of issuance.

On the Initial Closing Date, we issued and sold to the Investor, and the Investor purchased from us, a first Debenture in the principal amount of $150,000 for a purchase price of $135,000. $15,000 was recorded as an original issue discount and will be accreted over the life of the note to interest expense. The Agreement provides that, subject to our compliance with certain conditions to closing, at the request of the Company and approval by the Investor, (i) we will issue and sell to the Investor, and the Investor will purchase from us, a second Debenture in the principal amount of $150,000 for a purchase price of $135,000 and (ii) thereafter, we will issue and sell to the Investor, and the Investor will purchase from us, a third Debenture in the principal amount of $150,000 for a purchase price of $135,000.

The principal amount of the Debentures can be converted at the option of the Investor into shares of our common stock at a conversion price per share of $1.00 until the six month anniversary of each closing date. If the Debenture is not repaid within six months, the Investor will be able to convert such Debenture at a conversion price equal to 65% of the lowest closing bid price for our common stock during the previous 20 trading days, subject to the terms and conditions contained in the Debenture. If the Debentures are repaid within 90 days of the date of issuance, there is no prepayment penalty or premium. Following such time, a

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 6 — DEBT (cont.)

prepayment penalty or premium will apply. As part of the transaction, we agreed to pay the Investor $5,000 and issue 25,000 shares of our Common Stock for certain due diligence and other transaction related costs. In-addition the Company incurred placement agent fees of $7,500 and legal fees of $7,500. The Company recorded a $25,000 debt discount relating to the 25,000 shares of common stock issued. The debt discount shall be amortized to interest expense over the life of the note. The remaining fees were recorded as debt issue costs and shall be amortized over the life of the note.

The Company assessed the conversion feature of the Debentures on the date of issuance and at end of each subsequent reporting period and concluded the conversion feature of the Debentures do not qualify as a derivative because there is no market mechanism for net settlement and it is not readily convertible to cash. The Company will reassess the conversion feature of the Debentures for derivative treatment at the end of each subsequent reporting period.

The outstanding principal balance on the Debentures at December 31, 2015 was $150,000. On February 19, 2016, the Company paid the Debentures in full along with a prepayment penalty in the amount of $45,000.

On February 22, 2016 (the “Effective Date”), the Company issued a convertible note in the principal aggregate amount of $170,000 to a private investor. The note pays interest at a rate of 12% per annum and matures on August 19, 2016 (the “Maturity Date”). The Note is convertible into shares of the Company’s common stock at a conversion price equal to: (i) from the Effective Date through the Maturity Date at $1.00 per share; and (ii) beginning one day after the Maturity Date, or notwithstanding the foregoing, at any time after the Company has registered shares of its common stock underlying the note in a registration statement on Form S-1 or any other form applicable thereto, the lower of $1.00 per share or the variable conversion price (as defined in the note).

The Company used the proceeds of the note to pay off a debenture issued in favor of a private investor on August 19, 2015. The debenture was in the principal amount of $150,000 and as of the date of this filing the investor has been paid all principal and interest due in full satisfaction thereof.

As additional consideration for issuing the note, on the Effective Date the Company issued to the investor 35,000 shares of the Company’s restricted common stock. The Company recorded a $30,637 debt discount relating to the 35,000 shares of common stock issued. The debt discount shall be amortized to interest expense over the life of the convertible note.

The intrinsic value of the convertible note, when issued, gave rise to a beneficial conversion feature which was recorded as a discount to the note of $67,637 to be amortized over the period from issuance to the date that the debt matures.

The Company assessed the conversion feature of the note on the date of issuance and at end of each subsequent reporting period and concluded the conversion feature of the note did not qualify as a derivative because there is no market mechanism for net settlement and it is not readily convertible to cash. The Company will reassess the conversion feature of the note for derivative treatment at the end of each subsequent reporting period.

The outstanding principal balance on the convertible note at June 30, 2016 was $170,000.

Promissory Notes

On September 15, 2015, the Company entered into a short term loan agreement with an investor. The principal amount of the loan was $200,000. The first $100,000 of the loan is payable upon the Company raising $500,000 in a qualified offering. The remaining balances is payable upon the Company raising $1,000,000 in a qualified offering. The loan bears interest at a rate of 8%. As part of the transaction, we incurred placement agent fees of $10,000 which were recorded as debt issue costs and shall be amortized

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 6 — DEBT (cont.)

over the life of the loan. On May 3, 2016, the Company paid 10,000 in note principal and $10,000 of accrued interest on the loan and the Company entered into a promissory note with the lender for the remaining principal amount of $190,000. Pursuant to the terms of the promissory note agreement, the note bears interest at a rate of 8% and requires the Company to make one monthly principal payment of $10,000, one monthly principal payment of $12,500, eleven monthly principal payments of $15,000 and one monthly principal payment of $2,500, all along with interest starting on June 1, 2016. The note matures on July 1, 2017 and is unsecured. The outstanding principal balance on the note at June 30, 2016 was $170,000.

On September 21, 2015, the Company entered into a promissory note with an investor in the principal amount of $163,993. The Company received proceeds of $155,993 and $8,000 was recorded as an original issue discount which will be accreted over the life of the note to interest expense. The promissory note is due on demand and carries a 5.0% interest rate. The promissory note is secured by all assets of the Company. On November 17, 2015, the Company paid $50,000 of principal on the note. The outstanding principal balance on the note at December 31, 2015 was $113,993. During the six months ended June 30, 2016, the Company paid the remaining note principal of $113,993 in full. As of June 30, 2016, accrued interest due was $2,486.

On January 26, 2016, the Company entered into a finance agreement with IPFS Corporation (“IPFS”). Pursuant to the terms of the agreement, IPFS loaned the Company the principal amount of $65,006, which would accrue interest at 3.5% per annum, to partially fund the payment of the premium of the Company’s general liability insurance. The agreement requires the Company to make nine monthly payments of $7,328.66, including interest starting on February 27, 2016.

As of June 30, 2016, the outstanding balance related to this finance agreement was $29,102.

On November 30, 2015, the Company entered into a finance agreement with First Insurance Funding (“FIF”). Pursuant to the terms of the agreement, FIF loaned the Company the principal amount of $29,700, which would accrue interest at 3.8% per annum, to partially fund the payment of the premium of the Company’s directors and officers insurance. The agreement requires the Company to make nine monthly payments of $3,352.47, including interest starting on January 3, 2016.

As of June 30, 2016, the outstanding balance related to this finance agreement was $6,673.

NOTE 7 — FACTOR AGREEMENT

On March 28, 2016, the Company entered into an agreement with a financial services company (the “Factor”) for the purchase and sale of accounts receivables. The financial services company advances up to 80% of qualified customer invoices and holds the remaining 20% as a reserve until the customer pays the financial services company. The released reserves are returned to the Company, less applicable discount fees. The Company is initially charged 2.0% on the face value of each invoice purchased and 0.008% for every 30 days the invoice remains outstanding. Uncollectable customer invoices are charged back to the Company after 90 days. During the six months ended June 30, 2016, accounts receivable purchased by the Factor amounted to $353,648 and advances from the Factor amounted to $282,917. At June 30, 2016 the advances from the factor, inclusive of fees, amounted to $58,788. Advances from the Factor are collateralized by all accounts receivable of the Company.

NOTE 8 — STOCKHOLDERS EQUITY (DEFICIT)

There is not yet a viable market for the Company’s common stock to determine its fair value, therefore management is required to estimate the fair value to be utilized in the determining stock-based compensation costs. In estimating the fair value, management considers recent sales of its common stock to independent qualified investors and other factors. Considerable management judgment is necessary to estimate the fair value. Accordingly, actual results could vary significantly from management’s estimates.

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 8 — STOCKHOLDERS EQUITY (DEFICIT) (cont.)

Preferred Stock

The Company has authorized 20,000,000 shares of preferred stock, with a par value of $0.00001 per share. As of June 30, 2016 and December 31, 2015, the Company has -0- shares of preferred stock issued and outstanding.

Common Stock

The Company has authorized 250,000,000 shares of common stock, with a par value of $0.00001 per share. As of June 30, 2016 and December 31, 2015, the Company has 16,281,571 and 13,915,331 shares of common stock issued and outstanding, respectively.

Common stock issued in placement of debt

As part of a securities purchase agreement entered into on February 19, 2016, we agreed to issue an investor 35,000 shares of our common stock.

Common stock issued in debt modification

As part of a debt modification entered into on March 31, 2016, we agreed to issue three investors an aggregate of 45,000 shares of our common stock.

Common stock issued for services

On March 31, 2016, 1,000 shares of common stock were granted to a certain employee with a fair value of $1,100.

On June 30, 2016, 1,500 shares of common stock were granted to a certain employee with a fair value of $1,650.

During the six months ended June 30, 2016, 489,000 shares of common stock valued at $524,150 were issued to various consultants for professional services provided to the Company.

As discussed in Note 10, Jeromy Olson was issued 250,000 shares of common stock valued at $275,000 as per the terms of his employment agreement with the company as Chief Executive Officer.

Sale of common stock

During the six months ended June 30, 2016, the Company sold 1,544,740 shares of common stock to investors in exchange for $1,699,214 in gross proceeds in connection with the private placement of the Company’s stock.

In connection with the private placement the Company incurred fees of $220,929. In addition, 154,475 five year warrants with an exercise price of $1.10 were issued to the placement agent. The Company valued the warrants at $69,147 on the commitment date using a Black-Scholes-Merton option pricing model. The value of the warrants was a direct cost of the private placement and has been recorded as a reduction in additional paid in capital.

Stock options issued for services

During the six months ended June 30, 2016, the Company’s board of directors authorized the grant of 200,000 stock options, having a total fair value of approximately $97,500, with a vesting period of 2.00 years. These options expire on January 4, 2021.

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 8 — STOCKHOLDERS EQUITY (DEFICIT) (cont.)

The Company uses the Black-Scholes option pricing model to determine the fair value of the options granted. In applying the Black-Scholes option pricing model to options granted, the Company used the following weighted average assumptions:

For the Six Months Ended June 30, 2016
Risk free interest rate	1.73%
Dividend yield	0.00%
Expected volatility	45.25%
Expected life in years	5
Forfeiture Rate	0.00%

Since the Company has limited trading history, volatility was determined by averaging volatilities of comparable companies.

The expected term of the option, taking into account both the contractual term of the option and the effects of employees’ expected exercise and post-vesting employment termination behavior: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding. Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the simplified method, i.e., expected term = ((vesting term + original contractual term) / 2), if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term. The contractual term is used as the expected term for share options and similar instruments that do not qualify to use the simplified method.

The following is a summary of the Company’s stock option activity during the six months ended June 30, 2016:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Outstanding – January 31, 2016	430,000	$1.03	5.00
Granted	200,000	1.00	5.00
Exercised	—	—	—
Forfeited/Cancelled	(7,500)	1.50	—
Outstanding – June 30, 2016	622,500	$1.02	4.07
Exercisable – June 30, 2016	355,000	$1.04	3.95

At June 30, 2016 and 2015, the total intrinsic value of options outstanding was $60,000 and $0, respectively.

At June 30, 2016 and 2015, the total intrinsic value of options exercisable was $32,500 and $0, respectively.

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 8 — STOCKHOLDERS EQUITY (DEFICIT) (cont.)

Stock-based compensation for stock options has been recorded in the condensed consolidated statements of operations and totaled $35,150 and $69,721 for the three and six months ended June 30, 2016, respectively, and $12,317 and $23,201 for the three and six months ended June 30, 2015, respectively. As of June 30, 2016, the remaining balance of unamortized expense is $134,564 and is expected to be amortized over a remaining period of 1.25 years.

Stock Warrants

The following is a summary of the Company’s stock warrant activity during the six months ended June 30, 2016:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Outstanding – January 1, 2016	508,068	$1.00	3.13
Granted	154,475	1.10
Exercised	—	—
Forfeited/Cancelled	—	—
Outstanding – June 30, 2016	662,543	$1.03	3.12
Exercisable – June 30, 2016	662,543	$1.03	3.12

At June 30, 2016 and 2015, the total intrinsic value of warrants outstanding and exercisable was $49,625 and $0, respectively.

NOTE 9 — RELATED PARTY TRANSACTIONS

Jeromy Olson, the Chief Executive Officer of the Company, owns 33.3% of a sales management and consulting firm, NexPhase Global that provides sales services to the Company. These services include the retention of two full-time senior sales representatives including the current National Sales Director of the Company. Consulting expenses pertaining to the firm’s services were $61,000 and $122,000 for the three and six months ended June 30, 2016, respectively. Included in consulting expense for the three and six months ended June 30, 2016 were 10,000 and 20,000 shares of common stock valued at $11,000 and $22,000, respectively, issued to Nexphase Global.

Consulting expenses pertaining to the firm’s services were $40,000 and $80,000 for the three and six months ended June 30, 2015. Included in consulting expense for the three and six months ended June 30, 2015 were 10,000 and 20,000 shares of common stock valued at $10,000 and $20,000, respectively, issued to Nexphase Global.

Glenn Tilley, a director of the Company, was issued 15,000 shares of our common stock as part of a Waiver entered into with Mr. Tilley on March 31, 2016. (See Note 6 – Convertible Notes – May 7, 2015 Notes).

NOTE 10 — COMMITMENTS AND CONTINGENCIES

Services Agreements

On August 12, 2015, the Company entered into a Services Agreement with Aranea Partners. Aranea Partners agreed to provide investor relations services to the Company for a period of 12 months. As compensation for the services, the Company issued 50,000 shares of the Company common stock on August 12, 2015. On August 12, 2016, the Company is obligated to issue an additional 100,000 shares of the Company’s common

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 10 — COMMITMENTS AND CONTINGENCIES (cont.)

stock. The Company has recorded compensation expense relating to the agreement of $39,782 and $79,563 during the three and six months ended June 30, 2016, respectively.

On August 4, 2015, the Company entered into a Services Agreement with a consultant. The consultant agreed to provide investor relations services to the Company for a period of 12 months. As compensation for the services, the Company was obligated to issue 62,500 shares of the Company common stock on August 16, 2015. On November 15, 2016, the Company is obligated to issue an additional 62,500 shares of the Company’s common stock. The Company has recorded compensation expense relating to the agreement of $32,633 and $65,266 during the three and six months ended June 30, 2016, respectively.

On February 19, 2016 (the “Effective Date”), the Company entered into a Services Agreement with a consultant. The consultant agreed to provide investor relations services to the Company for a period of 12 months. As compensation for the services, the Company shall pay the consultant $12,000 per month and is obligated to issue 62,500 shares of the Company common stock upon the 90-day anniversary of the Effective Date and on the 180-day, 270-day and 360-day anniversary of the Effective Date, if the agreement is renewed as outline in the terms of the service. The Company may terminate this agreement by providing 5 days advance written notice in the first 60 days of entering into this agreement and with 30 days advance written notice thereafter for the duration of the agreement. The Company has recorded compensation expense relating to the equity portion of the agreement of $68,374 and $99,180 during the three and six months ended June 30, 2016, respectively.

On April 14, 2016 (the “Effective Date”), the Company entered into a Services Agreement with a consultant. The consultant agreed to provide financial and operational services to the Company. The agreement terminates on March 31, 2017. As compensation for the services, the Company shall pay the consultant $2,400 per month and is obligated to issue $1,000 in shares of the Company common stock to be issued quarterly in arrears based on a share price equal to the 30-day moving average share price. The Company may terminate this agreement by providing 21 days advance written notice for the duration of the agreement. The Company has recorded compensation expense relating to the equity portion of the agreement of $2,500 and $2,500 during the three and six months ended June 30, 2016, respectively.

Consulting Agreements

In March 2014, the Company reached an agreement with a consulting firm owned by the CEO of the Company to provide non-exclusive sales services. The consulting firm will receive between 3.5% and 5% commissions on sales referred to the Company. In addition, the consulting firm will receive a monthly fee of $6,000, 50,000 shares of common stock upon execution of the agreement, and 10,000 shares of common stock at the beginning of each three month period for the term of the agreement and any renewal periods thereafter. The agreement is for 18 months, and is renewable for successive 18 month terms. On December 10, 2014, the consulting agreement was amended. The monthly fee was increased to $10,000 per month retroactive to September 1, 2014 and 50,000 additional shares of common stock were issued. In addition, the consulting firm will be issued qualified stock options as follows:

•         100,000 stock options at an exercise price of $1.50 per share that vest on December 31, 2015

•         100,000 stock options at an exercise price of $1.75 per share that vest on December 31, 2016

•         100,000 stock options at an exercise price of $2.50 per share that vest on December 31, 2017

The options will be issued after the Company adopts a formal option plan that is approved by the Board of Directors.

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 10 — COMMITMENTS AND CONTINGENCIES (cont.)

On March 14, 2016, the consulting agreement was further amended. The monthly fee was increased to $20,000 per month for a period of twelve months. At the end of the twelve month period the monthly payment reverts back to $10,000.

In March 2014, the Company reached an agreement with a consulting firm to provide non-exclusive sales services. The consulting firm will receive up to 5% commissions on sales referred to the Company. The term of the agreement is for one year, and automatically renews for successive one year terms unless either party notifies the other, in writing, of its intention not to renew at least 60 days before the end of the initial term of this agreement or any renewal term. As compensation for the services, the Company shall pay the consultant $2,500 per month and is obligated to issue 50,000 shares of the Company common stock upon execution of the agreement and 10,000 shares of the Company common stock at the beginning of each three month period for the term of the agreement and any renewal periods thereafter. The Company may terminate this agreement by providing 5 days advance written notice in the first 60 days of entering into this agreement and with 30 days advance written notice thereafter for the duration of the agreement. The Company has recorded compensation expense relating to the equity portion of the agreement of $11,000 and $22,000 during the three and six months ended June 30, 2016, respectively.

In February 2015, the Company reached an agreement with a consulting firm to provide non-exclusive sales services with an effective date of February 10, 2015 (the “Effective Date”). The agreement expires on December 31, 2017 and automatically renews for successive one year terms unless either party notifies the other, in writing, of its intention not to renew at least 15 days before the end of the initial term of this agreement or any renewal term. As compensation for the services, the consultant will receive (i) 5% commissions on sales of products or services other than turf referred to the Company; (ii) commission based on square footage of turf sold to certain parties as outlined in the agreement; (iii) 100,000 shares of the Company common stock (the “Payment Shares”) upon execution of the agreement, which shall be subject to certain Clawback provisions. “Clawback” means (i) if this agreement is terminated by the Company prior to December 31, 2016, then 50,000 of the Payment Shares shall be forfeited, and cancelled by the Company; and (i) if this Agreement is terminated by the Company prior to December 31, 2017, then 25,000 of the Payment Shares shall be forfeited, and cancelled by the Company. No equity compensation will be owed in connection with any renewal term. The Company has recorded compensation expense relating to the equity portion of the agreement of $9,057 and $18,114 during the three and six months ended June 30, 2016, respectively.

In February 2015, the Company reached an agreement with an individual to provide non-exclusive sales services with an effective date of January 1, 2015 (the “Effective Date”). The individual will receive up to 5% commissions on sales referred to the Company. The term of the agreement is for 18 months from the date of execution, and automatically renews for successive one year terms unless either party notifies the other, in writing, of its intention not to renew at least 90 days before the end of the initial term of this agreement or any renewal term. As compensation for the services, the Company shall pay the consultant $5,000 per month and is obligated to issue 25,000 shares of the Company common stock within 30 days of execution of the agreement, 25,000 shares of the Company common stock within 15 days of the date of execution and delivery of a certain synthetic turf contract and 20,000 shares of the Company common stock upon reaching certain sales milestones. The Company has recorded compensation expense relating to the equity portion of the agreement of $4,166 and $8,333 during the three and six months ended June 30, 2016, respectively.

In November 2015, the Company reached an agreement with an individual to provide non-exclusive sales services with an effective date of January 1, 2015 (the “Effective Date”). The term of the agreement is for 3 years from the date of execution, and automatically renews for successive one year terms unless either party notifies the other, in writing, of its intention not to renew at least 90 days before the end of the initial term of this agreement or any renewal term. As compensation for the services, the Company is obligated to issue 75,000 shares of the Company common stock (the “Payment Shares”) within 30 days of execution

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 10 — COMMITMENTS AND CONTINGENCIES (cont.)

of the agreement, which shall be subject to certain Clawback provisions. “Clawback” means (i) if this agreement is terminated by the Company prior to September 30, 2016, then 50,000 of the Payment Shares shall be forfeited, and cancelled by the Company; and (i) if this Agreement is terminated by the Company prior to June 30, 2017, then 25,000 of the Payment Shares shall be forfeited, and cancelled by the Company. No equity compensation will be owed in connection with any renewal term. The Company has recorded compensation expense relating to the equity portion of the agreement of $6,850 and $13,700 during the three and six months ended June 30, 2016, respectively.

In December 2015, the Company reached an agreement with an individual to provide non-exclusive sales services. The individual will receive up to 5% commissions on sales referred to the Company. The term of the agreement is for 18 months from the date of execution, and automatically renews for successive one year terms unless either party notifies the other, in writing, of its intention not to renew at least 90 days before the end of the initial term of this agreement or any renewal term. As compensation for the services, the Company is obligated to issue 25,000 shares of the Company common stock within 30 days of execution of the agreement, 125,000 shares of the Company common stock which shall vest at the rate of 25,000 shares per quarter, effective beginning as of the quarter ending March 31, 2016 and 20,000 shares of the Company common stock upon reaching certain sales milestones. No equity compensation will be owed in connection with any renewal term. The Company has recorded compensation expense relating to the equity portion of the agreement of $27,399 and $54,799 during the three and six months ended June 30, 2016, respectively.

In March 2016, the Company reached an agreement with an individual to provide non-exclusive sales services with an effective date of March 15, 2016 (the “Effective Date”). The individual will receive up to 1% commissions on sales referred to the Company. The term of the agreement is for one year, and automatically renews for successive one year terms unless either party notifies the other, in writing, of its intention not to renew at least 60 days before the end of the initial term of this agreement or any renewal term. As compensation for the services, the Company is obligated to issue 4,000 shares of the Company common stock on the 15th day of each month for the first 4 months of this agreement; and (ii) 10,000 shares of the Company common stock for every $1 million in gross revenue earned by the Company attributable to projects sold by the individual. The Company has recorded compensation expense relating to the equity portion of the agreement of $4,387 and $5,159 during the three and six months ended June 30, 2016, respectively.

In April 2016, the Company reached an agreement with an individual to provide non-exclusive sales services with an effective date of April 20, 2016 (the “Effective Date”). The individual will receive up to 4% commissions on sales referred to the Company. The term of the agreement is for one year, and automatically renews for successive one year terms. The Company may terminate this agreement by providing 60 days advance written notice for the duration of the agreement. As compensation for the services, the Company is obligated to issue 4,000 shares of the Company common stock on the 15th day of each month for the first 6 months of this agreement; and (ii) 10,000 shares of the Company common stock for every $1 million in gross revenue earned by the Company attributable to projects sold by the individual. The Company has recorded compensation expense relating to the equity portion of the agreement of $4,387 and $5,159 during the three and six months ended June 30, 2016, respectively.

Employment Agreements

In September 2014, Jeromy Olson entered into a 40 month employment agreement to serve in the capacity of CEO, with subsequent one year renewal periods. The CEO will receive a monthly salary of $10,000 that (1) will increase to $13,000 upon the Company achieving gross revenues of at least $10,000,000, as amended, and an operating margin of at least 15%, and (2) will increase to $16,000 per month upon the Company achieving gross revenues of at least $15,000,000 and an operating margin of at least 15%. The agreement provides for cash bonuses of 15% of the annual Adjusted EBITDA between $1 and $1,000,000, 10% of the

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 10 — COMMITMENTS AND CONTINGENCIES (cont.)

annual Adjusted EBITDA between $1,000,001 and $2,000,000 and 5% of the annual Adjusted EBITDA greater than $2,000,000. For purposes of the agreement, Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization less share based payments, gains or losses on derivative instruments and other non-cash items approved by the Board of Directors. The CEO was issued 250,000 shares of common stock on the date of the agreement and will receive 250,000 shares of common stock on January 1, 2016 provided the agreement is still in effect. Lastly, the CEO will be issued qualified stock options as follows:

•         100,000 stock options at an exercise price of $1.50 per share that vest on December 31, 2015

•         100,000 stock options at an exercise price of $1.75 per share that vest on December 31, 2016

•         100,000 stock options at an exercise price of $2.50 per share that vest on December 31, 2017

The options will be issued after the Company adopts a formal option plan that is approved by the Board of Directors.

Director Agreements

On January 4, 2016, the Company entered into a director agreement with Glenn Tilley, concurrent with Mr. Tilley’s appointment to the Board of Directors of the Company (the “Board”) effective January 4, 2016. The director agreement may, at the option of the Board, be automatically renewed on such date that Mr. Tilley is re-elected to the Board. Pursuant to the director agreement, Mr. Tilley is to be paid a stipend of One Thousand Dollars ($1,000) per meeting of the Board, which shall be contingent upon his attendance at the meetings being in person, rather than via telephone or some other electronic medium. Additionally, Mr. Tilley shall receive non-qualified stock options (the “Options”) to purchase Two Hundred Thousand (200,000) shares of the Company’s common stock. The exercise price of the Options shall be One Dollar ($1.00) per share. The Options shall vest in equal amounts over a period of two (2) years at the rate of Twenty Five Thousand (25,000) shares per fiscal quarter on the last day of each such quarter, commencing January 4, 2016. The total grant date value of the options was $97,535 which shall be expensed over the vesting period.

Advisory Board Agreements

On February 11, 2016, the Company entered into an advisory board agreement with John Brenkus, effective June 1, 2016 (the (“Effective Date”). The term of the agreement is for a period of 24 months commencing on the Effective Date. Pursuant to the agreement, Mr. Brenkus is to be issued 25,000 shares of the Company common stock at the beginning of each quarter starting on the Effective Date through the term of the agreement. The Company has recorded compensation expense relating to the agreement of $8,740 and $8,740 during the three and six months ended June 30, 2016, respectively.

Supply Agreement

On December 2, 2015, IMG Academy LLC (“IMG”) and the Company entered into an Official Supplier Agreement (the “Agreement”). The term of the Agreement is January 1, 2016 through December 31, 2019. The Agreement grants SFE certain defined promotional opportunities and supplier benefits. For the exclusive rights given to SFE in the Agreement, SFE will pay IMG $626,000. The payment terms are 1/3 after completion and acceptance of the lacrosse field built by SFE, 1/3 fifteen (15) months later and 1/3 30 months later plus IMG is capped on the price per square ft it will pay for future turf fields. If the Agreement is terminated at any time, the unpaid balance on the $626,000 owed to IMG still remains payable. As of June 30, 2016 the Company has accrued a liability of $78,250 related to the Agreement and is included in accounts payable and accrued expenses at June 30, 2016.

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 10 — COMMITMENTS AND CONTINGENCIES (cont.)

Placement Agent and Finders Agreements

The Company entered into a non-exclusive agreement with GP Nurmenkari, Inc. (“GP”) effective June 28, 2016 (the “GP Agreement”) and ending on August 31, 2016 (the “GP Term”), pursuant to which GP will introduce the Company to one or more investors (“Investors”) in connection with providing the Company with equity and/or debt financing.

GP will be compensated for its services under the agreement as follows:

(A)     The Company shall pay consideration to GP at each closing, in cash, a fee in an amount equal to 4.5% of the aggregate gross proceeds raised from (i) each sale of securities pursuant to a financing.

(B)     The Company shall grant and deliver to GP at each closing of a Financing warrants to purchase common stock of the Company (the “GP Warrants”) in the amount equal to (i) in the case of an equity financing, the amount that is 5.5% of the securities sold pursuant to such equity financing and (ii) in the case of a debt financing, the number of shares of common stock of the Company that can be purchased with 5.5% of the amount of cash funded pursuant to such debt financing, based on the highest trading price of the Company’s common stock as of the trading date immediately preceding the date of such closing. The GP Warrants shall (i) be exercisable commencing on the date of issuance at a price equal to the lower of (x) $0.70 per share and (y) the market price equal to the trailing volume weighted average price (VWAP) for the seven trading days immediately preceding the date of such closing, (ii) expire seven years after the date of issuance, and (iii) include the most favorable anti-dilution protection contained in the Company’s current securities or included in any security issued by the Company during the term of the Warrants, a cashless and automatic exercise provision, customary registration rights, and shall be non-redeemable.

(C)     If within twenty-four months from the date of the agreement, the Company completes any financing of equity or debt with any Investors who participated in a financing, the Company will pay to GP upon the closing of such financing all compensation set forth in the GP Agreement.

(D)     If at any time within the twelve months following the expiration of the GP Agreement, the Company completes a transaction or receives consideration from any person (i) who has issued a term sheet to the Company through GP during the GP Term; (ii) with whom the Company or GP had discussions during the GP Term, then, the Company shall pay GP the cash fee described above.

Litigation

The Company is engaged in an administrative proceeding against a former employee who was terminated from his positions with the Company for cause on May 12, 2014. The former employee has claimed he is due between $24,000 and $48,000 in unpaid wages. The Company believes this claim to be unfounded and is in the process of settling the matter while continuing to vigorously defend itself.

Operating Leases

On September 23, 2015, the Company entered into a new lease agreement for its office space in Illinois. The lease commences on January 1, 2016 and expires on December 31, 2016. The lease has minimum monthly payments of $1,045. The rents for the first and seventh months of 2016 are free. The lease automatically renews for periods of 12 months unless a three month notice is provided by either the Company or the landlord. The Company was required to pay a security deposit to the lessor totaling $2,090. Deferred rent at June 30, 2016 and December 31, 2015 was immaterial.

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 10 — COMMITMENTS AND CONTINGENCIES (cont.)

For the three months ended June 30, 2016 and 2015, the Company incurred rent expense of $2,854 and $1,906, respectively. For the six months ended June 30, 2016 and 2015, the Company incurred rent expense of $6,471 and $12,017, respectively.

NOTE 11 — SUBSEQUENT EVENTS

Subsequent to June 30, 2016, the Company sold 170,453 shares of common stock to investors in exchange for $187,498 in gross proceeds in connection with the private placement of the Company’s stock.

In connection with the private placement the Company incurred fees of $24,375. In addition, 17,045 five year warrants with an exercise price of $1.10 were issued to the placement agent. The Company valued the warrants on the commitment date using a Black-Scholes-Merton option pricing model. The value of the warrants was a direct cost of the private placement and has been recorded as a reduction in additional paid in capital.

Subsequent to June 30, 2016, 62,000 shares of common stock were issued to a consultant for professional services provided to the Company.

On July 14, 2016, the Company closed a Credit Agreement (the “Credit Agreement”) by and among the Company and First Form, Inc. (the “Borrowers”) and Genlink Capital, LLC, as lender (“Genlink”). Pursuant to the Credit Agreement, Genlink agreed to loan the Company up to a maximum of $1 million for general operating expenses. An initial amount of $670,000 was funded by Genlink at the closing of the Credit Agreement. Any increase in the amount extended to the Borrowers shall be at the discretion of Genlink.

The amounts borrowed pursuant to the Credit Agreement are evidenced by a Revolving Note (the “Revolving Note”) and the repayment of the Revolving Note is secured by a first position security interest in substantially all of the Company’s assets in favor of Genlink, as evidenced by a Security Agreement by and among the Borrowers and Genlink (the “Security Agreement”). The Revolving Note is due and payable, along with interest thereon, on December 20, 2017, and bears interest at the rate of 15% per annum, increasing to 19% upon the occurrence of an event of default. The Company incurred loan fees of approximately $35,000 for entering into the Credit Agreement. In addition, as per the terms of the GP Finders Agreement (See Note 10), the Company is obligated to pay a fee of $30,150 to GP and issue GP 51,395 common stock purchase warrants. The Company must pay a minimum of $75,000 in interest over the life of the loan. The principal balance on the note as of the date of this filing was $670,000.

On August 3, 2016, the Company entered into a sponsorship agreement with the National Council of Youth Sports (NCYS). NCYS agreed to provide marketing support services to the Company for a period of 12 months. The term of the agreement is for one year, and automatically renews for successive one year terms unless either party notifies the other, in writing, of its intention not to renew at least 60 days before the end of the initial term of this agreement or any renewal term. The Company will compensate NCYS an annual non-refundable sponsorship fee of $20,000 per year, with $5,000 due upon signing of the agreement and three (3) additional $5,000 payments made every 4 weeks successively, and $20,000 per year thereafter due on the anniversary renewal date for the term of the agreement. Furthermore, the Company will compensate NCYS an additional commission fee for each referral/introduction that results in a business transaction. The amount of commission fee due is 2.0% of the Total Invoice Price of the Project. “Total Invoice Price” shall mean the total contract price at which a Project is invoiced to the customer. No fee shall be due or payable until the Company has entered into the business transaction with those that NCYS has introduced. The fee shall be paid as follows: (i) on the 10th day following the date on which construction begins, half (50%) will be due and payable and (ii) upon the Company’s receipt of payment in full the remaining half (50%) shall be due and payable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Sports Field Holdings, Inc.

We have audited the accompanying consolidated balance sheets of Sports Field Holdings, Inc. as of December 31, 2015 and 2014, and the related consolidated statements of operations, stockholders’ (deficit) equity, and cash flows for the years ended December 31, 2015 and 2014. Sports Field Holdings, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sports Field Holdings, Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years ended December 31, 2015 and 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had a working capital deficit, a net loss and net cash used in operations of $2,517,035, $3,338,157 and $1,408,685, respectively and has an accumulated deficit totaling $10,269,518. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey

April 12, 2016

SPORTS FIELD HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2015	December 31, 2014
ASSETS
Current assets
Cash	$61,400	$523,492
Accounts receivable	151,168	—
Costs and estimated earnings in excess of billings	137,016	—
Inventory	—	131,455
Prepaid expenses and other current assets	10,346	2,640
Debt issuance costs, net	23,037	—
Total current assets	382,967	657,587

Property, plant and equipment, net	14,249	114,102
Deposits	2,090	8,507

Total assets	$399,306	$780,196

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$1,896,557	$394,419
Billings in excess of costs and estimated earnings	—	20,500
Provision for estimated losses on uncompleted contracts	130,046	—
Promissory notes	313,993	—
Convertible notes payable, net of debt discount of $40,594	559,406	—
Total liabilities	2,900,002	414,919

Stockholders’ equity
Preferred stock, $0.00001 par value; 20,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.00001 par value; 250,000,000 shares authorized, 13,915,331 and 13,545,275 issued and outstanding as of December 31, 2015 and December 31, 2014, respectively	138	135
Additional paid in capital	7,773,184	7,301,003
Common stock subscription receivable	(4,500)	(4,500)
Accumulated deficit	(10,269,518)	(6,931,361)
Total stockholders’ equity (deficit)	(2,500,696)	365,277

Total liabilities and stockholders’ equity (deficit)	$399,306	$780,196

See the accompanying notes to these consolidated financial statements

SPORTS FIELD HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2015	2014
Revenue
Contract revenue	$3,941,833	$1,228,188
Total revenue	3,941,833	1,228,188

Cost of sales
Contract cost of sales	4,450,831	1,716,511
Loss on write-off of obsolete inventory	69,166	—
Total cost of sales	4,519,997	1,716,511

Gross profit (loss)	(578,164)	(488,323)

Operating expenses
Selling, general and administrative	2,677,524	3,007,510
Depreciation	28,044	67,212
Separation expense	—	228,414
Total operating expenses	2,705,568	3,303,136

Net loss from operations	(3,283,732)	(3,791,459)

Other income (expense), net
Interest, net	(91,759)	(16,397)
Miscellaneous income	4,328	—
Forfeit on deposit of land	—	(25,000)
Loss on abandonment of furniture, fixture and equipment	(11,826)	—
Gain on disposition of fabrication molds	44,832	—
Total other income (expense), net	(54,425)	(41,397)

Net loss before income taxes	(3,338,157)	(3,832,856)

Provision for income taxes	—	—

Net loss	$(3,338,157)	$(3,832,856)

Net loss per common share, basic	$(0.24)	$(0.29)

Net loss per common share, diluted	$(0.24)	$(0.29)

Weighted average common shares outstanding, basic	13,698,354	13,194,055

Weighted average common shares outstanding, diluted	13,698,354	13,194,055

See the accompanying notes to these consolidated financial statements

SPORTS FIELD HOLDINGS, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

					Additional	Common
	Preferred stock		Common stock		Paid in	Stock	Accumulated
	Shares	Amount	Shares	Amount	Capital	Subscription	Deficit	Total
Balance, December 31, 2013	—	$—	8,885,000	$89	$1,744,609	$(4,500)	$(3,098,505)	$(1,358,307)

Shares issued for services	—	—	1,010,000	9	1,009,991	—	—	1,010,000
Shares issued in an offering-net proceeds	—	—	5,000,000	50	4,304,323	—	—	4,304,373
Reverse merger fees	—	—	—	—	(365,000)	—	—	(365,000)
Additional shares resulting from the reverse merger	—	—	1,533,000	15	(15)	—	—	—
Cancellation of founders’ shares	—	—	(3,742,200)	(37)	37	—	—	—
Separation Expense	—	—	192,100	2	192,098	—	—	192,100
Conversion of notes payable into common stock	—	—	667,375	7	333,681	—	—	333,688
Debt forgiveness of officer salaries	—	—	—	—	81,279	—	—	81,279
Net loss	—	—	—	—	—	—	(3,832,856)	(3,832,856)
Balance, December 31, 2014	—	—	13,545,275	135	7,301,003	(4,500)	(6,931,361)	365,277

Shares issued for services	—	—	225,000	2	225,998	—	—	226,000
Shares issued in an offering-net proceeds	—	—	118,182	1	113,099	—	—	113,100
Stock options issued for services	—	—	—	—	63,084	—	—	63,084
Shares issued with convertible promissory notes	—	—	25,000	—	70,000	—	—	70,000
Shares issued for cashless warrant exercise	—	—	1,874	—	—	—	—	—
Net loss	—	—	—	—	—	—	(3,338,157)	(3,338,157)
Balance, December 31, 2015	—	$—	13,915,331	$138	$7,773,184	$(4,500)	$(10,269,518)	$(2,500,696)

See the accompanying notes to these consolidated financial statements

SPORTS FIELD HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,338,157)	$(3,832,856)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	28,044	67,212
Loss on write-off of obsolete inventory	69,166	—
Gain on disposition of fabrication molds	(44,832)	—
Loss on abandonment of furniture, fixture and equipment	11,826	—
Amortization of debt issuance costs	51,963	—
Amortization of debt discount	42,574	—
Accretion of original issue discount	9,832	—
Forfeit on deposit of land option	—	25,000
Forfeit on deposit of office lease	6,417	—
Loss on disposal of property, plant and equipment	—	31,547
Loss on settlement of related party loans receivable and payable	—	4,767
Common stock issued for employee separation	—	192,100
Common stock and options issued to consultants and employees	289,084	1,010,000
Changes in operating assets and liabilities:
Cash overdraft	—	(6,727)
Accounts receivable	(151,168)	14,874
Prepaid expenses	(7,706)	17,760
Inventory	62,289	(65,513)
Accounts payable and accrued expenses	1,589,453	(418,265)
Costs and estimated earnings in excess of billings	(137,016)	8,115
Billings in excess of costs and estimated earnings	(20,500)	(19,343)
Provision for estimated losses on uncompleted contracts	130,046	—
Increase in due from related party	—	(324)
Net cash used in operating activities	(1,408,685)	(2,971,653)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions	—	(350,000)
Deposit on lease	—	(8,507)
Deposit on land option	—	(25,000)
Purchase of equipment	—	(36,437)
Net cash used in investing activities	—	(419,944)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds of convertible notes	585,000	—
Debt issuance costs	(57,500)	—
Proceeds of promissory notes	355,993	—
Repayments of promissory notes	(50,000)	(391,183)
Proceeds from common stock subscriptions, net	113,100	4,304,373
Repayments of notes payable	—	(23,591)
Proceeds of related party advances	—	25,015
Net cash provided by financing activities	946,593	3,914,614

Increase (decrease) in cash	(462,092)	523,017
Cash, beginning of year	523,492	475
Cash, end of year	$61,400	$523,492

SPORTS FIELD HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

	Year Ended December 31,
	2015	2014
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$—	$16,397
Taxes	$—	$—

Non cash investing and financing activities:
Cancellation of founders shares	$—	$37
Shares added though acquisitions	$—	$15
Conversion of notes and accrued interest into common stock	$—	$333,688
Forgiveness of officer accrued salaries	$—	$81,279
Original issue discount on promissory notes	$8,000	$—
Original issue discount on convertible notes	$15,000	$—
Debt discount paid in the form of common shares	$70,000	$—
Debt issuance costs accrued	$17,500	$—
Stock issuance costs paid in the form of warrants	$5,257	$204,759
Fabrication molds given in settlement agreement for liabilities	$59,983	$—
Property, plant and equipment given in separation agreement	$—	$190,180

See the accompanying notes to these consolidated financial statements

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 1 — DESCRIPTION OF BUSINESS

Sports Field Holdings, Inc. (“the Company”, “Sports Field Holdings”, “we”, “our”, or “us”) is a Nevada corporation engaged in product development, engineering, manufacturing, and the construction, design and building of athletic facilities, as well as supplying its own proprietary high end synthetic turf products to the sports industry. The Company was formed September 7, 2012. Effective September 7, 2012, the Company acquired all of the membership interests and operations of Sports Field Contractors, LLC, an Illinois limited liability company formed July 7, 2011 in exchange for 6,225,000 shares of the Company’s common stock. The former members of Sports Field Contractors, LLC owned all the Company’s common stock after the acquisition. All equity accounts have been retrospectively recast as a result of the acquisition.

The Company, through its wholly owned subsidiaries, is a product development, engineering, manufacturing and construction company that designs, engineers and builds athletic facilities, as well as supplies its own proprietary technologically advanced, synthetic turf products to the industry. The Company is headquartered at 4320 Winfield Road, Suite 200, Warrenville, IL 60555.

On May 13, 2014, The Board of Directors ratified the incorporation of Sports Field Engineering, Inc. and Sportsfield Athletic Construction Engineering, Inc., which became subsidiaries of the Company. On September 21, 2015, the Company filed articles of dissolution with the Florida Department of State dissolving Sportsfield Athletic Construction Engineering, Inc. Effective April 4, 2016, Sports Field Engineering, Inc. changed its name to FirstForm, Inc.

On June 16, 2014, Anglesea Enterprises (“Anglesea”), Inc. a Nevada corporation, Anglesea Enterprises Acquisition Corp, a Nevada corporation and wholly owned subsidiary of Anglesea (“Merger Sub”), Sports Field Holdings, Inc. (“Sports Field”), Leslie Toups and Edward Mass Jr., as individuals (the “Majority Shareholders”), entered into an Acquisition Agreement and Plan of Merger (the “Agreement”) pursuant to which Sports Field was merged with and into the Merger Sub, with Sports Field surviving as a wholly owned subsidiary of Anglesea (the “Merger”). The transaction (the “Closing”) took place on June 16, 2014 (the “Closing Date”). Anglesea acquired, through a reverse triangular merger, all of the outstanding capital stock of Sports Field in exchange for issuing Sports Field’s shareholders the same number of shares of Anglesea’s common stock. Immediately after the Merger was consummated, and further to the Agreement, the majority shareholders and certain affiliates of Anglesea cancelled a total of 64,500,000 shares of the Anglesea’s common stock held by them (the “Cancellation”). In consideration of the cancellation of such common stock, Sports Field paid the Majority Shareholders an aggregate of $365,000 and released the other affiliates from certain liabilities. In addition, the Company has agreed to spinout to the Majority Shareholders any and all assets and liabilities related to the Anglesea’s website development business within 30 days after the closing. As a result of the Merger and the Cancellation, the Sports Field Shareholders became the majority shareholders of the Company.

Upon completion of the Merger, on June 16, 2014, Anglesea merged with Sports Field in a short form merger transaction (the “Short Form Merger”) under Nevada law. Upon completion of the Short Form Merger, Anglesea became the parent company of the Sports Field’s wholly owned subsidiaries, Sports Field Contractors LLC, Sports Field Engineering, Inc. and Athletic Construction Enterprises, Inc. In connection with the Short Form Merger, Angelsea changed its name to Sports Field Holdings, Inc.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

Our consolidated financial statements include the accounts of Sports Field Holdings, Inc. and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the periods. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the accounts receivable allowance for doubtful accounts, percentage of completion revenue recognition method, the useful life of fixed assets and assumptions used in the fair value of stock-based compensation.

Revenues and Cost Recognition

Revenues from construction contracts are included in contract revenue in the consolidated statements of operations and are recognized under the percentage-of-completion accounting method. The percent complete is measured by the cost incurred to date compared to the estimated total cost of each project. This method is used as management considers expended cost to be the best available measure of progress on these contracts, the majority of which are completed within one year, but may occasionally extend beyond one year. Inherent uncertainties in estimating costs make it at least reasonably possible that the estimates used will change within the near term and over the life of the contracts.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance and completion. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. General and administrative costs are charged to expense as incurred.

Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income. Such revisions are recognized in the period in which they are determined.

Costs and estimated earnings in excess of billings are comprised principally of revenue recognized on contracts (on the percentage-of-completion method) for which billings had not been presented to customers because the amounts were not billable under the contract terms at the balance sheet date. In accordance with the contract terms, any unbilled receivables at period end will be billed subsequently. Amounts are billed based on contractual terms. Billings in excess of costs and estimated earnings represent billings in excess of revenues recognized.

Cash and Cash Equivalents

The Company considers all short-term highly liquid investments with a remaining maturity at the date of purchase of three months or less to be cash equivalents. As of December 31, 2015 and 2014 the company did not have any cash equivalents.

Inventory

Inventory is stated at the lower of cost (first-in, first out) or market and consists primarily of construction materials.

During the year ended December 31, 2013, construction materials and shipping materials deemed obsolete in the amount of $65,941 and $3,225, respectively, were written-off.

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Property, Plant and Equipment

Property, plant and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets, which generally range from 3 to 5 years. Gains and losses from the retirement or disposition of property and equipment are included in operations in the period incurred. Maintenance and repairs are expensed as incurred.

Income Taxes

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carry-forwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The differences relate primarily to net operating loss carryforward from date of acquisition and to the use of the cash basis of accounting for income tax purposes. The Company records an estimated valuation allowance on its deferred income tax assets if it is more likely than not that these deferred income tax assets will not be realized.

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company has not recorded any unrecognized tax benefits.

Prior to the acquisition, Sports Field Contractors, LLC was a limited liability company. As a result, the Company’s income for federal and state income tax purposes was reportable on the tax returns of the individual partners. Accordingly, no recognition has been made for federal or state income taxes in the accompanying financial statements of the predecessor Company.

Stock-Based Compensation

The Company measures the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees, the fair value of the award is measured on the grant date and for non-employees, the fair value of the award is generally re-measured on vesting dates and interim financial reporting dates until the service period is complete. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Awards granted to directors are treated on the same basis as awards granted to employees.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limit.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

by management. The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, which is the face amount of the receivable, net of the allowance for doubtful accounts. As of December 31, 2015 and 2014, the Company’s accounts receivable balance was $151,168 and $0, respectively, and the allowance for doubtful accounts is $0 in each period.

Warranty Costs

The Company generally provides a warranty on the products installed for up to 8 years with certain limitations and exclusions based upon the manufacturer’s product warranty; therefore the Company does not believe a warranty reserve is required as of December 31, 2015 and, 2014.

Fair Value of Financial Instruments

Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities, and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Derivative Instruments

The Company evaluates its convertible debt, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 815-15. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statements of operations as other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date.

Net Income (Loss) Per Common Share

The Company computes basic net income (loss) per share by dividing net income (loss) per share available to common stockholders by the weighted average number of common shares outstanding for the period and excludes the effects of any potentially dilutive securities. Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into common stock using the “treasury stock” and/or “if converted” methods as applicable. The computation of basic and diluted loss per share excludes potentially dilutive securities because their

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

inclusion would be anti-dilutive. Anti-dilutive securities excluded from the computation of basic and diluted net loss per share for the years ended December 31, 2015 and 2014, respectively, are as follows:

	December 31,
	2015	2014
Warrants to purchase common stock	508,068	500,000
Options to purchase common stock	430,000	—
Convertible Notes	626,775	—
Totals	1,564,843	500,000

Significant Customers

The Company’s business focuses on securing a smaller number of high quality, highly profitable projects, which sometimes results in having a concentration of accounts receivable among a few customers. This concentration of accounts receivable is customary among the design and build industry for a company of our size. As we continue to grow and are awarded more projects, this concentration will continue to decrease.

At December 31, 2015, the Company had two customer representing 94% of the total accounts receivable balance.

At December 31, 2014, the Company had no customers representing at least 10% of the total accounts receivable balance.

For the year ended December 31, 2015, the Company had four customers that represented 97% of the total revenue and for the year ended December 31, 2014, the Company had two customers that represented 82% of the total revenue.

Reclassifications

Certain items in the prior year financial statements have been reclassified to conform to the current year presentation.

Recent Accounting Pronouncements

During May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers” (“ASU 2014-09”), which requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The new guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. In July 2015, the FASB voted to delay the effective date of ASU 2014-09 by one year to the first quarter of 2018 to provide companies sufficient time to implement the standards. Early Adoption will be permitted, but not before the first quarter of 2017. Adoption can occur using one of two prescribed transition methods. The Company is currently evaluating the impact of the new standard.

In June 2014, the Financial Accounting Standards Board issued Accounting Standards Update 2014-12, Compensation-Stock Compensation. The amendments in this update apply to reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target can be achieved after the requisite service period. This Accounting Standards Update is the final version of Proposed Accounting Standards Update EITF-13D-Compensation-Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

Could Be Achieved after the Requisite Service Period, which has been deleted. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. A reporting entity should apply existing guidance in Topic 718 as it relates to awards with performance conditions that affect vesting to account for such awards. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. As indicated in the definition of vest, the stated vesting period (which includes the period in which the performance target could be achieved) may differ from the requisite service period. The amendments in this update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015, and early adoption is permitted. The adoption of ASU 2014-12 is not expected to have a material impact on our financial position, results of operations or cash flows.

In August 2014, the Financial Accounting Standards Board issued Accounting Standards Update 2014-15, Presentation of Financial Statements-Going Concern. The Update provides U.S. GAAP guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and about related footnote disclosures. For each reporting period, management will be required to evaluate whether there are conditions or events that raise substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2013-300-Presentation of Financial Statements (Topic 205): Disclosure of Uncertainties about an Entity’s Going Concern Presumption, which has been deleted. The amendments in this update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The adoption of ASU 2014-15 is not expected to have a material impact on our financial position, results of operations or cash flows.

In April 2015, the Financial Accounting Standards Board issued Accounting Standards Update 2015-03, Interest-Imputation of Interest. To simplify presentation of debt issuance costs, the amendments in this Update would require that debt issuance costs be presented in the balance sheet as a direct deduction from the carrying amount of debt liability, consistent with debt discounts or premiums. The recognition and measurement guidance for debt issuance costs would not be affected by the amendments in this update. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2014-250-Interest-Imputation of Interest (Subtopic 835-30), which has been deleted. The amendments in this update are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. The adoption of ASU 2015-03 is not expected to have a material impact on our financial position, results of operations or cash flows.

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, “Leases” (topic 842). The FASB issued this update to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The updated guidance is effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption of the update is permitted. The Company is currently evaluating the impact of the new standard.

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-06, “Derivatives and Hedging” (topic 815). The FASB issued this update to clarify the requirements for assessing whether contingent call (put) options that can accelerate the payment of principal on debt instruments are clearly and closely related to their debt hosts. An entity performing the assessment under the amendments in this update is required to assess the embedded call (put) options solely in accordance with the four-step decision sequence. The updated guidance is effective for annual periods beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption of the update is permitted. The Company is currently evaluating the impact of the new standard.

In April 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, “Compensation – Stock Compensation” (topic 718). The FASB issued this update to improve the accounting for employee share-based payments and affect all organizations that issue share-based payment awards to their employees. Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The updated guidance is effective for annual periods beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption of the update is permitted. The Company is currently evaluating the impact of the new standard.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying consolidated financial statements.

Subsequent Events

Management has evaluated subsequent events or transactions occurring through the date on which the financial statements were issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements, except as disclosed.

NOTE 3 — GOING CONCERN

As reflected in the accompanying consolidated financial statements, as of December 31, 2015 the Company had a cash balance of $61,400 and a working capital deficit of $(2,517,035). Furthermore, the Company had a net loss and net cash used in operations of $(3,338,157) and (1,408,685), respectively, for the year ended December 31, 2015 and an accumulated deficit totaling $(10,269,518). These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue its operations as a going concern is dependent on Management’s plans, which include the raising of capital through debt and/or equity markets with some additional funding from other traditional financing sources, including but not limited to term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

The Company will require additional funding to finance the growth of its current and expected future operations as well as to achieve its strategic objectives. The Company believes its current available cash along with anticipated revenues may be insufficient to meet its cash needs for the near future. There can be no assurance that financing will be available in amounts or terms acceptable to the Company, if at all.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 4 — COSTS AND ESTIMATED EARNINGS ON CONTRACTS IN PROCESS

Following is a summary of costs, billings, and estimated earnings on contracts in process as of December 31, 2015 and December 31, 2014:

	December 31,	December 31,
	2015	2014
Costs incurred on contracts in progress	$5,395,046	$927,601
Estimated earnings (losses)	(863,259)	(207,601)
	4,531,787	720,000
Less billings to date	(4,524,817)	(740,500)
	$6,970	$(20,500)

The above accounts are shown in the accompanying consolidated balance sheet under these captions at December 31, 2015 and December 31, 2014:

	December 31,	December 31,
	2015	2014
Costs and estimated earnings in excess of billings	$137,016	$—
Billings in excess of costs and estimated earnings	—	(20,500)
Provision for estimated losses on uncompleted contracts	(130,046)	—
	$6,970	$(20,500)

Warranty Costs

During the year ended December 31, 2015 the Company incurred costs of approximately $231,400 relating to the faulty installation of materials by a subcontractor that has been released from the Company. The Company has implemented policies and procedures to avoid these costs in the future. The Company generally provides a warranty on the products installed for up to 8 years with certain limitations and exclusions based upon the manufacturer’s product warranty; therefore the Company does not believe a warranty reserve is required as of December 31, 2015.

NOTE 5 — PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following:

	December 31, 2015	December 31, 2014
Furniture and equipment	$20,278	$144,501
Total	20,278	144,501
Less: accumulated depreciation	(6,029)	(30,399)
	$14,249	$114,102

Depreciation expense for the years ended December 31, 2015 and 2014 was $28,044 and $67,212, respectively.

In May 2014, the Company and its former President, Jeremy Strawn entered into a mutual separation agreement (the “Separation Agreement”). Pursuant to the Separation Agreement, the Company assigned title and ownership of various equipment held by the Company to Mr. Strawn. As a result, the Company recorded a disposal of property plant and equipment having a net book value of $221,727 and a termination of loans on the equipment totaling $190,180, resulting in a loss on disposal of property, plant and equipment of $31,547, which was recorded as a component of Separation Expense during the year ended December 31, 2014 in the Consolidated Statement of Operations.

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 5 — PROPERTY, PLANT AND EQUIPMENT (cont.)

On October 21, 2015, the Company and East Point Crossing, LLC (the “Landlord”) entered into a settlement and release agreement (the “East Point Settlement Agreement”). Pursuant to the East Point Settlement Agreement, the Company agreed to the transfer of all right, title and interest in and to the furniture, fixtures and equipment in the premises to the Landlord. (See Note 11 – Litigation) As a result, the Company recorded an abandonment of furniture, fixtures and equipment having a net book value of $11,826, resulting in a loss on abandonment of furniture, fixtures and equipment of $11,826.

On December 17, 2015, the Company and 308, LLC entered into a settlement and release agreement (the “Settlement Agreement”). As mutual consideration for entering into the Settlement Agreement with 308, LLC the Company assigned title and ownership of various fabrication molds held by the Company to 308, LLC and 308, LLC wrote down to $0 all past due royalties and/or any other amounts owed pursuant to the License Agreement. (See Note 11 – Litigation) As a result, the Company recorded a disposal of fabrication molds having a net book value of $59,983 and a termination of royalties due on the License Agreement totaling $104,815, resulting in a gain on disposition of fabrication molds of $44,832.

NOTE 6 — DEPOSITS

On June 16, 2014, the Company closed on its acquisition of Anglesea via a reverse triangular merger and paid the majority shareholders of Anglesea $350,000 in addition to the $15,000 deposit paid in the prior year.

In May 2013, the Company entered into a contract to purchase property in Springfield, Illinois. The purchase price was $1,050,000, and was payable in several installments. The Company paid the first four installments totaling $100,000. Prior to the closing date, a dispute arose that could not be remedied. The seller terminated the contract and the Company temporarily forfeited a total of $100,000 in payments made under the contract. During the year ended December 31, 2014, the forfeitures totaled $25,000 and is classified as forfeit on deposit of land in the Consolidated Statement of Operations. See Note 11 for litigation that resulted from the dispute.

Deposits at December 31, 2014 were comprised of a $6,417 security deposit on a Massachusetts office lease and a $2,090 security deposit on an Illinois office lease (See Note 11).

Deposits at December 31, 2015 were comprised of a $2,090 security deposit on an Illinois office lease (See Note 11).

NOTE 7 — DEBT

Convertible Notes

As of January 31, 2014, the Company owed $650,000 in principal and $74,871 in accrued interest relating to convertible promissory notes entered into during the year ended December 31, 2014. During 2014, the Company repaid in cash $391,183 on outstanding principal and converted the remaining principal of $258,817 and accrued interest of $74,871 into 667,375 shares of common stock.

On May 7, 2015, the Company issued unsecured convertible promissory notes (collectively the “Notes”) in an aggregate principal amount of $450,000 to three accredited investors (collectively the “Note Holders”) through a private placement. The notes pay interest equal to 9% of the principal amount of the notes, payable in one lump sum, and mature on February 1, 2016 unless the notes are converted into common stock if the Company undertakes a qualified offering of securities of at least $2,000,000 (the “Qualified Offering”). The principal of the notes are convertible into shares of common stock at a conversion price that is the lower of $1.00 per share or the price per share offered in a Qualified Offering. In order to induce the investors to invest in the notes, one of the Company’s shareholders assigned an aggregate of 45,000 shares

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 7 — DEBT (cont.)

of his common stock to such investors. The Company recorded a $45,000 debt discount relating to the 45,000 shares of common stock issued with an offsetting entry to additional paid in capital. The debt discount shall be amortized to interest expense over the life of the notes. As part of the transaction, we incurred placement agent fees of $22,500 and legal fees of $22,500 which were recorded as debt issue costs and shall be amortized over the life of the notes. The outstanding principal balance on the notes at December 31, 2015 was $450,000.

The notes matured on February 1, 2016. On March 31, 2016, the Note Holders entered into a letter agreement whereby, effective as of February 1, 2016, they waived any and all defaults that may or may not have occurred prior to the date thereof (the “Waiver”). As consideration for the Waiver, the Company issued the Note Holders an aggregate of 45,000 shares of the Company’s common stock. The principal amount on the Notes increased from $450,000 to $490,500 as the initial interest amount, $40,500 as of February 1, 2016, was added to the principal amount of the Notes. The maturity date of the Notes was extended to July 1, 2016 and the Notes shall pay interest as of February 1, 2016 at a rate of 9% per annum, payable in one lump sum on the maturity date. In addition, on any note conversion date from February 1, 2016 through July 1, 2016, the Notes are convertible into shares of the Company’s common stock at a conversion price of $1.00 per share. On any Note conversion after July 1, 2016, the notes are convertible into shares of the Company’s common stock at a conversion price that is the lower of (i) $1.00 per share and (ii) the volume-weighted average price for the last five trading days preceding the conversion date. All remaining terms of the Notes remained the same.

On August 19, 2015, we entered into a Securities Purchase Agreement (the “Agreement”) with a private investor (the “Investor”). Under the Agreement, the Investor agreed to purchase convertible debentures in the aggregate principal amount of up to $450,000 (together the “Debentures” and each individual issuance a “Debenture”), bearing interest at a rate of 0% per annum, with maturity on the thirty-six (36) month anniversary of the respective date of issuance.

On the Initial Closing Date, we issued and sold to the Investor, and the Investor purchased from us, a first Debenture in the principal amount of $150,000 for a purchase price of $135,000. $15,000 was recorded as an original issue discount and will be accreted over the life of the note to interest expense. The Agreement provides that, subject to our compliance with certain conditions to closing, at the request of the Company and approval by the Investor, (i) we will issue and sell to the Investor, and the Investor will purchase from us, a second Debenture in the principal amount of $150,000 for a purchase price of $135,000 and (ii) thereafter, we will issue and sell to the Investor, and the Investor will purchase from us, a third Debenture in the principal amount of $150,000 for a purchase price of $135,000.

The principal amount of the Debentures can be converted at the option of the Investor into shares of our common stock at a conversion price per share of $1.00 until the six month anniversary of each closing date. If the Debenture is not repaid within six months, the Investor will be able to convert such Debenture at a conversion price equal to 65% of the lowest closing bid price for our common stock during the previous 20 trading days, subject to the terms and conditions contained in the Debenture. If the Debentures are repaid within 90 days of the date of issuance, there is no prepayment penalty or premium. Following such time, a prepayment penalty or premium will apply. As part of the transaction, we agreed to pay the Investor $5,000 and issue 25,000 shares of our Common Stock for certain due diligence and other transaction related costs. In-addition the Company incurred placement agent fees of $7,500 and legal fees of $7,500. The Company recorded a $25,000 debt discount relating to the 25,000 shares of common stock issued. The debt discount shall be amortized to interest expense over the life of the note. The remaining fees were recorded as debt issue costs and shall be amortized over the life of the note.

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 7 — DEBT (cont.)

The Company assessed the conversion feature of the Debentures on the date of issuance and at end of each subsequent reporting period and concluded the conversion feature of the Debentures do not qualify as a derivative because there is no market mechanism for net settlement and it is not readily convertible to cash. The Company will reassess the conversion feature of the Debentures for derivative treatment at the end of each subsequent reporting period.

The outstanding principal balance on the Debentures at December 31, 2015 was $150,000. On February 19, 2016, the Company paid the Debentures in full along with a prepayment penalty in the amount of $45,000.

Promissory Notes

As discussed in Note 5, as a result of the separation agreement reached between the Company and Mr. Strawn, the following loans on equipment totaling $190,180 were assumed by Mr. Strawn.

i.        On August 28, 2013, the Company entered into a note agreement to fund a fixed asset purchase. The note matures on August 28, 2018, and bears interest at 0.83% per annum with monthly payments of $1,396.

ii.       On September 13, 2013, the Company entered into a note agreement to fund the purchase of a vehicle. The note matures on September 13, 2015 and bears interest at 5.09% per annum with monthly payments of $709.

iii.      On December 3, 2013, the Company traded in one of the two fixed assets purchased in December of 2012 for a new fixed asset. The note on the new fixed assets matures on December 3, 2017 and bears interest at 0% per annual with monthly payments of $1,361.

iv.      In December of 2012, the Company entered into two note agreements to fund fixed asset purchases. The notes mature on December 20, 2017 and bear interest at .84% and 0% per annum, respectively; with aggregate monthly payments of $2,046. The Company has imputed an interest rate of 3% on the loans.

On September 15, 2015, the Company entered into a short term loan agreement with an investor. The principal amount of the loan was $200,000. The first $100,000 of the loan is payable upon the Company raising $500,000 in a qualified offering. The remaining balances is payable upon the Company raising $1,000,000 in a qualified offering. The loan bears interest at a rate of 8%. As part of the transaction, we incurred placement agent fees of $10,000 which were recorded as debt issue costs and shall be amortized over the life of the loan. The outstanding principal balance on the loan at December 31, 2015 was $200,000.

On September 21, 2015, the Company entered into a promissory note with an investor in the principal amount of $163,993. The Company received proceeds of $155,993 and $8,000 was recorded as an original issue discount which will be accreted over the life of the note to interest expense. The promissory note is due on demand and carries a 5.0% interest rate. The promissory note is secured by all assets of the Company. On November 17, 2015, the Company paid $50,000 of principal on the note. The outstanding principal balance on the note at December 31, 2015 was $113,993. Subsequent to December 31, 2015, the Company paid an aggregate of $113,993 of principal on the note.

NOTE 8 — STOCKHOLDERS EQUITY (DEFICIT)

There is not yet a viable market for the Company’s common stock to determine its fair value, therefore management is required to estimate the fair value to be utilized in the determining stock-based compensation costs. In estimating the fair value, management considers recent sales of its common stock to independent

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 8 — STOCKHOLDERS EQUITY (DEFICIT) (cont.)

qualified investors and other factors. Considerable management judgment is necessary to estimate the fair value. Accordingly, actual results could vary significantly from management’s estimates.

Preferred Stock

The Company has authorized 20,000,000 shares of preferred stock, with a par value of $0.00001 per share. As of December 31, 2015 and 2014, the Company has -0- shares of preferred stock issued and outstanding.

Common Stock

The Company has authorized 250,000,000 shares of common stock, with a par value of $0.00001 per share. As of December 31, 2015 and December 31, 2014, the Company has 13,915,331 and 13,545,275 shares of common stock issued and outstanding, respectively.

Common stock issued for note conversions

As discussed in Note 7, during the year ended December 31, 2014 the holders of certain convertible notes converted outstanding principal and accrued interest into 667,375 shares of common stock.

Common stock issued in placement of debt

As part of a securities purchase agreement entered into on August 19, 2015, we agreed to issue an investor 25,000 shares of our common stock for certain due diligence and other transaction related costs.

Common stock issued in cashless exercise of warrants

On June 17, 2015, a warrant holder elected their cash-less exercise provision and exercised 3,750 warrants. Accordingly, the Company issued 1,874 shares of common stock in connection with such exercise.

Common stock issued for services

On April 1, 2015, 20,000 restricted shares were granted to a certain employee with a fair value of $20,000. The restricted shares vest over a one year period — 25% three months from the date of issue and the remaining shares vesting quarterly until the end of the term. The Company has recorded $15,000 in stock-based compensation expense for the year ended December 31, 2015 for the shares that have vested, which is a component of general and administrative expenses in the Consolidated Statement of Operations.

During the year ended December 31, 2015, 210,000 shares of common stock valued at $211,000 were issued for professional services provided to the Company.

During the year ended December 31, 2014, 760,000 shares of common stock valued at $760,000 were issued for professional services provided to the Company.

As discussed in Note 11, Jeromy Olson was issued 250,000 shares of common stock valued at $250,000 upon execution of his employment agreement with the company as Chief Executive Officer.

Cancellation of common stock

On May 13, 2014, 90% of William Michaels’ shares of common stock, or 1,871,100 shares of common stock, were cancelled as a result of his employment termination.

On May 22, 2014, 90% of Mr. Strawn’s shares of common stock, or 1,871,100 shares of common stock, were cancelled as a result of his employment termination.

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 8 — STOCKHOLDERS EQUITY (DEFICIT) (cont.)

On June 16, 2014, as a result of the reverse merger with Anglesea, 64,500,000 of Anglesea’s shares were cancelled.

On September 18, 2014, 250,000 common shares valued at $250,000 were issued to Jeromy Olson when he entered into an employment agreement to serve as the Company’s Chief Executive Officer (“CEO”). As discussed in Note 11, Mr. Olson will also be issued stock options after the Company adopts a formal option plan that is approved by the Board of Directors.

Common stock issued as part of separation agreement

On May 22, 2014 Mr. Strawn received 192,100 shares of common stock valued at $192,100, which was recorded as a component of Separation expense in the Consolidated Statement of Operations.

Sale of common stock

During the year ended December 31, 2014, the Company sold 5,000,000 shares of common stock to investors in exchange for $5,000,000 in gross proceeds in connection with the private placement of the Company’s stock.

In connection with the private placement the Company incurred fees of $695,627. In addition, 500,000 five year warrants with an exercise price of $1.00 were issued to the placement agent. The Company valued the warrants at $204,759 on the commitment date using a Black-Scholes-Merton option pricing model. The value of the warrants was a direct cost of the private placement and has been recorded as a reduction in additional paid in capital.

During the year ended December 31, 2015, the Company sold 118,182 shares of common stock to investors in exchange for $130,000 in gross proceeds in connection with the private placement of the Company’s stock.

In connection with the private placement the Company incurred fees of $16,900. In addition, 11,818 five year warrants with an exercise price of $1.10 were issued to the placement agent. The Company valued the warrants at $5,257 on the commitment date using a Black-Scholes-Merton option pricing model. The value of the warrants was a direct cost of the private placement and has been recorded as a reduction in additional paid in capital.

Stock options issued for services

During the year ended December 31, 2015, the Company’s board of directors authorized the grant of 430,000 stock options, having a total fair value of approximately $171,881, with a vesting period ranging from 1.00 year to 1.84 years. These options expire between January 29, 2020 and August 27, 2020.

The Company uses the Black-Scholes option pricing model to determine the fair value of the options granted. In applying the Black-Scholes option pricing model to options granted, the Company used the following weighted average assumptions:

	For The Year Ended December 31,
	2015	2014
Risk free interest rate	1.47 – 1.83%	1.49 – 1.64%
Dividend yield	0.00%	0.00%
Expected volatility	44% – 45%	45%
Expected life in years	5	5
Forfeiture Rate	0.00%	0.00%

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 8 — STOCKHOLDERS EQUITY (DEFICIT) (cont.)

Since the Company has no trading history, volatility was determined by averaging volatilities of comparable companies.

The expected term of the option, taking into account both the contractual term of the option and the effects of employees’ expected exercise and post-vesting employment termination behavior: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding. Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the simplified method, i.e., expected term = ((vesting term + original contractual term) / 2), if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

The following is a summary of the Company’s stock option activity during the years ended December 31, 2015 and 2014:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Outstanding – December 31, 2014	—	$—	—
Granted	430,000	1.03	5.00
Exercised	—	—	—
Forfeited/Cancelled	—	—	—
Outstanding – December 31, 2015	430,000	$1.03	4.36
Exercisable – December 31, 2015	172,500	$1.07	4.26

At December 31, 2015 and 2014, the total intrinsic value of options outstanding was $40,000 and $0, respectively.

At December 31, 2015 and 2014, the total intrinsic value of options exercisable was $15,000 and $0, respectively.

Stock-based compensation for stock options has been recorded in the consolidated statements of operations and totaled $63,084 for the year ended December 31, 2015 and $0 for the year ended December 31, 2014. As of December 31, 2015, the remaining balance of unamortized expense is $108,797 and is expected to be amortized over a remaining period of 1.5 years.

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 8 — STOCKHOLDERS EQUITY (DEFICIT) (cont.)

Stock Warrants

The following is a summary of the Company’s stock warrant activity during the year ended December 31, 2015:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
Outstanding – December 31, 2013	—	$—
Granted	500,000	1.00	4.09
Exercised	—	—
Forfeited/Cancelled	—	—
Outstanding – December 31, 2014	500,000	$1.00	4.09
Exercisable – December 31, 2014	500,000	$1.00	4.09
Granted	11,818	1.10
Exercised	(3,750)	—
Forfeited/Cancelled	—	—
Outstanding – December 31, 2015	508,068	$1.00	3.13
Exercisable – December 31, 2015	508,068	$1.00	3.13

At December 31, 2015 and 2014, the total intrinsic value of warrants outstanding and exercisable was $49,625 and $0, respectively.

NOTE 9 — RELATED PARTY TRANSACTIONS

Prior to the year ended December 31, 2015 the Company utilized All Synthetics Group, a company under the control of Jeremy Strawn, one of the Company’s former officers and directors, to acquire products and services where vendor purchase lines had been previously established. For the year ended December 31, 2014, the Company purchased an aggregate of $25,015 through All Synthetics Group.

Pursuant to the Separation Agreement, all related party loans receivable and payable involving Mr. Strawn were cancelled. As a result, the Company recorded a loss on the settlement of related party loans receivable and payable of $4,767, which was recorded as a component of Separation expense in the Consolidated Statement of Operations during the year ended December 31, 2014.

Sports Field Contractors LLC, a subsidiary of the Company, is a grantor under a commercial security agreement issued in favor of Illini Bank, as lender, by The AllSynthetic Group, Inc., as borrower, on November 26, 2012, in connection with a loan made by Illini Bank to The AllSynthetic Group, Inc. in the amount of $249,314 (the “Illini Loan”). Jeremy Strawn, a former officer of the Company, executed the Illini Loan on behalf of The AllSynthetic Group, Inc. in his capacity as such company’s President/CEO. The Illini Loan appears to have matured on November 26, 2013 and appears to currently be in default. The Illini Loan is collateralized by all of the assets of Sports Field Contractors LLC; however, because Sports Field Contractors LLC is an inactive subsidiary of the Company and had no assets at December 31, 2015, the Company believes that it does not have any financial exposure in connection with the Illini Loan.

During 2014, four of the Company’s officers agreed to forgive the accrued salaries due to them. The total accrued salaries that were forgiven by the officers totaled $81,279 and was accounted for as an adjustment to Additional paid in capital.

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 9 — RELATED PARTY TRANSACTIONS (cont.)

Jeromy Olson, the Chief Executive Officer of the Company, owns 33.3% of a sales management and consulting firm, NexPhase Global that provides sales services to the Company. These services include the retention of two full-time senior sales representatives including the current National Sales Director of the Company. Consulting expenses pertaining to the firm’s services were $161,000 for the year ended December 31, 2015. Included in consulting expense for the year ended December 31, 2015 was 40,000 shares of common stock valued at $41,000 issued to NexPhase Global.

Consulting expenses pertaining to the firm’s services were $254,948 for the year ended December 31, 2014. Included in consulting expense for the year ended December 31, 2014 was 130,000 shares of common stock valued at $130,000 issued to NexPhase Global.

NOTE 10 — EMPLOYEE SEPARATIONS

On May 13, 2014, the employment of William Michaels, the former Chief Operating Officer, was terminated for cause. Pursuant to Mr. Michaels’ employment agreement (the “Employment Agreement”), upon termination for cause, Mr. Michaels must return 90% of his shares, or 1,871,100 shares of common stock, to the Company. As of the date the financial statements were issued, Mr. Michaels has failed to return the physical share certificate (the “Certificate”) representing the shares in question and the Company was forced to commence legal action against him in NJ Superior Court, Middlesex County in an effort to enforce the terms of his the Employment Agreement. As of December 31, 2014, the Company has accounted for the 1,871,100 common shares as canceled in the Consolidated Balance Sheet.

On May 22, 2014, the Company entered into a separation agreement (the “Separation Agreement”) with Jeremy Strawn, the former President of the Company. According to the Separation Agreement, Mr. Strawn resigned his position as the President of the Company as well as all positions held on the Board of Directors and committees. Upon execution of the Separation Agreement, Mr. Strawn retained 10% of the initial shares issued, or 207,900 shares, awarded according to his original employment agreement signed in November 2013. The remaining 1,871,100 shares were cancelled by the Company. In addition to these shares, Mr. Strawn was issued an additional 192,100 shares.

In addition, as discussed above in Notes 5 and 7, Mr. Strawn was also assigned title and ownership to various equipment and related equipment loans held by the Company.

On September 19, 2014, Joseph DiGeronimo resigned from his position as the Company’s Chief Executive Officer.

On October 9, 2014, Dan Daluise resigned from his position as a member of the Company’s Board of Directors.

NOTE 11 — COMMITMENTS AND CONTINGENCIES

Services Agreements

On August 12, 2015, the Company entered into a Services Agreement with Aranea Partners. Aranea Partners agreed to provide investor relations services to the Company for a period of 12 months. As compensation for the services, the Company issued 50,000 shares of the Company common stock on August 12, 2015. On August 12, 2016, the Company is obligated to issue an additional 100,000 shares of the Company’s common stock. The Company has recorded compensation expense relating to the agreement of $61,639 during the year ended December 31, 2015.

On August 4, 2015, the Company entered into a Services Agreement with a consultant. The consultant agreed to provide investor relations services to the Company for a period of 12 months. As compensation for the

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 11 — COMMITMENTS AND CONTINGENCIES (cont.)

services, the Company was obligated to issue 62,500 shares of the Company common stock on August 16, 2015. On November 15, 2016, the Company is obligated to issue an additional 62,500 shares of the Company’s common stock. As of December 31, 2015 the shares have not been issued. The Company has recorded compensation expense relating to the agreement of $53,432 during the year ended December 31, 2015.

Consulting Agreements

In March 2014, the Company reached an agreement with a consulting firm owned by the CEO of the Company to provide non-exclusive sales services. The consulting firm will receive between 3.5% and 5% commissions on sales referred to the Company. In addition, the consulting firm will receive a monthly fee of $6,000, 50,000 shares of common stock upon execution of the agreement, and 10,000 shares of common stock at the beginning of each three month period for the term of the agreement and any renewal periods thereafter. The agreement is for 18 months, and is renewable for successive 18 month terms. On December 10, 2014, the consulting agreement was amended. The monthly fee was increased to $10,000 per month retroactive to September 1, 2014 and 50,000 additional shares of common stock were issued. In addition, the consulting firm will be issued qualified stock options as follows:

•         100,000 stock options at an exercise price of $1.50 per share that vest on December 31, 2015

•         100,000 stock options at an exercise price of $1.75 per share that vest on December 31, 2016

•         100,000 stock options at an exercise price of $2.50 per share that vest on December 31, 2017

The options will be issued after the Company adopts a formal option plan that is approved by the Board of Directors.

In March 2014, the Company reached an agreement with a consulting firm to provide non-exclusive sales services. The consulting firm will receive up to 5% commissions on sales referred to the Company. The term of the agreement is for one year, and automatically renews for successive one year terms unless either party notifies the other, in writing, of its intention not to renew at least 60 days before the end of the initial term of this agreement or any renewal term. As compensation for the services, the Company shall pay the consultant $2,500 per month and is obligated to issue 50,000 shares of the Company common stock upon execution of the agreement and 10,000 shares of the Company common stock at the beginning of each three month period for the term of the agreement and any renewal periods thereafter. The Company may terminate this agreement by providing 5 days advance written notice in the first 60 days of entering into this agreement and with 30 days advance written notice thereafter for the duration of the agreement. The Company has recorded stock based compensation relating to this agreement of $120,000 during the year ended December 31, 2015.

In February 2015, the Company reached an agreement with a consulting firm to provide non-exclusive sales services with an effective date of February 10, 2015 (the “Effective Date”). The agreement expires on December 31, 2017 and automatically renews for successive one year terms unless either party notifies the other, in writing, of its intention not to renew at least 15 days before the end of the initial term of this agreement or any renewal term. As compensation for the services, the consultant will receive (i) 5% commissions on sales of products or services other than turf referred to the Company; (ii) commission based on square footage of turf sold to certain parties as outlined in the agreement; (iii) 100,000 shares of the Company common stock (the “Payment Shares”) upon execution of the agreement, which shall be subject to certain Clawback provisions. “Clawback” means (i) if this agreement is terminated by the Company prior to December 31, 2016, then 50,000 of the Payment Shares shall be forfeited, and cancelled by the Company; and (i) if this Agreement is terminated by the Company prior to December 31, 2017, then 25,000 of the Payment Shares shall be forfeited, and cancelled by the Company. No equity compensation will be

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 11 — COMMITMENTS AND CONTINGENCIES (cont.)

owed in connection with any renewal term. The Company has recorded compensation expense relating to the equity portion of the agreement of $32,246 during the year ended December 31, 2015.

In February 2015, the Company reached an agreement with an individual to provide non-exclusive sales services with an effective date of January 1, 2015 (the “Effective Date”). The individual will receive up to 5% commissions on sales referred to the Company. The term of the agreement is for 18 months from the date of execution, and automatically renews for successive one year terms unless either party notifies the other, in writing, of its intention not to renew at least 90 days before the end of the initial term of this agreement or any renewal term. As compensation for the services, the Company shall pay the consultant $5,000 per month and is obligated to issue 25,000 shares of the Company common stock within 30 days of execution of the agreement, 25,000 shares of the Company common stock within 15 days of the date of execution and delivery of a certain synthetic turf contract and 20,000 shares of the Company common stock upon reaching certain sales milestones. The Company has recorded compensation expense relating to the equity portion of the agreement of $16,667 during the year ended December 31, 2015.

In November 2015, the Company reached an agreement with an individual to provide non-exclusive sales services with an effective date of January 1, 2015 (the “Effective Date”). The term of the agreement is for 3 years from the date of execution, and automatically renews for successive one year terms unless either party notifies the other, in writing, of its intention not to renew at least 90 days before the end of the initial term of this agreement or any renewal term. As compensation for the services, the Company is obligated to issue 75,000 shares of the Company common stock (the “Payment Shares”) within 30 days of execution of the agreement, which shall be subject to certain Clawback provisions. “Clawback” means (i) if this agreement is terminated by the Company prior to September 30, 2016, then 50,000 of the Payment Shares shall be forfeited, and cancelled by the Company; and (i) if this Agreement is terminated by the Company prior to June 30, 2017, then 25,000 of the Payment Shares shall be forfeited, and cancelled by the Company. No equity compensation will be owed in connection with any renewal term. The Company has recorded compensation expense relating to the equity portion of the agreement of $2,785 during the year ended December 31, 2015.

In December 2015, the Company reached an agreement with an individual to provide non-exclusive sales services. The individual will receive up to 5% commissions on sales referred to the Company. The term of the agreement is for 18 months from the date of execution, and automatically renews for successive one year terms unless either party notifies the other, in writing, of its intention not to renew at least 90 days before the end of the initial term of this agreement or any renewal term. As compensation for the services, the Company is obligated to issue 25,000 shares of the Company common stock within 30 days of execution of the agreement, 125,000 shares of the Company common stock which shall vest at the rate of 25,000 shares per quarter, effective beginning as of the quarter ending March 31, 2016 and 20,000 shares of the Company common stock upon reaching certain sales milestones. No equity compensation will be owed in connection with any renewal term. The Company has recorded compensation expense relating to the equity portion of the agreement of $602 during the year ended December 31, 2015.

In August 2014, Jeromy Olson entered into an 18 month consulting agreement to serve in the capacity of Chief Revenue Officer (“CRO”), with subsequent six month renewal periods. The CRO will receive monthly compensation of $4,000, and upon the Company completing an equity financing of at least $2,000, the CRO’s monthly compensation will increase to $8,000. The CRO was issued 30,000 shares of common stock upon signing the agreement, and will receive 30,000 and 40,000 shares of common stock at the respective six month and one year anniversaries of the of date of the agreement. Furthermore, the CRO will receive 100,000 five year stock options that vest on July 1, 2015. The exercise price will be the same exercise price as options issued to other members of senior management. The options will be issued after the Company adopts a formal option plan that is approved by the Board of Directors. This agreement was superseded in

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 11 — COMMITMENTS AND CONTINGENCIES (cont.)

September 2014 when Mr. Olson entered into an employment agreement to serve as the Company’s Chief Financial Officer. (See below).

Employment Agreements

In September 2014, Jeromy Olson entered into a 40 month employment agreement to serve in the capacity of CEO, with subsequent one year renewal periods. The CEO will receive a monthly salary of $10,000 that (1) will increase to $13,000 upon the Company achieving gross revenues of at least $10,000,000, as amended, and an operating margin of at least 15%, and (2) will increase to $16,000 per month upon the Company achieving gross revenues of at least $15,000,000 and an operating margin of at least 15%. The agreement provides for cash bonuses of 15% of the annual Adjusted EBITDA between $1 and $1,000,000, 10% of the annual Adjusted EBITDA between $1,000,001 and $2,000,000 and 5% of the annual Adjusted EBITDA greater than $2,000,000. For purposes of the agreement, Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization less share based payments, gains or losses on derivative instruments and other non-cash items approved by the Board of Directors. The CEO was issued 250,000 shares of common stock on the date of the agreement and will receive 250,000 shares of common stock on January 1, 2016 provided the agreement is still in effect. Lastly, the CEO will be issued qualified stock options as follows:

•         100,000 stock options at an exercise price of $1.50 per share that vest on December 31, 2015

•         100,000 stock options at an exercise price of $1.75 per share that vest on December 31, 2016

•         100,000 stock options at an exercise price of $2.50 per share that vest on December 31, 2017

The options will be issued after the Company adopts a formal option plan that is approved by the Board of Directors.

Director Agreements

On January 29, 2015, the Company entered into a director agreement (“Director Agreement”) with Tracy Burzycki, concurrent with Ms. Burzycki’s appointment to the Board of Directors of the Company (the “Board”) effective January 29, 2015. The Director Agreement may, at the option of the Board, be automatically renewed on such date that Ms. Burzycki is re-elected to the Board. Pursuant to the Director Agreement, Ms. Burzycki is to be paid a stipend of $1,000 per meeting of the Board, which shall be contingent upon her attendance at the meetings being in person, rather than via telephone or some other electronic medium. Additionally, Ms. Burzycki received non-qualified stock options to purchase 200,000 common shares at an exercise price of $1.00 per share. The options shall vest in equal amounts over a period of two years at the rate of 25,000 shares per quarter on the last day of each such quarter, commencing in the first quarter of 2015. The total grant date value of the options was $82,140 which shall be expensed over the vesting period.

On August 27, 2015, the Company entered into a director agreement with Glenn Appel, concurrent with Mr. Appel’s appointment to the Board of Directors of the Company effective August 27, 2015. The Director Agreement may, at the option of the Board, be automatically renewed on such date that Mr. Appel is re-elected to the Board. Pursuant to the Director Agreement, Mr. Appel is to be paid a stipend of One Thousand Dollars ($1,000) per meeting of the Board, which shall be contingent upon his attendance at the meetings being in person, rather than via telephone or some other electronic medium. Additionally, Mr. Appel receive non-qualified stock options to purchase Two Hundred Thousand (200,000) shares of the Company’s common stock. The exercise price of the Options shall be One Dollar ($1.00) per share. The Options shall vest in equal

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 11 — COMMITMENTS AND CONTINGENCIES (cont.)

amounts over a period of Two (2) years at the rate of Twenty Five Thousand (25,000) shares per fiscal quarter on the last day of each such quarter, commencing in the third fiscal quarter of 2015. The total grant date value of the options was $80,932 which shall be expensed over the vesting period.

Placement Agent and Finders Agreements

The Company entered into an exclusive Financial Advisory and Investment Banking Agreement with Spartan Capital Securities, LLC (“Spartan”) effective November 20, 2013 (the “2013 Spartan Advisory Agreement”). Pursuant to the 2013 Spartan Advisory Agreement, Spartan will act as the Company’s exclusive financial advisor and placement agent to assist the Company in connection with a best efforts private placement (the “2013 Financing”) of up to $5 million of the Company’s equity securities (the “Securities”) and a reverse merger.

The Company, upon closing of the 2013 Financing, shall pay consideration to Spartan, in cash, a fee in an amount equal to 10% of the aggregate gross proceeds raised in the 2013 Financing. The Company shall grant and deliver to Spartan at the closing of the 2013 Financing, for nominal consideration, five year warrants (the “Warrants”) to purchase a number of shares of the Company’s Common Stock equal to 10% of the number of shares of Common Stock (and/or shares of Common Stock issuable upon exercise of securities or upon conversion or exchange of convertible or exchangeable securities) sold at such closing. The Warrants shall be exercisable at any time during the five year period commencing on the closing to which they relate at an exercise price equal to the purchase price per share of Common Stock paid by investors in the 2013 Financing or, in the case of exercisable, convertible, or exchangeable securities, the exercise, conversion or exchange price thereof. If the Financing is consummated by means of more than one closing, Spartan shall be entitled to the fees provided herein with respect to each such closing.

Along with the above fees, the Company shall pay (i) a $10,000 engagement fees upon execution of the agreement, (ii) 3% of the gross proceeds raised for expenses incurred by Spartan in connection with this 2013 Financing, together with cost of background checks on the officers and directors of the Company and (iii) a monthly fee of $10,000 for 24 months contingent upon Spartan successfully raising $3.5 million under the 2013 Financing.

The Company entered into a second exclusive Financial Advisory and Investment Banking Agreement with Spartan Capital Securities, LLC (“Spartan”) effective October 1, 2015 (the “2015 Spartan Advisory Agreement”). Pursuant to the 2015 Spartan Advisory Agreement, Spartan will act as the Company’s exclusive financial advisor and placement agent to assist the Company in connection with a best efforts private placement (the “2015 Financing”) of up to $3.5 million or 3,181,819 shares (the “Shares”) of the common stock of the Company at $1.10 per Share. Spartan shall have the right to place up to an additional $700,000 or 636,364 Shares in the 2015 Financing to cover over-allotments at the same price and on the same terms as the other Shares sold in the 2015 Financing. The 2015 Spartan Advisory Agreement expires on January 1, 2019.

The Company, upon closing of the 2015 Financing, shall pay consideration to Spartan, in cash, a fee in an amount equal to 10% of the aggregate gross proceeds raised in the 2015 Financing. The Company shall grant and deliver to Spartan at the closing of the 2015 Financing, for nominal consideration, five year warrants (the “Warrants”) to purchase a number of shares of the Company’s Common Stock equal to 10% of the number of shares of Common Stock (and/or shares of Common Stock issuable upon exercise of securities or upon conversion or exchange of convertible or exchangeable securities) sold at such closing. The Warrants shall be exercisable at any time during the five year period commencing on the closing to which they relate at an exercise price equal to the purchase price per share of Common Stock paid by

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 11 — COMMITMENTS AND CONTINGENCIES (cont.)

investors in the 2015 Financing or, in the case of exercisable, convertible, or exchangeable securities, the exercise, conversion or exchange price thereof. If the 2015 Financing is consummated by means of more than one closing, Spartan shall be entitled to the fees provided herein with respect to each such closing.

Along with the above fees, the Company shall pay (i) $15,000 engagement fees upon execution of the agreement, (ii) 3% of the gross proceeds raised for expenses incurred by Spartan in connection with this Financing, together with cost of background checks on the officers and directors of the Company, (iii) a monthly fee of $10,000 for 4 months for the period commencing October 1, 2015 through January 1, 2016; and contingent upon Spartan successfully raising $2.0 million under the 2015 Financing (iv) a monthly fee of $5,000 for 6 months for the period commencing February 1, 2016 through July 1, 2016; (v) a monthly fee of $7,500 for 6 months for the period commencing August 1, 2016 through January 1, 2017; (vi) a monthly fee of $10,000 for 12 months for the period commencing February 1, 2017 through January 1, 2018; (vii) a monthly fee of $13,700 for 12 months for the period commencing February 1, 2018 through January 1, 2019. The obligation to pay the monthly fee shall survive any termination of this agreement.

As of December 31, 2015 and 2014, Spartan was owed fees of $17,500 and $0, respectively.

Litigation

On May 5, 2014, Sports Field was named as a defendant in a civil lawsuit in the Circuit Court of the Seventh Judicial Circuit in Sangamon County, Illinois (“the Court”). Sallenger Incorporated, as plaintiff, is making certain claims against the Company in connection with a mechanics lien and for unjust enrichment. The matter was settled on December 18, 2014. The Company agreed to pay Sallenger a total of $210,000, with $50,000 upfront and $16,000 per month for ten months thereafter. As of December 31, 2015, the settlement was paid in full.

On October 21, 2015, the Company and East Point Crossing, LLC (the “Landlord”) entered into a settlement and release agreement (the “East Point Settlement Agreement”). Whereas, on April 15, 2013, the Company and the Landlord entered into a lease agreement for office space in Massachusetts (the “Lease Agreement”). In October 2014, the Company vacated the office space and on August 24, 2015 the Landlord filed a complaint against the Company for non-payment of rent and breach of other covenants, conditions and obligations of the Lease Agreement (the “Lease Litigation”). Pursuant to the East Point Settlement Agreement, the Company and the Landlord agreed to the following: a settlement payment in the amount of $12,943 to be paid in 2 payments within 60 days (the “Settlement Amount”); transfer of all right, title and interest in and to the furniture, fixtures and equipment in the premises to Landlord; and forfeiture of the last month’s rent and security deposit held by the Landlord. Upon performance of the obligations set forth in the East Point Settlement Agreement, the Landlord releases and forever discharges the Company from any and all claims and causes of action, excepting only claims arising out of third-party liability claims. The Settlement Amount was paid in full as of December 31, 2015.

On December 17, 2015, the Company and 308, LLC (the “Parties”) entered into a settlement and release agreement (the “Settlement Agreement”). Whereas, on April 15, 2013, the Parties entered into a non-exclusive patent license agreement for use of 308, LLC’s patented design synthetic turf base (the “License Agreement”). A dispute arose between the parties concerning the License Agreement and on September 25, 2015 308, LLC filed a complaint against the Company for breach of the License Agreement (the “Litigation”). Pursuant to the Settlement Agreement, the Parties wish to mutually terminate the License Agreement and to dismiss the Litigation. As mutual consideration for entering into the Settlement Agreement the Company assigned title and ownership of various fabrication molds held by the Company to 308,LLC and 308, LLC wrote down to $0 all past due royalties and/or any other amounts owed pursuant to the License Agreement. As

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 11 — COMMITMENTS AND CONTINGENCIES (cont.)

a result, the Company recorded a disposal of fabrication molds having a net book value of $59,983 and a termination of royalties due on the License Agreement totaling $104,815, resulting in a gain on disposition of fabrication molds of $44,832.

The Company is engaged in an administrative proceeding against a former employee who was terminated from his positions with the Company for cause on May 12, 2014. The former employee has claimed he is due between $24,000 and $48,000 in unpaid wages. The Company believes this claim to be unfounded and is continuing to vigorously defend itself.

Operating Leases

On April 1, 2014, the Company entered into a new lease agreement for its office space in Massachusetts. The lease commenced on that date and expires on March 31, 2017. The lease has minimum monthly payments of $2,115, $2,151 and $2,188 for year one, two and three, respectively. The Company was required to pay a security deposit to the lessor totaling $6,417. In October 2014, the Company vacated the office space and subsequently defaulted on the lease. (See Litigation above).

On September 23, 2015, the Company entered into a new lease agreement for its office space in Illinois. The lease commences on January 1, 2016 and expires on December 31, 2016. The lease has minimum monthly payments of $1,140. The rents for the first and seventh months of 2016 are free. The lease automatically renews for periods of 12 months unless three months notice is provided by either the Company or the landlord. The Company was required to pay a security deposit to the lessor totaling $2,090. Deferred rent at December 31, 2015 was immaterial.

Rent expense was $33,215 and $28,951 for the years ended December 31, 2015 and 2014, respectively.

NOTE 12 — INCOME TAXES

Per FASB ASC 740-10, disclosure is not required of an uncertain tax position unless it is considered probable that a claim will be asserted and there is a more-likely-than-not possibility that the outcome will be unfavorable. Using this guidance, as of December 31, 2015, the Company has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. The Company’s 2015, 2014, 2013 and 2012 Federal and State tax returns remain subject to examination by their respective taxing authorities. Neither of the Company’s Federal or State tax returns are currently under examination.

Components of deferred tax assets are as follows:

	December 31,
	2015	2014
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$2,461,800	$1,829,659
Depreciation	(3,200)	(14,618)
Less valuation allowance	(2,458,600)	(1,815,041)
Deferred tax assets, net of valuation allowance	$—	$—

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 12 — INCOME TAXES (cont.)

Income Tax Provision in the Consolidated Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Year Ended December 31,
	2015	2014
U.S. statutory federal tax rate	(34.0)%	(34.0)%

State income taxes, net of federal tax benefit	(3.5)%	(4.3)%

Shares issued for services	3.3%	9.0%

Shares issued in a separation agreement	0.0%	1.7%

Tax rate change	6.8%	0.0%

Deferred tax true-up	7.0%	0.0%

Other permanent differences	1.4%	(2.9)%

Change in valuation allowance	19.0%	30.5%

Effective income tax rate	0.0%	0.0%

Income Tax Provision in the Consolidated Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities from a change in tax rates is recognized in the Consolidated Statement of Operations in the period that includes the enactment date.

The Company has available at December 31, 2015 unused federal and state net operating loss carry forwards totaling approximately $6,600,000 that may be applied against future taxable income that expire through 2024. Management believes it is more likely than not that all of the deferred tax asset will not be realized. A valuation allowance has been provided for the entire deferred tax asset. The valuation allowance increased approximately $643,500 and $1,166,000 for the years ended December 31, 2015 and 2014, respectively.

NOTE 13 — SUBSEQUENT EVENTS

Subsequent to December 31, 2015, the Company sold 1,266,259 shares of common stock to investors in exchange for $1,392,885 in gross proceeds in connection with the private placement of the Company’s stock.

In connection with the private placement the Company incurred fees of $181,075. In addition, 126,626 five year warrants with an exercise price of $1.10 were issued to the placement agent. The Company valued the warrants on the commitment date using a Black-Scholes-Merton option pricing model. The value of the warrants was a direct cost of the private placement and has been recorded as a reduction in additional paid in capital.

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 13 — SUBSEQUENT EVENTS (cont.)

On January 4, 2016, the Company entered into a director agreement with Glenn Tilley, concurrent with Mr. Tilley’s appointment to the Board of Directors of the Company (the “Board”) effective January 4, 2016. The director agreement may, at the option of the Board, be automatically renewed on such date that Mr. Tilley is re-elected to the Board. Pursuant to the director agreement, Mr. Tilley is to be paid a stipend of One Thousand Dollars ($1,000) per meeting of the Board, which shall be contingent upon his attendance at the meetings being in person, rather than via telephone or some other electronic medium. Additionally, Mr. Tilley shall receive non-qualified stock options (the “Options”) to purchase Two Hundred Thousand (200,000) shares of the Company’s common stock. The exercise price of the Options shall be One Dollar ($1.00) per share. The Options shall vest in equal amounts over a period of two (2) years at the rate of Twenty Five Thousand (25,000) shares per fiscal quarter on the last day of each such quarter, commencing January 4, 2016.

On February 22, 2016 (the “Effective Date”), the Company issued a convertible note in the principal aggregate amount of $170,000 to a private investor. The note pays interest at a rate of 12% per annum and matures on August 19, 2016 (the “Maturity Date”). The Note is convertible into shares of the Company’s common stock at a conversion price equal to: (i) from the Effective Date through the Maturity Date at $1.00 per share; and (ii) beginning one day after the Maturity Date, or notwithstanding the foregoing, at any time after the Company has registered shares of its common stock underlying the note in a registration statement on Form S-1 or any other form applicable thereto, the lower of $1.00 per share or the variable conversion price (as defined in the note).

The Company used the proceeds of the note to pay off a debenture issued in favor of a private investor on August 19, 2015. The debenture was in the principal amount of $150,000 and as of the date of this filing the investor has been paid all principal and interest due in full satisfaction thereof.

As additional consideration for issuing the note, on the Effective Date the Company issued to the investor 35,000 shares of the Company’s restricted common stock.

On February 11, 2016, the Company entered into an advisory board agreement with John Brenkus, effective June 1, 2016 (the (“Effective Date”). The term of the agreement is for a period of 24 months commencing on the Effective Date. Pursuant to the agreement, Mr. Brenkus is to be issued 25,000 shares of the Company common stock at the beginning of each quarter starting on the Effective Date through the term of the agreement.

On February 19, 2016 (the “Effective Date”), the Company entered into a Services Agreement with a consultant. The consultant agreed to provide investor relations services to the Company for a period of 12 months. As compensation for the services, the Company shall pay the consultant $12,000 per month and is obligated to issue 62,500 shares of the Company common stock upon the 90-day anniversary of the Effective Date and on the 180-day, 270-day and 360-day anniversary of the Effective Date, if the agreement is renewed as outline in the terms of the service. The Company may terminate this agreement by providing 5 days advance written notice in the first 60 days of entering into this agreement and with 30 days advance written notice thereafter for the duration of the agreement.

In March 2016, the Company reached an agreement with an individual to provide non-exclusive sales services with an effective date of March 15, 2016 (the “Effective Date”). The individual will receive up to 1% commissions on sales referred to the Company. The term of the agreement is for one year, and automatically renews for successive one year terms unless either party notifies the other, in writing, of its intention not to renew at least 60 days before the end of the initial term of this agreement or any renewal term. As compensation for the services, the Company is obligated to issue 4,000 shares of the Company common stock on the 15th day of each month for the first 4 months of this agreement; and (ii) 10,000 shares of the Company common stock for every $1 million in gross revenue earned by the Company attributable to projects sold by the individual.

SPORTS FIELD HOLDINGS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 13 — SUBSEQUENT EVENTS (cont.)

On March 28, 2016, the Company entered into an agreement with a financial services company (the “Factor”) for the purchase and sale of accounts receivables. The financial services company advances up to 80% of qualified customer invoices and holds the remaining 20% as a reserve until the customer pays the financial services company. The released reserves are returned to the Company, less applicable discount fees. The Company is initially charged 2.0% on the face value of each invoice purchased and 0.008% for every 30 days the invoice remains outstanding. Uncollectable customer invoices are charged back to the Company after 90 days. As of the date of this filing, accounts receivable purchased by the Factor amounted to $283,327 and advances from the Factor amounted to $226,661. Advances from the Factor are collateralized by all accounts receivable of the Company.

FIRSTFORM
building the best comes first

ST. JOSEPH BY
THE SEA SCHOOL

CORE FITNESS

DEAN COLLEGE

IMG
ACADEMY

VARIETY OF ECO-SAFE PRODUCT CLASSES

Zeolite

Organic Shell

SAFETY
Two Eco-Friendly Innovative Infill Options

NO CRUMB RUBBER
Eliminates the concerns around heavy metals and known carcinogens in the artificial turf industry

NO RUBBER AT ALL
Eliminates all concerns around rubber

STABLE HIGH DENSITY TURF

PERFORMANCE
Shorter Pile Height / Highest Face Weight in the Industry

ELIMINATE INFILL MIGRATION
and increased energy restitution for **improved performance**

TIGHT STITCH GAUGE
and “Rubberless” infill create a more stable surface to reduce cleat lock

Shares of Common Stock

Warrants to Purchase       Shares of Common Stock

_______________________

PROSPECTUS

_______________________

Joseph Gunnar & Co.

[•], 2016

Through and including _________, 2016 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the common stock and warrants being registered. All amounts other than the SEC registration fees and FINRA fees are estimates.

SEC Registration Fee		$2,768.51
FINRA Filing Fee		$4,623.83
NASDAQ Filing Fee		$50,000
Printing Fees and Expenses		$30,000	*
Accounting Fees and Expenses	$		*
Legal Fees and Expenses	$		*
Transfer Agent and Registrar Fees		$10,000	*
Miscellaneous Fees and Expenses		$10,000	*
Total	$		*

____________

*         To be completed by amendment.

Item 14. Indemnification of Directors and Officers

Under the General Corporation Law of the State of Nevada, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our articles of incorporation provide that, pursuant to Nevada law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the articles of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Nevada law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our by-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the Nevada General Corporation Law. We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

We have been advised that, in the opinion of the SEC, any indemnification for liabilities arising under the Securities Act of 1933 is against public policy, as expressed in the Securities Act, and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

Common stock issued as part of settlement agreement

During the year ended December 31, 2013, 201,000 shares of common stock, valued at $201,000, were issued as part of a settlement agreement. The shares were valued based on the most recent sales of its common stock to independent qualified investors.

Issuance of Common Stock in Exchange for Services

During the period January 1, 2013 through December 31, 2013, the Company issued 1,983,000 shares of its common stock for services rendered at a fair value of $1,263,000. The shares were valued based on the most recent sales of its common stock to independent qualified investors.

During the period January 1, 2014 through December 31, 2014, the Company issued 350,000 shares of common stock for legal services rendered at a fair value of $350,000. The shares were valued based on the most recent sales of its common stock to independent qualified investors.

During the period January 1, 2014 through December 31, 2014, the Company issued 130,000 shares of common stock to a sales consultant, for services rendered at a fair value of $130,000. The shares were valued based on the most recent sales of its common stock to independent qualified investors.

On August 1, 2014 the Company issued 250,000 shares of its common stock at a fair value of $250,000 for services related to investment banking. The shares were valued based on the most recent sales of its common stock to independent qualified investors.

On August 1, 2014, the Company issued 30,000 shares of common stock to our Chief Revenue Officer for services at a fair value of $30,000. The shares were valued based on the most recent sales of its common stock to independent qualified investors.

On September 18, 2014, the Company issued 250,000 shares of common stock to our Chief Executive Officer for services at a fair value of $250,000. The shares were valued based on the most recent sales of its common stock to independent qualified investors.

During the period January 1, 2015 through December 31, 2015, the Company issued 160,000 shares of common stock to 2 sales consultants, for services rendered at a fair value of $161,000. The shares were valued based on the most recent sales of its common stock to independent qualified investors.

On June 30, 2015, the Company issued 5,000 shares of common stock to an employee for services at a fair value of $5,000. The shares were valued based on the most recent sales of its common stock to independent qualified investors.

On August 12, 2015, the Company issued 50,000 shares of its common stock at a fair value of $50,000 for services related to investor relations. The shares were valued based on the most recent sales of its common stock to independent qualified investors.

On September 30, 2015, the Company issued 5,000 shares of common stock to an employee for services at a fair value of $5,000. The shares were valued based on the most recent sales of its common stock to independent qualified investors.

On December 31, 2015, the Company issued 5,000 shares of common stock to an employee for services at a fair value of $5,000. The shares were valued based on the most recent sales of its common stock to independent qualified investors.

On January 1, 2016, the Company issued 250,000 shares of common stock to our Chief Executive Officer for services at a fair value of $275,000. The shares were valued based on the most recent sales of its common stock to independent qualified investors.

On March 31, 2016, the Company issued 1,000 shares of common stock to an employee for services at a fair value of $1,100. The shares were valued based on the most recent sales of its common stock to independent qualified investors.

On June 30, 2016, the Company issued 1,500 shares of common stock to an employee for services at a fair value of $1,650. The shares were valued based on the most recent sales of its common stock to independent qualified investors.

On September 30, 2016, the Company issued 1,500 shares of common stock to an employee for services at a fair value of $495. The shares were valued based upon the quoted closing trading price on the date of issuance.

During the period January 1, 2016 through June 30, 2016, the Company issued 339,000 shares of common stock to 9 sales consultants, for services rendered at a fair value of $365,650. The shares were valued based on the most recent sales of its common stock to independent qualified investors.

During the period July 1, 2016 through October 24, 2016, the Company issued 107,000 shares of common stock to 4 sales consultants, for services rendered at a fair value of $47,150. The shares were valued based upon the quoted closing trading price on the date of issuance.

On June 1, 2016 the Company issued 25,000 shares of its common stock at a fair value of $27,500 to an advisory board member pursuant to his agreement with the Company and service in such capacity. The shares were valued based on the most recent sales of its common stock to independent qualified investors.

On September 1, 2016 the Company issued 25,000 shares of its common stock at a fair value of $12,750 to an advisory board member pursuant to his agreement with the Company and service in such capacity. The shares were valued based upon the quoted closing trading price on the date of issuance.

On August 15, 2016 the Company issued 6,034 shares of its common stock at a fair value of $2,414 to a consultant pursuant to his agreement with the Company and service in such capacity. The shares were valued based upon the quoted closing trading price on the date of issuance.

On October 1, 2016 the Company issued 7,317 shares of its common stock at a fair value of $2,414 to a consultant pursuant to his agreement with the Company and service in such capacity. The shares were valued based upon the quoted closing trading price on the date of issuance.

During the period January 1, 2016 through June 30, 2016 the Company issued 125,000 shares of its common stock at a fair value of $131,000 for services related to investor relations. The shares were valued based on the most recent sales of its common stock to independent qualified investors.

During the period July 1, 2016 through October 24, 2016 the Company issued 255,093 shares of its common stock at a fair value of $116,308 for services related to investor relations. The shares were valued based upon the quoted closing trading price on the date of issuance.

On August 21, 2016 the Company issued 92,593 shares of its common stock at a fair value of $50,000 to its investor relations firm pursuant to its agreement with the Company and service in such capacity. The shares were valued based upon the quoted closing trading price on the date of issuance.

The foregoing issuances of the shares of common stock was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof, as transactions by an issuer not involving a public offering.

Common stock issued as part of separation agreement

On May 22, 2014, an employee received 192,100 shares of common stock valued at $192,100, as per the terms of a separation agreement.

Issuance of Stock Options for Services

On January 29, 2015, the Company issued a board member 200,000 common stock options for services at a fair value of $82,140. The Company valued these issuances at fair value, utilizing a Black-Scholes option valuation model.

On March 6, 2015, the Company issued an employee 30,000 common stock options for services at a fair value of $8,809. The Company valued these issuances at fair value, utilizing a Black-Scholes option valuation model.

On August 27, 2015, the Company issued a board member 200,000 common stock options for services at a fair value of $80,932. The Company valued these issuances at fair value, utilizing a Black-Scholes option valuation model.

On January 4, 2016, the Company issued a board member 100,000 common stock options for services at a fair value of $97,500. The Company valued these issuances at fair value, utilizing a Black-Scholes option valuation model.

On November 3, 2016, the Company issued our CEO 175,000 common stock options for services pursuant to his employment agreement.  100,000 of the options vested immediately at a strike price of $1.50 and 75,000 of the options vest on December 31, 2016 at a strike price of $1.75.

On November 3, 2016, the Company issued Nexphase Global 175,000 common stock options for services. 100,000 of the options vested immediately at a strike price of $1.50 and 75,000 of the options vest on December 31, 2016 at a strike price of $1.75.

Issuance of Stock Warrants for Services

During the period January 1, 2014 through December 31, 2014, the Company issued an investment banker 500,000 common stock warrants for services at a fair value of $204,759. The Company valued these issuances at fair value, utilizing a Black-Scholes option valuation model.

During the period January 1, 2015 through December 31, 2015, the Company issued an investment banker 11,818 common stock warrants for services at a fair value of $5,257. The Company valued these issuances at fair value, utilizing a Black-Scholes option valuation model.

During the period January 1, 2016 through July 22, 2016, the Company issued an investment banker 171,520 common stock warrants for services at a fair value of $76,748. The Company valued these issuances at fair value, utilizing a Black-Scholes option valuation model.

On July 14, 2016, the Company issued an investment banker 51,395 common stock warrants for services at a fair value of approximately $35,000. The Company valued these issuances at fair value, utilizing a Black-Scholes option valuation model.

Common stock issued in cashless exercise of warrants

On June 17, 2015, a warrant holder elected their cash-less exercise provision and exercised 3,750 warrants. Accordingly, the Company issued 1,874 shares of common stock in connection with such exercise.

Common stock issued for note conversions

During the year ended December 31, 2014, 5 holders of certain convertible notes converted outstanding principal of $258,817 and accrued interest of $74,871 into 667,375 shares of common stock.

Issuance of Common Stock in Exchange for Cash

During the year ended December 31, 2013, the Company issued 1,305,000 shares of its common stock for common stock subscriptions received at $0.10 per share.

During the year ended December 31, 2014, the Company sold 5,000,000 shares of common stock to investors in exchange for $5,000,000 in gross proceeds in connection with the private placement of the Company’s stock.

In connection with the private placement the Company incurred fees of $695,627.

From December 28, 2015 through July 22, 2016, the Company conducted twelve closings, respectively (collectively, the “Closings”) of a private placement offering to accredited investors (the “Offering”) of the Company’s common stock.

In connection with the Closings, the Company entered into definitive subscription agreements with 39 accredited investors and issued an aggregate of 1,833,375 shares of the Company’s common stock for aggregate gross proceeds of $2,016,712 in connection with the Offering. Proceeds from the Offering were used for general working capital purposes and for advancing the Company’s business plan.

Convertible Debt Issuances

During the year ended December 31, 2013, the Company issued an aggregate of $650,000 convertible promissory notes due six months from the issuance date, subsequently extended to January 31, 2014, with 15% per annum interest commencing on the date the Company receives funding, as defined. The convertible promissory notes were convertible into the Company’s common stock at $0.50 per share on or after the funding date, as defined in the agreement.

On May 7, 2015, the Company issued unsecured convertible promissory notes (collectively the “Notes”) in an aggregate principal amount of $450,000 to three accredited investors (collectively the “Note Holders”) through a private placement. The notes pay interest equal to 9% of the principal amount of the notes, payable in one lump sum, and mature on February 1, 2016 unless the notes are converted into common stock if the Company undertakes a qualified offering of securities of at least $2,000,000 (the “Qualified Offering”). The principal of the notes are convertible into shares of common stock at a conversion price that is the lower of $1.00 per share or the price per share offered in a Qualified Offering. In order to induce the investors to invest in the notes, one of the Company’s shareholders assigned an aggregate of 45,000 shares of his common stock to such investors.

The notes matured on February 1, 2016. On March 31, 2016, the Note Holders entered into a letter agreement whereby, effective as of February 1, 2016, they waived any and all defaults that may or may not have occurred prior to the date thereof (the “Waiver”). As consideration for the Waiver, the Company issued the Note Holders an aggregate of 45,000 shares of the Company’s common stock at a fair value of $49,500. The shares were valued based on the most recent sales of its common stock to independent qualified investors. The principal amount on the Notes increased from $450,000 to $490,500 as the initial interest amount, $40,500 as of February 1, 2016, was added to the principal amount of the Notes. The maturity date of the Notes was extended to July 1, 2016 and the Notes shall pay interest as of February 1, 2016 at a rate of 9% per annum, payable in one lump sum on the maturity date. In addition, on any note conversion date from February 1, 2016 through July 1, 2016, the Notes are convertible into shares of the Company’s common stock at a conversion price of $1.00 per share. On any Note conversion after July 1, 2016, the notes are convertible into shares of the Company’s common stock at a conversion price that is the lower of (i) $1.00 per share and (ii) the volume-weighted average price for the last five trading days preceding the conversion date. All remaining terms of the Notes remained the same.

The notes matured on July 1, 2016. On August 9, 2016, two of the three Note Holders entered into a letter agreement whereby, effective as of August 9, 2016, they waived any and all defaults that may or may not have occurred prior to the date thereof (the “Waiver”). As consideration for the Waiver, the Company increased the principal amount of the notes by $15,000 and issued the Note Holders an aggregate of 70,000 shares of the Company’s common stock at a fair value of $33,320. The shares were valued based upon the quoted closing trading price on the date of issuance. The maturity date of the Notes was extended to

January 1, 2017 and the Notes shall pay interest as of August 9, 2016 at a rate of 15% per annum, payable in one lump sum on the maturity date. In addition, on any note conversion date from August 9, 2016 through January 1, 2017, the Notes are convertible into shares of the Company’s common stock at a conversion price of $1.00 per share. On any Note conversion after January 1, 2017, the notes are convertible into shares of the Company’s common stock at a conversion price that is the lower of (i) $1.00 per share and (ii) the volume-weighted average price for the last five trading days preceding the conversion date. All remaining terms of the Notes remained the same.

As of July 1, 2016, the Company is not compliant with the repayment terms of one of the Notes but no defaults under the Notes have been called by the Note Holder. As of that date, the outstanding principal balance on the Notes was $109,000. The Company is currently conducting good faith negotiations with the Note Holder to further extend the maturity date, however, there can be no assurance that a further extension will be granted.

On August 19, 2015, we entered into a Securities Purchase Agreement (the “Agreement”) with a private investor (the “Investor”). Under the Agreement, the Investor agreed to purchase convertible debentures in the aggregate principal amount of up to $450,000 (together the “Debentures” and each individual issuance a “Debenture”), bearing interest at a rate of 0% per annum, with maturity on the thirty-six (36) month anniversary of the respective date of issuance.

On the Initial Closing Date, we issued and sold to the Investor, and the Investor purchased from us, a first Debenture in the principal amount of $150,000 for a purchase price of $135,000. The Agreement provides that, subject to our compliance with certain conditions to closing, at the request of the Company and approval by the Investor, (i) we will issue and sell to the Investor, and the Investor will purchase from us, a second Debenture in the principal amount of $150,000 for a purchase price of $135,000 and (ii) thereafter, we will issue and sell to the Investor, and the Investor will purchase from us, a third Debenture in the principal amount of $150,000 for a purchase price of $135,000.

The principal amount of the Debentures can be converted at the option of the Investor into shares of our common stock at a conversion price per share of $1.00 until the six month anniversary of each closing date. If the Debenture is not repaid within six months, the Investor will be able to convert such Debenture at a conversion price equal to 65% of the lowest closing bid price for our common stock during the previous 20 trading days, subject to the terms and conditions contained in the Debenture. If the Debentures are repaid within 90 days of the date of issuance, there is no prepayment penalty or premium. Following such time, a prepayment penalty or premium will apply.

As part of the transaction, we agreed to issue 25,000 shares of our Common Stock for certain due diligence and other transaction related costs at a fair value of $25,000. The shares were valued based on the most recent sales of its common stock to independent qualified investors.

On February 22, 2016 (the “Effective Date”), the Company issued a convertible note in the principal aggregate amount of $170,000 to a private investor. The note pays interest at a rate of 12% per annum and matures on August 19, 2016 (the “Maturity Date”). The Note is convertible into shares of the Company’s common stock at a conversion price equal to: (i) from the Effective Date through the Maturity Date at $1.00 per share; and (ii) beginning one day after the Maturity Date, or notwithstanding the foregoing, at any time after the Company has registered shares of its common stock underlying the note in a registration statement on Form S-1 or any other form applicable thereto, the lower of $1.00 per share or the variable conversion price (as defined in the note).

As additional consideration for issuing the note, on the Effective Date the Company issued to the investor 35,000 shares of the Company’s restricted common stock at a fair value of $38,500. The shares were valued based on the most recent sales of its common stock to independent qualified investors.

All of the aforementioned issuances were made in reliance on an exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

Item 16. Exhibits and Financial Statement Schedules

(a) EXHIBITS

We have filed the exhibits listed on the accompanying Exhibit Index of this registration statement and below in this Item 16:

Exhibit No.	Description
1.1†	Form of Underwriting Agreement

2.1

Acquisition and Plan of Merger Agreement dated June 16, 2014 by and among Anglesea Enterprises, Inc., Anglesea Enterprises Acquisition Corp., and Sports Field Holdings, Inc. (Incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 2014)

2.2

Short Form Merger Agreement dated June 16, 2014 by and between Anglesea Enterprises, Inc. and Sports Field Holdings, Inc. (Incorporated by reference to Exhibit 2.2 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 2014)

3.1	Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Form S-1 filed with the Securities and Exchange Commission on January 24, 2012).

3.2	By-Laws (incorporated herein by reference to Exhibit 3.2 to the Company’s Form S-1 filed with the Securities and Exchange Commission on January 24, 2012).

4.1†	Form of Common Stock Purchase Warrant

4.2	Form of Convertible Debenture (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2015)

4.3†	Form of Underwriters’ Warrant

4.4*	Form of Private Placement Warrant

5.1†	Opinion of Lucosky Brookman LLP

10.1

Employment Agreement, dated September 18, 2014, between the Company and Jeromy Olson (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 23, 2014).

10.2

Director Agreement, dated January 29, 2015, between the Company and Tracy Burzycki (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2015).

10.3

Director Agreement, dated August 27, 2015, between the Company and Glenn Appel (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2015).

10.4	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2015)

10.5

Director Agreement, dated January 4, 2014, between the Company and Glenn Tilley (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 1, 2016).

Exhibit No.	Description
10.6

Business Loan Agreement by and between the Company and Genlink (Incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2016).

10.7	Promissory Note issued in favor of Genlink (Incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2016).

10.8

Security Agreement by and between the Company and Genlink (Incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2016).

10.9*	Consulting Agreement by and between the Company and Nexphase Global, dated March 10, 2014

10.10

Letter Agreement by and between the Company and Brothers Consulting, dated (incorporated by reference to the exhibit 10.6 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2016).

10.11

Letter Agreement by and between the Company and Glenn Tilley, dated October 21, 2016 (incorporated by reference to the exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 27, 2016).

10.12*	Consulting Agreement by and between the Company and Nexphase Global, dated March 15, 2016

21.1	List of Subsidiaries (incorporated by reference to exhibit 21.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 30, 2016)

23.1	Consent of Rosenberg Rich Baker Berman & Company*

23.2†	Consent of Lucosky Brookman LLP (reference is made to Exhibit 5.1)

____________

*         filed herewith

†        to be filed by amendment

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)      That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)      The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(7)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)      The undersigned Registrant hereby undertakes:

(1)      That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)      That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Warrenville, Illinois, on November 4th, 2016.

Sports Field Holdings, Inc.

By:	/s/ Jeromy Olson
Name: Jeromy Olson Title: Chief Executive Officer (Principal Executive Officer and Principal Accounting and Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jeromy Olson	Chief Executive Officer (Principal Executive	November 4th, 2016
Jeromy Olson	Officer and Principal Accounting and Financial Officer), Chairman of the Board

/s/ Tracy Burzycki	Director	November 4th, 2016
Tracy Burzycki

/s/ Glenn Appel	Director	November 4th, 2016
Glenn Appel

/s/ Glenn Tilley	Director	November 4th, 2016
Glenn Tilley